As filed with the Securities and Exchange Commission on June 6, 2007

Registration No. 333-142236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Cypress Sharpridge Investments, Inc.

(Exact name of registrant as specified in its governing instruments)

65 East 55th Street

New York, New York 10022

(212) 705-0160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin E. Grant Chief Executive Officer

65 East 55th Street

New York, New York 10022

(212) 705-0160

(212) 705-0199 (Facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey	David J. Goldschmidt
S. Gregory Cope	Jennifer A. Bensch
Hunton & Williams LLP	Skadden, Arps, Slate, Meagher & Flom LLP
Riverfront Plaza, East Tower	Four Times Square
951 E. Byrd Street	New York, New York 10036
Richmond, Virginia 23219-4074	(212) 735-3000
(804) 788-8200	(212) 735-2000 (Facsimile)
(804) 788-8218 (Facsimile)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission has become effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state or other jurisdiction where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2007

PROSPECTUS

             Shares

Common Stock

Cypress Sharpridge Investments, Inc. is a Maryland corporation that invests across multiple asset classes with a current focus on two core assets: agency residential mortgage-backed securities and subordinated tranches of asset-backed securities, including collateralized debt obligations. We are externally managed and advised by Cypress Sharpridge Advisors LLC, a joint venture between affiliates of The Cypress Group and Sharpridge Capital Management, L.P.

This is our initial public offering. We are offering                  shares of common stock and                  shares of common stock are being offered by the selling stockholders described in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

We currently expect the initial public offering price of our common stock to be between $         and $         per share. Prior to this offering, there has been no public market for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CYS.”

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, ownership of our common stock by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 18 of this prospectus for a discussion of those risks.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$
Proceeds to selling stockholders, before expenses	$	$

We have granted the underwriters an option to purchase up to an additional                      shares of our common stock from us at the initial public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

Delivery of the shares of our common stock is expected to be made on or about                     , 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.	Citi	Merrill Lynch & Co.	UBS Investment Bank

Friedman Billings Ramsey

Fox-Pitt, Kelton	Keefe, Bruyette & Woods

The date of this prospectus is                     , 2007.

You should rely only on information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities, and this prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or jurisdiction where an offer or sale of shares would be unlawful. The information in this prospectus and any free writing prospectus prepared by us may be accurate only as of their respective dates.

i

SUMMARY

This summary highlights the key aspects of this offering. It is not complete and may not contain all of the information that you may want to consider before making an investment in our common stock. You should read carefully the more detailed information set forth elsewhere in this prospectus, including under “Risk Factors” and in our consolidated financial statements and related notes. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Cypress Sharpridge Investments, Inc. and its subsidiaries; “Manager” refers to Cypress Sharpridge Advisors LLC; “Cypress” or “The Cypress Group” refers to Cypress Advisors, Inc. and its affiliated entities and “Sharpridge” refers to Sharpridge Capital Management, L.P. and its affiliated entities. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering will be sold at $         per share, which is the mid-point of the price range set forth on the front cover of this prospectus, and (ii) no exercise by the underwriters of their option to purchase up to an additional shares of our common stock solely to cover over-allotments, if any.

Our Company

Cypress Sharpridge Investments, Inc. is a specialty finance company that was created with the objective of achieving consistent risk-adjusted returns by investing across multiple asset classes. We are externally managed and advised by Cypress Sharpridge Advisors LLC. We intend to elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We completed two private capital raises in February 2006 and December 2006, raising net proceeds of approximately $78.0 million and $105.8 million, respectively. Our current strategy is to invest a majority of our capital in the following two core asset classes:

•

agency residential mortgage-backed securities, or Agency RMBS, which are whole-pool mortgage pass-through certificates, the principal or interest of which are guaranteed by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, or the Government National Mortgage Association, or Ginnie Mae, and collateralized by residential mortgage loans. As of March 31, 2007, the fair value of our Agency RMBS was approximately $2.7 billion, or approximately 98.3% of the assets in our portfolio; and

•

subordinated tranches of asset-backed securities, or ABS, including collateralized debt obligations, or CDOs. As of March 31, 2007, the fair value of our subordinated tranches of ABS was approximately $33.4 million, or approximately 1.2% of the assets in our portfolio.

We have developed our current investment strategy to take advantage of opportunities in the current interest rate and credit environment. We intend to adapt our strategy to changing market conditions by shifting our investment allocation and investing in additional asset classes such as commercial mortgage-backed securities, or CMBS, agency debentures, which are debentures issued directly by Fannie Mae or Freddie Mac, corporate leveraged loans and corporate debt securities, non-Agency RMBS and real estate mortgage investment conduits, or REMICs, residential whole loan mortgages and structured notes. We believe that our strategy, which permits us to be opportunistic in allocating capital to those asset classes that we believe provide opportunities for consistent risk-adjusted returns in any interest rate cycle, will enhance our ability to pay consistent dividends and achieve capital appreciation. Our approach to managing our investment portfolio is to take a longer term view of assets and liabilities, such that our reported earnings and mark-to-market valuations at the end of a financial reporting period will not significantly influence our strategy of maximizing cash distributions to stockholders over the long term.

We use leverage to seek to increase our potential returns and to fund the acquisition of our assets. Our income is generated primarily by the difference, or net spread, between the income we earn on our assets and the financing cost of our borrowings, which consist mainly of short-term borrowings in the repurchase market. In addition to investing opportunistically in our target asset classes, we actively manage our financing costs by utilizing interest rate hedges, such as interest rate swaps, to reduce the effect of interest rate fluctuations related to our debt.

Our Manager

We are externally managed and advised by Cypress Sharpridge Advisors LLC, which we refer to as our Manager, which is a joint venture formed in January 2006 between Cypress and Sharpridge. We believe that the combination of Sharpridge’s expertise in the mortgage-backed securities, or MBS, and ABS markets and Cypress’s expertise in the private equity and leveraged finance markets enhance our ability to opportunistically acquire assets and effectively manage those assets in a manner designed to generate consistent risk-adjusted returns for our stockholders. All of our executive officers are employees of our Manager or one or more of its affiliates. Our Manager is responsible for our operations and the performance of all services and activities relating to the management of our assets and operations pursuant to a management agreement with us. Our Manager has entered into sub-advisory agreements with Sharpridge and Cypress, pursuant to which they provide certain advisory services to our Manager in conjunction with our Manager’s service to us as our external manager.

Sharpridge was founded in January 2005 by Kevin E. Grant, our chief executive officer and president and the chairman of our board of directors. Sharpridge owns an interest in and serves as the primary sub-advisor to our Manager, overseeing all of our day-to-day operations and actively managing our investment portfolio. In addition to managing our assets, Sharpridge offers fixed income asset management services to institutions and high net worth individuals, generally employing investment styles and structures classified as alternative investments. As of March 31, 2007, Sharpridge had approximately $2.7 billion of assets under management, including our assets. As of March 31, 2007, Sharpridge had 11 employees. We currently own a 19% limited partnership profits interest in Sharpridge through a taxable REIT subsidiary, or TRS, which will allow us to participate in Sharpridge’s success.

Prior to founding Sharpridge, Mr. Grant was a senior portfolio manager and member of the Aggregate Bond Team at Fidelity Investments, with direct responsibility for over $25 billion of fixed income assets across 19 separate accounts. At Fidelity, Mr. Grant invested in many types of fixed income investments, ranging from government bonds to below investment grade corporate securities. Over the course of his career at Fidelity, Mr. Grant had responsibility for managing fixed income funds including Fidelity’s Mortgage Securities Fund, Investment Grade Bond Fund, Intermediate Bond Fund, Total Bond Fund, and Advisor Mortgage Securities Fund. In addition, Mr. Grant had responsibility for the fixed income component of certain Fidelity balanced funds, including the Strategic Income Fund, Puritan Fund and Fidelity Balanced Fund. Mr. Grant also managed separate accounts for pension plan sponsors, insurance companies and other institutional clients.

Cypress, founded in 1994, owns an interest in and serves as a sub-advisor to our Manager. Cypress is a financial sponsor of leveraged buyouts and other private equity transactions for growth-oriented, middle-market companies, including Affinia Group Inc., Catlin Group Limited, Cinemark USA, Inc., Communications & Power Industries, Inc., Cooper-Standard Automotive Inc., Financial Guaranty Insurance Corporation, Illinois Central Corporation, Infinity Broadcasting Corporation, K&F Industries, Inc., Lear Corporation, Loral Corporation, The Meow Mix Company, Montpelier Re Holdings, Ltd., Parisian, Inc., R.P. Scherer Corporation, Scottish Re Group Limited, WESCO International, Inc. and Williams Scotsman, Inc. Cypress invests in a number of industry sectors, focusing on the financial services, healthcare, consumer, general industrial, automotive, aerospace, media and leisure industries. Since 1989, Cypress professionals have invested over $4 billion of equity capital in 32 separate investments with an aggregate transaction value of over $22 billion. As of March 31, 2007, Cypress had l8 employees.

Competitive Strengths

We believe that our competitive strengths include:

Our Investment Strategy Can Succeed in a Variety of Interest Rate Environments.    We believe our investment strategy enables us to generate consistent risk-adjusted returns in a variety of interest rate environments. Our current strategy capitalizes on two aspects of the current market cycle: (i) our focus on Agency RMBS collateralized by hybrid adjustable-rate mortgage loans, or hybrid ARMs, provides us with opportunities to generate stable returns without incurring material credit risk even though the spread between long-term interest rates and short-term interest rates is relatively narrow and mortgage default rates are increasing and (ii) our focus on subordinated tranches of CDOs enables us to capitalize on the rapid growth in the CDO market.

We have been able to generate consistent returns on our investments in hybrid ARMs without incurring material credit risk by employing a hedging technique for our hybrid ARMs that utilizes interest rate swap agreements. We have utilized interest rate swaps to minimize the financing risk inherent in holding hybrid ARMs and to match the market price volatility of the hybrid ARMs. As market levels of interest rates change, the market price of hybrid ARMs changes in response. When we purchase a hybrid ARM, we generally simultaneously enter into an interest rate swap agreement having a similar average life with the objective of offsetting the price sensitivity to interest rates. The result is that we capture the yield differential between the yields on the hybrid ARM and the interest rate swap. This strategy reduces our risk exposure to changes in the general level of interest rates and therefore helps to stabilize our returns.

In addition, we believe we are well positioned to capitalize on the rapid growth in the CDO market due to the significant new opportunities to invest in many types of collateral that have been made available to us through the use of securitization techniques. Senior secured corporate bank loans, for example, are now largely held by CLO vehicles rather than by commercial banks. Commercial mortgages and commercial MBS are now held largely by CDO vehicles. Corporate capital securities, residential mortgage whole loans, and many other fixed income assets may now be accessed through CDO securities as well, whereas historically they may not have been available to investors such as our company.

Experienced Manager and Ability to Navigate Through Different Market Environments.    Our Manager’s investment team has experience managing assets through the various interest rate and credit cycles since the early 1980s, and has the proven ability to generate risk-adjusted returns in these various interest rate and credit environments. We believe that our Manager’s experienced investment team provides us with a competitive advantage relative to companies that have management teams with less experience. Our Chief Executive Officer, Kevin E. Grant, was a senior portfolio manager and member of the Aggregate Bond Team at Fidelity Investments from 1993 to 2005, where he was responsible, both directly and indirectly, for the management of fixed income assets including the Mortgage Securities Fund, the Investment Grade Bond Fund, the Total Bond Fund, the fixed income portion of the Fidelity Puritan Fund and the Strategic Income Fund. Our Manager’s investment team consists of highly experienced fixed income portfolio managers who average more than 20 years of experience in the fields of MBS, structured finance and corporate finance, providing us with significant experience in key areas of our business. Each member of our management team has a demonstrated track record in his or her relevant area of responsibility.

Investment Committee and Board of Directors with Significant Relevant Experience.    We believe that our board of directors and our Manager’s investment committee provide us with a competitive advantage through their experience in fixed income and equity investing, corporate management and financial advisory services. The members of our Manager’s investment committee, which provides oversight to our investing activities, have on average in excess of 29 years of investing experience in both the debt and equity markets. In addition, members of our Manager’s investment committee and our board of directors have significant experience in risk management for financial services companies and investment portfolios.

Strong Alignment of Interests.    We believe the interests of our Manager and its management team are strongly aligned with our interests. As of                     , 2007, our directors and executive officers, together with certain officers and employees of our Manager and its sub-advisors and other affiliates, beneficially own an aggregate of             shares of our common stock, including restricted stock, representing approximately         % of the shares of our common stock outstanding immediately after completion of this offering. A portion of these shares were acquired in our initial capitalization and December 2006 private offering. Certain of our directors and executive officers, together with certain officers and employees of our Manager and its sub-advisors and other affiliates, purchased an aggregate of 1,510,652 shares of our common stock in these offerings. In addition, we have granted 731,764 shares of restricted stock and options to purchase 393,264 shares of our common stock to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. Upon completion of this offering, we intend to grant              additional shares of restricted stock, which is equivalent to         % of the shares of common stock to be sold in this offering, plus additional shares of restricted stock in an amount equal to         % of the shares sold as a result of any exercise by the underwriters of their over-allotment option, to our executive officers and certain officers and employees of our Manager and its sub-advisors and other affiliates, as designated by our Manager. All of the options and shares of restricted stock we have granted or will grant as described above are or will be subject to forfeiture restrictions that will lapse in equal one-third increments over a three-year period after the date of grant. Furthermore, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount that our net income exceeds a specified amount.

Ownership Interest in Sharpridge.    We own a 19% limited partnership profits interest in Sharpridge. This ownership interest allows us to participate in Sharpridge’s success, not only with respect to the fees Sharpridge earns through its management relationship with our company but also with respect to its future investment management activities with third parties. We believe our interest in Sharpridge helps diversify our revenue sources and allows us to participate in any growth by Sharpridge.

Affiliation with The Cypress Group.    We believe our Manager’s access to the resources and expertise of Cypress is a significant competitive strength. Our Manager has access to Cypress’ team of private equity professionals, which provides them with access to their significant industry experience, network of relationships with industry executives and knowledge of transaction structuring. Cypress also has extensive relationships with major commercial and investment banking firms that we believe provides our Manager with access to information, investment opportunities and capital markets expertise.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock.

•

We have a limited operating history and experience operating as a REIT, and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain dividends to stockholders.

•	Loss of our Investment Company Act exemption would adversely affect us and negatively affect the value of shares of our common stock and our ability to distribute dividends.

•	We are dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement.

•	We are dependent on our Manager, our Manager’s key personnel and certain key personnel of Sharpridge and Cypress for our future success.

•

Because our management agreement was negotiated between related parties and due to our relationship with our Manager, conflicts of interest exist that could adversely affect the investment opportunities that are available to us.

•	We may not realize income or gains from our investments.

•

Increases in interest rates and other adverse market conditions could negatively affect the value of our investments and cost of our borrowings, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	Prepayment rates could negatively affect the value of our MBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	The mortgage loans in which we invest and the mortgage loans underlying the MBS and ABS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

•	Our investments in subordinated ABS may be subject to losses.

•

Our portfolio investments are recorded at fair value as determined in good faith by our Manager based on quotations from brokers and dealers. We may not be able to obtain quotations from brokers and dealers for certain of our portfolio investments in the future, in which case our Manager will determine in good faith the fair value of these investments. As a result, there is and will continue to be uncertainty as to the fair value of these investments.

•	The lack of liquidity in our investments may adversely affect our business.

•

An increase in our borrowing costs relative to the interest we receive on our portfolio investments may adversely affect our profitability, which may negatively affect cash available for distribution to our stockholders.

•	Our hedging transactions may not completely insulate us from interest rate or credit risk.

•	The rapid growth of the CDO market could cause us to lose a portion, or potentially all, of our investment in subordinated tranches of CDOs.

•	Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

Our Strategy and Business Model

Our objective is to provide consistent returns to our investors through a combination of dividends and capital appreciation. We intend to invest opportunistically in those asset classes that we believe can generate favorable leveraged risk adjusted returns, subject to maintaining our status as a REIT and our exemption from regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act. We seek to achieve these investment objectives by allocating capital to invest in two core asset classes: (i) Agency RMBS, and (ii) subordinated tranches of ABS, including CDOs. Over time, we intend to adapt our investment allocation strategy as market conditions change to seek to maximize the returns from our investment portfolio. Depending on market conditions, market opportunities and the mix of assets in our portfolio, we may invest in the following asset classes, among others, in the future: CMBS, agency debentures, corporate leveraged loans and corporate debt securities, non-Agency RMBS and REMICs, residential whole loan mortgages and structured notes.

Our income is generated primarily from the difference, or net spread, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. We believe that the best approach to generating a positive net spread is to manage our liabilities to mirror, as often as possible, the interest rate risks of our investments. To seek to achieve this result, we employ short-term financing in combination with hedging techniques using primarily interest rate swaps. We may, subject to maintaining our REIT qualification, also employ other hedging techniques from time to time, including interest rate caps and floors, interest rate swap options and credit default swaps to protect against adverse interest rate movements and negative credit events in our corporate loan portfolio.

Because our investments vary in interest rate, prepayment speed and maturity, the leverage or borrowings that we employ to fund our asset purchases are not exactly matched to the terms or performance of our assets. Based on our experience, because our assets are not match funded, such assets’ market prices change more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our reported net income. Increases in these rates will tend to decrease our net income and the market value of our assets and could possibly result in reported operating losses. Our approach to managing our investment portfolio is to take a longer term view of assets and liabilities, such that our reported earnings and mark-to-market valuations at the end of a financial reporting period will not significantly influence our strategy of maximizing cash distributions to stockholders over the long term.

Our Targeted Asset Classes

We currently employ our investment capital in the following two core asset classes:

Asset Class	Underlying Collateral	Percentage of Portfolio Assets as of March 31, 2007
Agency RMBS, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae	• Adjustable-rate mortgage loans, or ARMs • Hybrid ARMs	98.3%

Subordinated tranches of ABS	• Corporate leveraged loans • Corporate debt securities	1.2%

We base our decision on whether to invest in Agency RMBS collateralized by ARMs or hybrid ARMs on various factors, including, but not limited to, relative value, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. When considering investments in subordinated tranches of ABS, we base our investment decision on various factors, including, but not limited to, relative value, supply and demand, weighted average rating factor (a measure determined by credit rating agencies that reflects the weighted average credit rating of the pool of collateral underlying a CDO), diversity score (a measure determined by Moody’s that reflects the issuer and industry concentration of the collateral in a CDO), expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves.

In the future, we may also invest in other asset classes including CMBS, agency debentures, corporate leveraged loans and corporate debt securities, non-Agency RMBS and REMICs, residential whole loan mortgages and structured notes.

Financing and Hedging Strategy

We use leverage to seek to increase our potential returns and to fund the acquisition of our assets. Our borrowings currently consist mainly of short-term borrowings in the repurchase market. We expect to borrow in the future through a variety of sources, including repurchase agreements, warehouse facilities and lines of credit. In the future, we may also finance our asset acquisitions through CDOs and other forms of securitizations. We do not have a policy limiting the amount of leverage we may incur. However, we generally expect that the multiple of leverage compared to the amount of equity in our overall investment portfolio will be between 10 and 14 times. As of March 31, 2007, our portfolio was leveraged (as measured by total liabilities to total equity) approximately 14 to 1.

Subject to maintaining our qualification as a REIT, we utilize derivative financial instruments, including, among others, interest rate swaps, interest rate caps and interest rate floors, to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives are to improve risk-adjusted equity returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing. In the future we may, subject to maintaining our REIT status, engage in certain other hedging activities to limit our exposure to insolvencies and defaults relating to the securities in our portfolio.

Our Distribution Policy

We generally need to distribute at least 90% of our REIT taxable income annually (subject to certain adjustments) so that we can continue to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. We intend to distribute annually all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor, and we intend to pay these distributions on a regular quarterly basis. To date, we have funded our distributions out of our REIT taxable income. We intend to fund future distributions solely out of our REIT taxable income. Any future distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our results of operations and financial condition. Our results of operations and our ability to pay distributions will be affected by a number of factors, including the net interest and other income we earn from our portfolio, our operating expenses and any other expenditures.

We have paid or declared the following distributions since we commenced operations in February 2006:

•	$0.25 per share for the quarter ended June 30, 2006, paid on June 28, 2006;

•	$0.25 per share for the quarter ended September 30, 2006, paid on September 27, 2006;

•	$0.20 per share for a portion of the quarter ended December 31, 2006, paid on December 6, 2006; and

•

$0.32 per share, which included a portion of our estimated REIT taxable income for the quarter ended March 31, 2007, and a portion of our remaining undistributed estimated REIT taxable income for 2006. This distribution was paid on April 26, 2007.

We cannot assure you that we will make any future distributions to our stockholders, and our past distributions are not intended to be indicative of the amount and timing of future distributions, if any.

Our Formation and Structure

We were formed in January 2006. In February 2006, we completed our initial capitalization, pursuant to which we sold 3,932,644 units, at a price of $20.00 per unit, with each unit consisting of two shares of our common stock and one warrant to purchase one share of our common stock, which warrants are currently exercisable for $10.00 per share and will expire on the earlier of (i) December 31, 2008 or (ii) the date a unit is transferred by the holder of such unit except to affiliates of such holder or as may be approved by our board of directors. In this prospectus, we refer to this February 2006 private placement as our initial capitalization. We raised approximately $78.0 million in net proceeds from our initial capitalization, and we have invested these proceeds pursuant to our investment strategy. In December 2006, we completed an additional private placement of our common stock, pursuant to which we sold an aggregate of 11,450,000 shares of our common stock, at a price of $10.00 per share. We raised approximately $105.8 million in net proceeds from our December 2006 private offering, and we have invested these proceeds pursuant to our investment strategy.

We conduct all of our business through and hold all of our assets in Cypress Sharpridge Investments, Inc. and our TRSs. We currently have two TRSs, Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. Sharpridge TRS, Inc. was formed to hold the 19% profits interest in Sharpridge. CS Alternatives TRS, Inc. was formed to make investments that would not generate qualifying income if earned directly by a REIT. Currently, neither of our TRSs holds any assets, other than the 19% profits interest in Sharpridge, or conducts any other business.

The following chart illustrates our ownership and management structure immediately after completion of this offering:

Management Agreement

We have entered into a management agreement with our Manager, pursuant to which our Manager is responsible for managing our assets and day-to-day operations. Our Manager is subject to the supervision and oversight of our board of directors.

Our Manager is entitled to receive a base management fee and incentive compensation. The following table summarizes the fees payable to our Manager.

Fee	Summary Description
Base Management Fee	Payable monthly in arrears in an amount equal to 1/12 of our equity multiplied by 1.50%. For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock. This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approval by a majority of our independent directors.

Fee	Summary Description

Incentive Compensation

Payable quarterly in an amount equal to:

•     25% of the dollar amount by which (A) our net income, before incentive compensation, per weighted average share of common stock for the quarter, exceeds (B) the weighted average of the price per share of the common stock in our February 2006 and December 2006 private offerings, this offering and the prices per share of our common stock in any subsequent offerings by us multiplied by the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by

•     the weighted average number of shares of common stock outstanding in such quarter.

“Net income” will be determined by calculating the net income available to owners of common stock before non-cash equity compensation expense, in accordance with GAAP.

“Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H.15 or any successor publication during a fiscal quarter.

This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors.

The initial term of the management agreement expires on December 31, 2008, and shall be automatically renewed for a one-year term each anniversary date thereafter unless at least two-thirds of our independent directors or holders of a majority of the outstanding shares of our common stock determine that (i) our Manager’s performance is unsatisfactory and materially detrimental to us, or (ii) the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Upon such termination, we will pay our Manager a termination fee equal to four times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. Our Manager may terminate the management agreement if we default on any material term of the management agreement, subject to a 30-day cure period, in which case we would be required to pay our Manager the termination fee described above.

Under certain circumstances, we may terminate the management agreement or our Manager may decline to renew the management agreement, and, in either case, we would not be required to pay a termination fee.

Sub-Advisory Agreements

Sub-Advisory Agreement with Sharpridge.    Our Manager has entered into a sub-advisory agreement with Sharpridge whereby Sharpridge has agreed to provide certain services for our benefit, including:

•	portfolio management;

•	asset monitoring;

•	asset hedging;

•	asset sourcing;

•	asset purchase and sale negotiation;

•	tax and regulatory advice; and

•	certain administrative functions.

This agreement has an initial term ending on December 31, 2008 and will be automatically renewed, unless Sharpridge provides notice no later than 180 days prior to an anniversary date of its intention not to renew, for a one-year term on each anniversary date thereafter, except under certain circumstances, including termination of the management agreement.

Sub-Advisory Agreement with Cypress.    Our Manager has entered into a sub-advisory agreement with Cypress whereby Cypress has agreed to provide certain services for our benefit, including:

•	asset sourcing;

•	asset purchase and sale negotiation;

•	tax and regulatory advice; and

•	certain administrative functions.

This agreement has an initial term ending on December 31, 2008 and will be automatically renewed, unless Cypress provides notice no later than 180 days prior to an anniversary date of its intention not to renew, for a one-year term on each anniversary date thereafter, except under certain circumstances, including termination of the management agreement.

Conflicts of Interest

We are entirely dependent on our Manager for our day-to-day management and do not have any independent officers. Our executive officers also serve as officers of our Manager and/or Cypress or Sharpridge. In addition, certain of our directors and all of the members of our Manager’s investment committee are officers of either Cypress or Sharpridge. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party.

Our Manager has discretionary investment authority over accounts that have overlapping investment objectives and may compete with us for investment opportunities. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager in all investment opportunities, particularly those involving a security with limited supply, that may be suitable for our account and such other accounts. This system also includes other controls designed to prevent any client account from receiving favorable treatment over any other client account.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us. In addition, nothing in the management agreement will in any way bind or restrict our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

The management compensation structure that we have agreed to with our Manager may cause our Manager to invest in high risk investments. Investments with higher yield potential are generally riskier or more speculative. The compensation we pay our Manager consists of both a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. The base management fee component may not sufficiently incentivize our Manager to generate consistent risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

Termination of the management agreement with our Manager without cause is difficult and costly. The management agreement provides that it may only be terminated without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock, based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Upon such termination, we will pay our Manager a termination fee equal to four times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its sub-advisors, officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its sub-advisors, officers, managers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement and performed in good faith in accordance with and pursuant to the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment with our Manager.

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

Our management agreement with our Manager generally restricts our Manager and its affiliates from managing another REIT that invests primarily in domestic MBS, unless the independent directors have previously approved such management by our Manager. Any portfolio company of any private equity fund controlled by Cypress shall not be deemed to be an affiliate or an entity under common control with our Manager.

If our Manager engages in additional management or investment opportunities that have overlapping objectives with us, our Manager may face conflicts in the allocation of investment opportunities to these other investments. Generally, our Manager aggregates all purchase orders received by separate accounts for the same security in order to facilitate best execution. In situations where our Manager has aggregated purchase orders and the amount of securities available is insufficient to satisfy each order, our Manager endeavors to allocate such purchases on a pro-rata basis, based on the size of each account’s order. For certain securities transactions that cannot be aggregated, such as in the case of “whole pool” trades, our Manager endeavors to allocate such purchases over time in a fair and equitable manner.

Cypress and Sharpridge have each entered into an agreement with our Manager, pursuant to which any allocation of investment opportunities among separate accounts or pools of capital affiliated or managed by Cypress or Sharpridge is fair and equitable to us. In the case of Sharpridge, for liquid securities trading, any allocation of purchases and sales among separate accounts managed by Sharpridge takes into consideration the investment guidelines of each account and the relative amount of assets under management for each account. This allocation formula will be reviewed periodically by our independent directors, and upon request Sharpridge is required to provide a detailed summary of all trade allocations to our board of directors. Cypress is similarly obligated to offer to our Manager’s investment committee a participation opportunity, on a pari passu basis, in transactions where Cypress serves as lead financial sponsor. Acting on any such opportunity must be recommended by our Manager’s investment committee and approved by our independent directors.

Tax Structure

We intend to elect to be taxed as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2006, upon filing our federal income tax return for that year. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our current and proposed manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for federal income tax purposes.

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income. Our taxable REIT subsidiaries, or TRSs, Sharpridge TRS, Inc. and CS Alternatives TRS, Inc., are regular, domestic taxable corporations that are subject to federal, state and local income tax on their income. Any dividends received by our stockholders from us, with limited exceptions, will not be eligible for taxation at the preferred rates that currently apply to dividends received by taxpayers taxed at individual rates from taxable corporations.

Restrictions on Ownership of Our Capital Stock

Due to limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Our charter provides that any ownership or transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio. Our board of directors has discretion to grant exemptions from the ownership limit subject to terms and conditions as it deems appropriate to preserve our qualification as a REIT.

Investment Company Act Exemption

We operate our business so as to be exempt from registration under the Investment Company Act. We rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. We monitor our portfolio periodically and prior to each investment to confirm that we continue to qualify for the exemption. To qualify for the exemption, we make investments so that at least 55% of the assets we own on an unconsolidated basis consist of qualifying mortgages and other liens on and interests in real estate (collectively, “qualifying real estate assets”) and so that at least 80% of the assets we own on an unconsolidated basis consist of real estate-related assets (including our qualifying real estate assets).

We generally expect that our investments in MBS (including Agency RMBS), mortgage loans and commercial real estate debt will be considered either qualifying real estate assets or real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. To determine whether the MBS and commercial real estate debt constitute qualifying real estate assets or real estate-related assets, we will consider the characteristics of the underlying collateral and our rights with respect to that collateral, including whether we have foreclosure rights with respect to the underlying real estate collateral. At present, we generally do not expect that our investments in subordinated tranches of ABS, including CDOs, other ABS, corporate leveraged loans, agency debentures or corporate debt securities will constitute qualifying real estate assets or real estate-related assets. Qualification for this exemption limits our ability to make certain investments.

Selling Stockholders

Pursuant to, and subject to the terms and conditions of, the registration rights agreement described below, persons who purchased shares of our common stock in our initial capitalization in February 2006 and in our December 2006 private offering and persons who will hold shares of our common stock to be issued upon exercise of outstanding warrants, and their respective transferees have the right to sell their common stock in this offering, subject to customary terms and conditions including underwriter’s cutback rights. We are including              shares of our common stock in this offering to be sold by selling stockholders.

Registration Rights and Lock-Up Agreements

Registration Rights Agreement.    Pursuant to a registration rights agreement among us, our Manager and the initial purchaser/placement agent for the December 2006 private offering, for its benefit and the benefit of certain holders of our common stock, entered into on December 8, 2006, which we refer to as the registration rights agreement, we are required, among other things, to use our commercially reasonable efforts to cause the resale shelf registration statement filed on April 30, 2007 (registering all of the shares of common stock sold in our initial capitalization and our December 2006 private offering and shares of our common stock to be issued upon exercise of outstanding warrants that are not sold by selling stockholders in this offering) to become effective under the Securities Act as promptly as practicable after the filing (such time of effectiveness may be deferred until up to 60 days after the consummation of this offering), and to maintain the resale shelf registration statement continuously effective under the Securities Act for a specified period.

Lock-up Agreements.    Pursuant to the registration rights agreement, the underwriters have requested and, subject to certain exceptions, (i) each of our executive officers and directors, our Manager and each of its officers, directors, managers and employees, Sharpridge and its general partner, officers, directors and employees, Cypress and its partners, officers, directors and employees, and each member of our Manager’s investment committee, in each case to the extent such person or entity holds shares of our common stock or securities exchangeable or exercisable for shares of our common stock, have agreed for a period of 30 days prior to and continuing for 180 days following the date of this prospectus, and (ii) all of our other stockholders (including the holders of our warrants) have agreed for a period of 30 days prior to and continuing for 60 days after the date of this prospectus, that such holders will not, without the prior written consent of our underwriters, other than with respect to the shares of common stock sold by the selling stockholders in this offering, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, including shares registered on our resale shelf registration statement filed on April 30, 2007.

Our Corporate Information

Our offices are located at 65 East 55th Street, New York, New York 10022 and the telephone number of our offices is (212) 705-0160. The offices of Cypress Sharpridge Advisors LLC and The Cypress Group are at the same location. Sharpridge Capital Management, L.P. is located at 890 Winter Street, Suite 200, Waltham, MA, 02451. Our internet address is: www.cypresssharpridge.com. Our internet website and the information contained therein or connected thereto does not constitute a part of this prospectus or any amendment or supplement thereto.

The Offering

Common stock offered by us(1)	shares

Common stock offered by selling stockholders	shares

Common stock to be outstanding after this offering	shares(1)(2)

Use of proceeds

We intend to use all or substantially all of the net proceeds of this offering to repay outstanding indebtedness under repurchase agreements and to use the remaining portion (if any) for general corporate purposes. See “Use of Proceeds.”

Proposed New York Stock Exchange Symbol	“CYS”

Ownership and transfer restrictions

To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18.

(1)	Assumes the underwriters’ option to purchase up to an additional shares of our common stock solely to cover over-allotments, if any, is not exercised.

(2)	Includes 7,865,288 shares issued in connection with our initial capitalization, which we completed in February 2006. Includes 11,450,000 shares of our common stock issued in our December 2006 private offering. Also includes an aggregate of 731,764 shares of restricted stock granted in connection with our initial capitalization and our December 2006 private offering to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager, an aggregate of 17,000 shares of restricted stock we have granted to our independent directors and shares of restricted stock that we will grant upon completion of this offering to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. Does not include (i) 3,932,644 shares of common stock issuable upon the exercise of outstanding warrants issued in connection with our initial capitalization, which are currently exercisable and, subject to certain limitations, will expire on December 31, 2008, (ii) 393,264 shares of common stock issuable upon the exercise of outstanding stock options granted in connection with our initial capitalization to our chief executive officer, nor (iii) additional shares of common stock reserved for issuance under our 2006 stock incentive plan.

Summary Selected Consolidated Financial Information

The following table presents summary historical consolidated financial information as of December 31, 2006 and March 31, 2007 and for the period from February 10, 2006 (commencement of operations) to December 31, 2006 and for the period from February 10, 2006 (commencement of operations) to March 31, 2006 and for the three months ended March 31, 2007. The summary historical consolidated financial information as of December 31, 2006 and for the period from February 10, 2006 (commencement of operations) to December 31, 2006 presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” have been derived from our audited consolidated financial statements.

The summary historical consolidated financial information as of March 31, 2007 and for the period from February 10, 2006 (commencement of operations) to March 31, 2006 and for the three months ended March 31, 2007 presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” have been derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein.

Since we only operated our business for a portion of the first quarter of 2006, we do not believe that a comparison of our operating results for the three months ended March 31, 2007 to the period from February 10, 2006 (commencement of operations) to March 31, 2006 is indicative of the trends in our performance. Our results for each of the periods presented below are not necessarily indicative of our results for a full fiscal year.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Three Months Ended March 31, 2007 (Unaudited)	Period from February 10, 2006 (commencement of operations) to March 31, 2006 (Unaudited)	Period from February 10, 2006 (commencement of operations) to December 31, 2006
Consolidated Income Statement Data:
Investment income—Interest income	$38,161,248	$949,500	$48,067,705

Expenses:
Total expenses	33,815,552	1,005,536	42,354,497

Net investment income (loss)	4,345,696	(56,036)	5,713,208

Gains and (Losses) from investments:
Net loss from investments	(49,976)	(196,361)	(4,746,941)

Net income (loss)	$4,295,720	$(252,397)	$966,267

Net income (loss) per common share (basic)	$0.22	$(0.03)	$0.11

Net income (loss) per common share (diluted)	$0.22	$(0.03)	$0.11

Weighted average number of common shares outstanding (basic)	19,386,658	7,865,289	8,652,365

Weighted average number of common shares outstanding (diluted)	19,410,504	7,874,268	8,714,150

Distributions per common share	$—	$—	$(0.66)
		As of March 31, 2007 (Unaudited)	As of December 31, 2006
Consolidated Balance Sheet Data:
Total assets		$2,724,762,763	$2,491,807,479
Securities sold under agreement to repurchase		2,518,753,000	2,306,318,000
Net assets		185,231,445	180,300,933

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	our ability to complete investments;

•	our ability to obtain future financing arrangements;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. We are not obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occurs, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to happen, the price of our common stock could decline significantly and you could lose all or a part of your investment.

Risks Related To Our Business

We have a limited operating history and experience operating as a REIT, and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain dividends to stockholders.

We were organized in January 2006 and have limited operating history and experience operating as a REIT. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. We have not presented results of operations for a full fiscal year in this prospectus, and we cannot assure you that we will be able to generate sufficient revenue from operations to pay our operating expenses and make or sustain dividends to stockholders. See “Distribution Policy.” We intend to elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2006, upon filing our federal income tax return for that year. As a result, we will be subject to various rules and regulations relating to REITs. The REIT rules and regulations are highly technical and complex and the failure to comply with those rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Because we have limited experience operating within the complex rules and regulations associated with being a REIT, we cannot assure you that we will be able to comply with these rules and regulations. Our failure to comply with these rules and regulations could have a material adverse effect on our results of operations, financial condition and business.

Our financial condition and results of operation will depend on our ability to manage future growth effectively.

We are a recently formed company. Our ability to achieve our investment objectives will depend on our ability to grow, which will depend, in turn, on our Manager’s ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective basis largely will be a function of our Manager’s structuring and implementation of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to grow, our Manager needs to hire, train, supervise and manage new employees successfully. However, we can offer no assurance that any of those employees will contribute to the work of our Manager. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

We may change our investment strategy or asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our allocating assets in a different manner than as described in this prospectus.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we make. We compete with other REITs, financial companies, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Failure to procure adequate capital and funding would adversely affect our results and may, in turn, negatively affect the value of our common stock and our ability to distribute dividends.

We depend upon the availability of adequate funding and capital for our operations. To qualify and maintain our status as a REIT, we are required to distribute at least 90% of our REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and therefore are not able to retain our earnings for new investments (excluding earnings generated by our taxable REIT subsidiaries, subject to REIT requirements). We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our common stock and our ability to make distributions, and you may lose part or all of your investment.

We leverage our portfolio investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

We leverage our portfolio investments through borrowings, generally through the use of repurchase agreements; however, we may in the future also utilize warehouse facilities, bank credit facilities, mortgage loans on real estate, securitizations, including the issuance of CDOs, loans to entities in which we hold, directly or indirectly, interests in pools of properties or loans, and other borrowings. Leverage can enhance our potential returns but also exacerbates losses. The percentage of leverage will vary depending on our ability to obtain these financing facilities and the lender’s and rating agencies’ estimate of the stability of the portfolio investments’ cash flow. As of March 31, 2007, our portfolio was leveraged (as measured by total liabilities to total equity) approximately 14 to 1. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired, which could adversely affect the price of our common stock. In addition, our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations. To the extent that we cannot meet our debt service obligations, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. In addition, we leverage certain of our assets through repurchase agreements. A decrease in the value of the assets held through repurchase agreements may lead to margin calls which we will be required to satisfy. We may not have the funds available to satisfy these margin calls. If we cannot satisfy these margin calls, we may be forced to sell the assets held through our repurchase agreements at a time when we might not otherwise choose to do so.

The repurchase agreement, warehouse facilities and credit facilities that we use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We use repurchase agreements, warehouse facilities and credit facilities to finance our investments. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, increase our borrowing rates, liquidate our collateral and terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code.

Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

Hedging against interest rate exposure may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders.

We currently hedge against interest rate risk. Our hedging activity varies in scope based on the level and volatility of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the counterparty in the hedging transaction may default on its obligation to pay.

Our interest rate hedging activity may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders and negatively impact our stock price.

Hedging against credit defaults may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders.

We expect to hedge some of our credit risk by entering into contracts with highly rated counterparties for the purpose of protecting our corporate debt-related investments in the event of bankruptcies, defaults or insolvencies of obligors of investments in our portfolio. Our hedging activity will vary in scope based on the availability of cost-effective credit default swap contracts, the credit quality and outlook of our corporate credit portfolio investments held, and other changing market conditions. Credit risk hedging may fail to protect, or could adversely affect, us because, among other things:

•	credit default hedging may be expensive, particularly during periods of frequent bankruptcies and insolvencies;

•	available credit hedging may not correspond directly with the credit risk for which protection is sought;

•	the terms of the hedge may not match the performance characteristics of the related liability;

•	the amount of income that a REIT may earn from hedging transactions to offset credit losses may be limited by federal tax provisions governing REITs; and

•	the credit quality of the hedging counterparty may be downgraded to such an extent that it impairs our ability to collect, sell or assign our side of the hedging transaction.

Our credit risk hedging activity may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders and negatively impact our stock price.

The amount of our distributions will depend upon our operating results.

To qualify and maintain our status as a REIT, we must distribute at least 90% of our REIT taxable income to our stockholders annually, determined without regard to the deduction for dividends paid and excluding net capital gain. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, operating expense levels and certain restrictions imposed by Maryland law. Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions. See “Distribution Policy.”

Loss of our Investment Company Act exemption would adversely affect us and negatively affect the value of shares of our common stock and our ability to distribute dividends.

We have operated and intend to continue to operate our business so as to be exempt from registration under the Investment Company Act because we are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, we invest and intend to continue to invest at least 55% of our assets in mortgage loans, MBS that represent the entire ownership in a pool of mortgage loans and other interests in real estate and approximately an additional 25% of our assets in mortgages, MBS, securities of REITs, and other real estate-related assets.

If we fail to qualify for this exemption, we could be required to restructure our activities in a manner that or at a time when we would not otherwise choose to do so, which could negatively affect the value of shares of our common stock and our ability to distribute dividends. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or MBS that represent the entire ownership in a pool of mortgage loans, we might have to sell equity securities in order to qualify for exemption from the Investment Company Act. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is acceptable.

Rapid changes in the values of our MBS and other real estate related investments may make it more difficult for us to maintain our REIT qualification or exemption from the Investment Company Act.

If the market value or income potential of our MBS and other real estate related investments declines as a result of increased interest rates, increased prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate related asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate related assets. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations, and which may adversely affect our business.

We are highly dependent on communications and information systems operated by third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems that allow us to monitor, value, buy, sell, finance and hedge our investments. These systems are operated by third parties and, as a result, we have limited ability to ensure continued operation. In the event of systems failure or interruption, we will have limited ability to affect the timing and success of systems restoration. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including MBS trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

If we issue debt securities, our operations may be restricted and we will be exposed to additional risk.

If we decide to issue debt securities in the future, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities. Holders of debt securities may be granted specific rights, including but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to approve the sale of assets. Such additional restrictive covenants and operating restrictions could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

If we engage in securitizations, we may be exposed to additional risks.

In addition to issuing senior securities to raise capital as described above, we may in the future, to the extent consistent with the REIT requirements, seek to securitize certain of our portfolio investments to generate cash for funding new investments. To securitize our portfolio investments, we may create a wholly-owned subsidiary and contribute a pool of portfolio investments to the subsidiary. This could include the sale of interests in the subsidiary on a non-recourse basis to purchasers who we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools, and we would retain a portion of the equity in the securitized pool of portfolio investments. The inability to successfully securitize our investment portfolio could limit our ability to grow our business or to fully execute our business strategy and decrease our earnings, if any.

Terrorist attacks and other outbreaks of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

Terrorist attacks against the United States or U.S. businesses may occur and harm our results of operations and your investment. These terrorist attacks or outbreaks of conflict may directly impact the assets or property underlying our ABS or the securities market in general. Losses resulting from these types of events may be uninsurable.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Adverse economic conditions resulting from such events could harm the value of the assets or property underlying our ABS or other assets, or the securities markets in general, which could harm our operating results and revenues and may result in the increased volatility of, or decline in, the value of our securities.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002.

After becoming a public company, management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our auditors to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which our registration becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Risks Related To Our Management and Our Relationship with Our Manager, Cypress and Sharpridge

We are dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement.

We have no employees. Our officers are employees of our Manager and its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Manager’s executive officers, whose continued service is not guaranteed. If our Manager terminates the management agreement, we may not be able to execute our business plan and may suffer losses, which could materially decrease cash available for distribution to our stockholders.

We are dependent on our Manager, our Manager’s key personnel and certain key personnel of Sharpridge and Cypress for our future success.

The senior management of our Manager evaluates, negotiates, structures, closes and monitors our investments. We depend on the diligence, skill, investment expertise and network of business contacts of the senior management of our Manager and its affiliates. For a description of the senior management team, see “Management.” Kevin E. Grant is the chief executive officer of our Manager and has extensive experience managing investment portfolios maximizing risk adjusted returns. We are reliant on Mr. Grant’s expertise and his ability to select a highly talented team of senior management professionals to evaluate, negotiate, structure, close and monitor our investments. The loss of Mr. Grant’s services or the services of any of the senior managers of our Manager could have a material adverse effect on our performance and our ability to effectively monitor our portfolio of assets, source investment opportunities, make investment decisions, or execute our strategy and achieve our investment objectives. We also depend, to a significant extent, on our Manager’s access to the investment professionals and principals of Cypress and Sharpridge and the information and deal flow generated by the Cypress and Sharpridge investment professionals in the course of their investment and portfolio management activities. We are also subject to the risk that Cypress and/or Sharpridge will terminate their respective sub-advisory agreement with our Manager and that no suitable replacements will be found to advise our Manager. We can offer no assurance that our Manager will remain our Manager or that we will continue to have access to Cypress or Sharpridge’s principals and investment professionals or its information and deal flow.

Because our management agreement was negotiated between related parties and due to our relationship with our Manager, conflicts of interest exist that could adversely affect the investment opportunities that are available to us.

We are subject to potential conflicts arising out of our relationship with our Manager and its affiliates. We are entirely dependent on our Manager for our day-to-day management and have no independent officers. Our chairman, chief executive officer and president, chief financial officer, and chief operating officer also serve as officers or directors of our Manager’s affiliates. In addition, certain of our other directors are affiliated with our Manager. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Although our Manager and its affiliates are not permitted to raise, advise or sponsor a new REIT that invests in domestic MBS, a portfolio company of any private equity fund controlled by Cypress shall not be deemed to be an affiliate or an entity under common control with our Manager. As a result, any such entity could engage in a business directly in competition with us. If our Manager or its affiliates engages in additional management or investment opportunities that have overlapping objectives with us, our Manager or its affiliates may face conflicts in the allocation of investment opportunities to these other investments. As a result of our available liquidity, our investment policies, REIT requirements and other legal restrictions applicable to us and other relevant considerations, it is possible that we may not be given the opportunity to participate in certain investments made by existing or future entities affiliated with our Manager. Additionally, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, we may compete, directly or indirectly, with other accounts or pools of capital affiliated or managed by Cypress and/or Sharpridge for access to Cypress and Sharpridge’s resources and investment opportunities, which may reduce investment opportunities available to us.

Our Manager has limited experience managing a REIT.

Government regulations impose numerous constraints on the operations of REITs, and qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions. Our Manager’s limited experience in managing a portfolio of assets in accordance with the REIT requirements and in a manner exempt from registration under the Investment Company Act may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives.

Our investment focus is different from those of other entities that are or have been managed by Cypress or Sharpridge investment professionals.

Even though our Manager is an affiliate of Cypress and Sharpridge, our investment focus is different from those of other entities that are or have been managed by Cypress or Sharpridge investment professionals. In particular, entities managed by Cypress and Sharpridge have not invested in real estate related instruments of unaffiliated third parties as one of their historical lines of business. We can offer no assurance that our Manager will replicate the historical success of the Manager’s investment professionals in their previous endeavors, and we caution you that our investment returns could be substantially lower than the returns achieved by our Manager’s investment professionals’ previous endeavors.

Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

Our Manager is authorized to follow very broad investment guidelines. Our directors periodically review our investment guidelines and our investment portfolio. However, our board does not review all of our proposed investments. In addition, in conducting periodic reviews, the directors may rely primarily on information provided to them by our Manager. Furthermore, transactions entered into or structured for us by our Manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Subject to maintaining our REIT qualifications and our exemption from the Investment Company Act, our Manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us.

Our base management fee is payable regardless of our performance.

Our Manager is entitled to receive a base management fee that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. Our Manager’s entitlement to substantial non-performance based compensation might reduce its incentive to devote its time and effort to seeking profitable opportunities for our portfolio. This in turn could hurt our ability to make distributions to our stockholders and could negatively impact our stock price.

Our incentive compensation may induce our Manager to make certain investments, including speculative investments.

The management compensation structure that we have agreed to with our Manager may cause our Manager to invest in high risk investments. In addition to its base management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Termination by us of the management agreement with our Manager without cause is difficult and costly.

The initial term of the management agreement expires on December 31, 2008, and the management agreement shall be automatically renewed for a one-year term each anniversary date thereafter. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon:

•	unsatisfactory performance by our Manager that is materially detrimental to us or

•

a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such a termination by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our Manager.

We must provide 180 days’ prior notice of any such termination. Our Manager will be paid a termination fee equal to four times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation for the prior 24-month period including the most recently completed fiscal quarter prior to the date of termination. The termination fee may make it more difficult for us to terminate the management agreement. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

If our Manager ceases to be our Manager pursuant to the management agreement, financial institutions providing our financing arrangements may not provide future financing to us.

The financial institutions that currently finance and will finance our investments pursuant to our financing arrangements may require that our Manager remain our Manager pursuant to the management agreement. If our Manager ceases to be our Manager, it could constitute an event of default and each of the financial institutions under these financing arrangements would have the right to terminate their financing arrangements and their obligation to advance funds to us to finance our future investments and require repayment of financed amounts or payment of termination amounts. If our Manager ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement financing arrangements, our growth may be limited.

Certain of our investments may create a conflict of interest with Cypress or Sharpridge.

Subject to complying with our investment guidelines, our Manager may at times cause us to invest in corporate leveraged loans, high yield securities and equity securities of companies affiliated with Cypress or Sharpridge. To the extent Cypress or Sharpridge is the owner of all or a majority of the outstanding equity securities, Cypress or Sharpridge may have the ability to elect all of the members of the board of directors of a company we invest in and thereby control its policies and operations, including the appointment of management, future issuances of common stock or other securities, the payments of dividends, if any, on its common stock, the incurrence of debt by it, amendments to its certificate of incorporation and bylaws and entering into extraordinary transactions, and Cypress’s interests may not in all cases be aligned with our interests. In addition, Cypress or Sharpridge may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to us. For example, Cypress or Sharpridge could cause a company we invest in to make acquisitions that increase its indebtedness or to sell revenue-generating assets. In addition, Cypress or Sharpridge will be able to determine the outcome of all matters requiring stockholder approval and will be able to cause or prevent a change of control of the company we invest in or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company. So long as either Cypress or Sharpridge continues to own a significant amount of the voting power of a company that we invest in, even if such amount is less than 50%, it will continue to influence strongly, or effectively control, that company’s decisions. The concentration of ownership could ultimately affect the return on our investment. As a result, our interests with respect to the management, investment decisions, or operations of those companies may at times be in direct conflict with those of Cypress or Sharpridge.

We may compete with future investment vehicles for access to Cypress or Sharpridge’s investment professionals and principals.

Affiliates of Cypress or Sharpridge may sponsor or manage other investment vehicles in the future. If any such investment vehicles have an investment focus similar to our focus, we may be competing for access to the benefits that we expect our relationships with Cypress or Sharpridge to provide to us. As a result, our business could be adversely affected.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to stockholders.

We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Our relationship with Cypress or Sharpridge could create a conflict of interest to the extent our Manager becomes aware of inside information concerning potential investment targets. Our compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on our behalf may not be effective. In addition, this potential conflict of interest and these compliance procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its sub-advisors, members, officers and employees are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its sub-advisors, members, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, and performed in good faith in accordance with and pursuant to the management agreement.

Risks Related To Our Investments

We may not realize income or gains from our investments.

We seek to generate both current income and capital appreciation. However, the securities we invest in may not appreciate in value and, in fact, may decline in value, and the issuers of debt securities we invest in may default on interest and/or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any income and/or gains that we do realize may not exceed our expenses or offset any other losses we experience. As a result, our cash available for distribution to our stockholders and our stock price could be negatively affected.

Increases in interest rates and other adverse market conditions could negatively affect the value of our investments and cost of our borrowings, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We invest indirectly in mortgage loans by purchasing MBS. Under a normal yield curve, an investment in MBS will decline in value if long-term interest rates increase. In addition, net interest income could decrease under an inverted or flat yield curve. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of the Agency RMBS we may own, those guarantees do not protect us from declines in market value caused by changes in interest rates. Declines in the market value of our investments may ultimately result in losses to us, which may reduce earnings and negatively affect cash available for distribution to our stockholders.

A significant risk associated with our investment in MBS is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these MBS would decline and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our repurchase agreements used to finance the purchase of MBS which would decrease cash available for distribution to our stockholders.

Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, and widening of credit spreads. If the market values of our investments were to decline for any reason, the value of your investment could also decline.

Prepayment rates could negatively affect the value of our MBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our MBS portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of principal and interest related to the Agency RMBS we own, those guarantees do not protect investors against prepayment risks.

The mortgage loans in which we invest and the mortgage loans underlying the MBS and ABS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

Residential mortgage loans are secured by single-family residential property and are subject to risks of loss, delinquency and foreclosure. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Asset-backed securities are bonds or notes backed by loans and/or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependant upon the income or assets of these borrowers.

We currently focus on and in the future intend to continue to focus on real estate related ABS, but there can be no assurance that these assets will be available at attractive prices or that we will not invest in other types of ABS. In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. Residential mortgage-backed securities, or RMBS, evidence interests in or are secured by pools of residential mortgage loans and commercial mortgage-backed securities, or CMBS, evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the MBS we invest in are subject to all of the risks of the underlying mortgage loans. In the event of defaults with respect to the mortgage loans that underlie our MBS investments and the exhaustion of any underlying or additional credit support, we may not realize our anticipated return on these investments and we may incur a loss on these investments.

Our investments in subordinated ABS may be subject to losses.

As part of our investment strategy, we invest in lower-rated or non-rated deeply subordinated tranches of ABS. In general, losses on a loan or other asset included in a securitization will be borne first by equity support, a cash reserve fund or a letter of credit, if any, and then by the subordinated security holders. In the event of nonpayment on the loan or other asset and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying asset portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy payments due on the related ABS, significant losses to us may result. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of loans underlying ABS to make required payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Our portfolio investments are recorded at fair value as determined in good faith by our Manager based on quotations from brokers and dealers. We may not be able to obtain quotations from brokers and dealers for certain of our portfolio investments in the future, in which case our Manager will determine in good faith the fair value of these investments. As a result, there is and will continue to be uncertainty as to the value of these investments.

All of our current portfolio investments, and some of our future portfolio investments will be, in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We currently value and will continue to value these investments monthly at fair value as determined in good faith by our Manager based on quotations from brokers and dealers. We may not be able to obtain quotations from brokers and dealers for certain of our portfolio investments in the future, in which case our Manager will determine in good faith the fair value of these investments. Because such quotations and valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a public market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

The lack of liquidity in our investments may adversely affect our business.

We may invest in securities or other instruments that are not liquid. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. We may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

An increase in our borrowing costs relative to the interest we receive on our portfolio investments may adversely affect our profitability, which may negatively affect cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowing instruments mature, we will be required either to enter into new repurchase agreements or to sell certain of our portfolio investments. An increase in short-term interest rates at the time that we seek to enter into new repurchase agreements would reduce the spread between our returns on our portfolio investments and the cost of our borrowings. This change in interest rates would adversely affect our returns on our portfolio investments that are subject to prepayment risk, including our MBS investments, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

Our hedging transactions may not completely insulate us from interest rate or credit risk.

Subject to compliance with the requirements to qualify as a REIT, we engage in certain hedging transactions to limit our exposure to changes in interest rates and therefore may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, credit default swaps and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging transactions depends on our Manager’s ability to correctly predict movements of interest rates. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

We also intend to engage in certain other hedging activities to limit our exposure to insolvencies and defaults relating to the securities in our portfolio. We may utilize instruments such as credit default swaps, or CDSs, to hedge against fluctuations in the relative value of our portfolio holdings due to material defaults, bankruptcies or debt restructuring for a specified reference asset or pool of assets. We cannot assure you that such credit default swaps will be effective against such material defaults, bankruptcies or debt restructuring or that we will be able to obtain such CDSs or such similar hedging instruments at an attractive price. In addition, our ability to enter into CDSs, other than through a TRS, is limited by the rules applicable to REITs.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

Many of our investments may be susceptible to economic slowdowns or recessions or declining real estate values, which could lead to financial losses in our investments and a decrease in revenues, net income and asset values. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

Our real estate investments are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly in the future, either through direct investments or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction most likely will result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. In addition, we may not always be able to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

The rapid growth of the CDO market could cause us to lose a portion, or potentially all, of our investment in subordinated tranches of CDOs.

When we invest in CDOs, we primarily invest in the subordinated tranches of CDOs. Due to the rapid growth of the CDO market, many CDO managers are relatively new to the securitization business and may not have the systems or processes in place to adequately manage such CDOs. In addition, the market for these securities is relatively new, and we may have difficulty valuing them, financing them or finding a market should we decide to sell them. As a result, we could lose a portion, or potentially all, of our investment in subordinated tranches of CDOs.

The different asset classes collateralizing the CLOs in which we invest will subject us to specific risks as described below that could adversely affect our operating results and the value of our assets.

The CLOs in which we invest are collateralized by either corporate leveraged loans or high-yield bonds, which will subject us to further risks as discussed below:

Corporate Leveraged Loans. The CLOs in which we invest may hold interests in corporate leveraged loans originated by banks and other financial institutions. These loans will be term loans and revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated and may be secured or unsecured. These loans may be illiquid. To the extent that they are non-investment grade, they may also bear risks associated with high-yield bonds described below.

The CLOs in which we invest may acquire interests in corporate leveraged loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of the debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the CLOs in which we invest generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, or any rights of set-off against the borrower, and the CLOs in which we invest may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the CLOs in which we invest will assume the credit risk of both the borrower and the institution selling the participation. If default rates on the corporate leveraged loans collateralizing the CLOs in which we invest increase and the respective CLO managers are unable to seek adequate recourse, the value of and income generated by our CLO investments may decrease, which could negatively affect our business, financial condition, liquidity and results of operations.

High-Yield Bonds. The CLOs in which we invest may acquire bonds that are rated below-investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality, and have greater credit and liquidity risk than more highly rated bonds. High-yield bonds may be unsecured, and may be subordinate to other obligations of the obligor. The lower rating of high-yield bonds (or lack of a rating) reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings or both) may impair the ability of the obligor to make payments of principal and interest. Many issuers of high-yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. Overall declines in the below-investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High-yield bonds are often less liquid than higher rated bonds.

High-yield bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High-yield bonds have historically experienced greater default rates than investment-grade bonds. An increase in the default rates of the high-yield bonds that collateralize the CLOs in which we invest may cause a decrease in the value of and the income generated by our CLO investments, which could negatively affect our business, financial condition, liquidity and results of operations.

Our investments in CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

The terms of CDOs in which we have invested require that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” The CDO terms generally provide that, if certain delinquencies and/or losses exceed specified levels, which are established based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, our ability to receive net income from the assets collateralizing the obligations may be impaired. We anticipate that our future investments in CDOs also will contain over-collateralization requirements and tests. We cannot assure you that the over-collateralization tests will be satisfied. Further, if the assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO investments will increase.

Pending our identification and acquisition of securities meeting our investment objectives, we will invest the net proceeds of this offering in interest-bearing short-term investments, which are likely to produce an initial return on your investment that may be lower than when our portfolio is fully invested in securities meeting our investment objectives.

We plan to invest the net proceeds of this offering in accordance with our investment objectives described in this prospectus. We intend initially to invest a substantial portion of the net proceeds in interest-bearing short-term investments which may be lower-yielding than our targeted assets and subsequently to redeploy these proceeds into investments in our targeted assets, depending on the availability of appropriate investment opportunities. However, we cannot assure you that any particular class of investments will be available when we begin to invest the proceeds from this offering. As a result, we may need a significant amount of time to fully implement our investment and leverage strategy to increase the total amount of our investments to our desired level. Certain changes in the return rates of subordinated tranches of ABS may make it difficult to identify and acquire the securities needed to meet our investment objectives. Our Manager intends to conduct extensive due diligence with respect to each investment, and suitable investment opportunities may not be immediately available.

We may enter into derivative contracts that could expose us to unexpected economic losses in the future.

Swaps and certain options and other custom instruments are subject to the risk of non-performance by the swap or option counterparty, including risks relating to the creditworthiness of the counterparty. In addition, we also are subject to the risk of the failure of any of the exchanges or clearing houses on which we trade. We may enter into swap agreements, including CDSs. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease exposure to long-term or short-term interest rates (in the United States or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of equity securities, or inflation rates. Swap agreements can take many different forms and are known by a variety of names. We are not be precluded from any particular form of swap or option agreement if our Manager determines it is consistent with our investment objectives and policies.

Swap agreements tend to shift investment exposure from one type of investment to another. Depending on how they are used, swap agreements may increase or decrease the overall volatility of our portfolio. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, individual equity values or other factors that determine the amounts of payments due to and from us. If a swap agreement calls for payments or collateral transfers by us, we must be prepared to make such payments and transfers when due. Additionally, if a counterparty’s creditworthiness declines, the value of swap agreements with the counterparty can be expected to decline, potentially resulting in losses by us.

The U.S. Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position that any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our operations and profitability.

Part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances, such as the early termination of the derivative agreement caused by any event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open derivative positions with the respective counterparty and could also include other fees and charges. These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. The economic losses will be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Although we have not purchased mortgage loans in the secondary market, we expect to be required to obtain various state licenses to do so, and there is no assurance we will be able to obtain or maintain those licenses.

While we are not required to obtain licenses to purchase MBS, we will be required to obtain various state licenses to purchase mortgage loans in the secondary market. We have not applied for these licenses and expect that this process will be costly and could take several months. There is no assurance that we will obtain all of the licenses that we desire or that we will not experience significant delays in seeking these licenses. Furthermore, we will be subject to various information and other requirements in order to maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our investment options and could harm our business.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgage-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Our due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in their business.

Before making an investment in a business entity, we assess the strength and skills of the entity’s management and other factors that we believe will determine the success of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. Our due diligence processes may not uncover all relevant facts and any of our investments may not be successful.

Risks Related to This Offering

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CYS.” Listing on the New York Stock Exchange would not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common stock will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell shares of our common stock; or

•	the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant discretion in investing the net proceeds of this offering and may use the net proceeds from this offering for investments with which you may not agree. The failure of our Manager to apply these proceeds effectively could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity and results of operations, and could cause the value of our common stock to decline.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Common stock eligible for future sale may depress the market price of our shares.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the value of the common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock, if any.

We filed a shelf registration statement on April 30, 2007 for the benefit of the holders of 11,450,000 shares of our common stock issued in our December 2006 private offering and 3,932,644 units issued in our initial capitalization in February 2006 and not being sold in this offering (including an aggregate of 1,510,652 shares of our common stock purchased by our executive officers and directors and our Manager and its officers, employees and affiliates and 537,604 shares of our common stock purchased by Friedman, Billings, Ramsey Group, Inc., which beneficially owns a controlling interest in Friedman, Billings, Ramsey & Co., Inc., and one or more of the affiliates of Friedman, Billings, Ramsey & Co., Inc., which is one of our underwriters, in connection with our December 2006 private offering). Each unit issued in our initial capitalization consists of (i) two shares of our common stock and (ii) one warrant to purchase one share of our common stock. This shelf registration statement will also register an aggregate of 731,764 shares of restricted stock that we issued upon completion of our initial capitalization and our December 2006 private offering to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us and 9,000 shares of restricted stock that we granted to our independent directors. We also (i) granted an aggregate of 8,000 shares of restricted stock to our independent directors on January 1, 2007 and April 1, 2007 and options to purchase 393,264 shares of common stock to our chief executive officer in connection with our February 2006 private offering, in each case under our 2006 stock incentive plan, (ii) will issue              shares of restricted stock upon completion of this offering, subject to a proportionate increase to the extent the underwriters exercise their over-allotment option to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us and (iii) may issue up to an additional              shares of common stock pursuant to our 2006 stock incentive plan.

We also may issue from time to time additional common stock in connection with the acquisition of investments, and we may grant additional demand or piggyback registration rights in connection with such issuances.

Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

You should not rely on lock-up agreements in connection with the initial capitalization in February 2006, the December 2006 private offering or this offering to limit the amount of common stock sold into the market.

Our underwriters may, at any time, release all or a portion of the securities subject to lock-up agreements entered into or to be entered into in connection with the initial capitalization in February 2006, the December 2006 private offering and this offering. See “Description of Capital Stock — Registration Rights.” There are no present agreements between the underwriters and us or any of the persons or entities subject to the lock-up agreements releasing them or us from these lock-up agreements. In addition, we cannot predict the circumstances or timing under which our underwriters may waive these restrictions. If the restrictions under the lock-up agreements with the persons or entities subject to the lock-up agreements are waived or terminated, or upon expiration of a lock-up period, approximately              shares will be available for sale into the market at that time, subject only to applicable securities rules and regulations. These sales or a perception that these sales may occur could reduce the market price for our common stock.

Your interest in us may be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we sell additional common stock in the future, sell securities that are convertible into common stock or issue shares of common stock, including shares issued as incentive compensation under our management agreement, or options exercisable for shares of common stock. Additionally, investors purchasing shares in this offering may experience dilution of their equity investment upon the exercise of the options to purchase 393,264 shares of our common stock and the warrants to purchase 3,932,644 shares of our common stock currently outstanding.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price of our common stock is substantially higher than what our net tangible book value per share will be immediately after this offering. Purchasers of our common stock in this offering will incur

immediate dilution of approximately $          in net tangible book value per share of our common stock, based on the mid-point of the price range for the shares to be sold in this offering.

We have not established a minimum distribution payment level, and we cannot assure you of our ability to make distributions in the future.

We expect to make quarterly distributions to our stockholders in amounts such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to make distributions may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder’s basis in its investment.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

We have relationships with certain of our underwriters, or their respective affiliates, and those underwriters or their affiliates may receive benefits in connection with this offering.

We have entered into master repurchase agreements with Bear, Stearns International Limited, an affiliate of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc., five of our underwriters. At March 31, 2007, approximately $833,435,000 was outstanding under these agreements. In addition, we have entered into a master agreement for interest rate swaps with Bear Stearns Bank PLC, an affiliate of Bear, Stearns & Co. Inc. As of March 31, 2007, interest rate swaps were outstanding under this agreement in an aggregate amount of approximately $950,000,000. These swaps mature between June 2009 and March 2010.

We have purchased and likely will purchase in the future Agency RMBS and subordinated tranches of ABS issued or sold by affiliates of certain of the underwriters in this offering or underwritten by certain underwriters in this offering. As of March 31, 2007, an aggregate of approximately $316.5 million in carrying value, or 11.7% of our portfolio, had been issued or sold by affiliates of certain underwriters in this offering or underwritten by certain underwriters in this offering, including Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

Friedman, Billings, Ramsey & Co., Inc. served as the initial purchaser and placement agent in connection with our December 2006 private offering for which they received customary fees. Friedman, Billings, Ramsey Group, Inc., which beneficially holds a controlling interest in Friedman, Billings, Ramsey & Co., Inc., and one or more other affiliates of Friedman, Billings, Ramsey & Co., Inc. which is one of our underwriters, purchased

537,604 shares of our common stock in our December 2006 private offering. They will not be selling stockholders in this offering, but may sell their shares in a future offering of our common stock.

The relationships described above may result in certain of the underwriters having interests in the completion of this offering beyond the discounts and commissions they will receive for serving as underwriters. In particular, a portion of the net proceeds of this offering to be received by us may be used to repay indebtedness currently outstanding under certain of the repurchase agreements described above; however, the aggregate amount to be paid to the underwriters and their affiliates will not exceed 10% of the net proceeds received by us. See “Use of Proceeds.”

Investing in our common stock may involve an above average degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk, volatility or loss of principal than alternative investment options. Our investments may be highly speculative and aggressive, and therefore, an investment in our common stock may not be suitable for someone with lower risk tolerance.

Risks Related to Our Organization and Structure

We may not realize a return on the 19% profits interest that we hold in Sharpridge.

Concurrent with our initial capitalization, we received a 19% limited partnership profits interest in Sharpridge, which is held by one of our 100%-owned domestic TRSs, Sharpridge TRS, Inc. Under the terms of the Sharpridge limited partnership agreement, our interest in Sharpridge will be forfeited upon our liquidation or winding up on or prior to December 31, 2008, or the termination of either the management agreement between us and our Manager or the sub-advisory agreement between our Manager and Sharpridge on or prior to December 31, 2008, provided that our interest in Sharpridge will not be subject to forfeiture following the listing of our common stock on a major exchange. In addition, under the terms of the Sharpridge limited partnership agreement, our 19% limited partnership profits interest will be subject to substantial restrictions on transfer to any entity other than an affiliate of ours.

The general partner of Sharpridge has the exclusive authority to manage and control the day-to-day business operations of Sharpridge without the consent of the limited partners. Among other things, the general partner, on behalf of Sharpridge, may enter into term sheets, offer letters, and/or other agreements with Sharpridge employees or partners regarding their rights and obligations in connection with their initial employment with Sharpridge. These arrangements may provide for allocations, distributions, bonus or other compensation to these individuals, each of which may have an impact on the ultimate return from our 19% limited partnership profits interest.

Finally, Sharpridge has a limited operating history and its ability to generate a return to its limited partners is unproven. For each of the foregoing reasons, there is a limited ability for us to realize a return on this investment, and we may not realize such a return.

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Our charter and bylaws contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

There are ownership limits and restrictions on transferability and ownership in our charter.    In order to qualify as a REIT for each taxable year after 2006, not more than 50% of the value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals (as defined under the Internal Revenue Code to include natural persons and certain entities) during the second half of any calendar year and our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To assist us in meeting these requirements, subject to some exceptions, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock unless an exemption is granted by our board of directors in its sole discretion. Our board of directors has granted a waiver from the 9.8% ownership limit that allows Talon Sharpridge LLC and Talon Sharpridge QP LLC or, collectively, Talon, to own up to 25% of the shares of any class of our stock. As of the date of this prospectus, our board of directors has not obtained an opinion of counsel regarding the effect of such waiver on our status as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

This ownership restriction may:

•

discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

•	result in shares issued or transferred in violation of such restriction being automatically transferred to a trust for a charitable beneficiary and thereby resulting in a forfeiture of such shares.

Our charter permits our board of directors to issue common or preferred stock with terms that may discourage a third party from acquiring us.    Our charter permits our board of directors to amend our charter, without approval of our stockholders, to increase the total number of authorized shares of stock or the number of shares of any class or series, and to cause the issuance of common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of common or preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Our charter and bylaws contain other possible anti-takeover provisions.    Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. “See “Description of Capital Stock” and “Certain Provisions of Maryland General Corporation Law and our Charter and Bylaws.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes our company to obligate itself to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Certain Provisions of Maryland General Corporation Law and our Charter and Bylaws—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter special stockholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have elected to opt out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL, by resolution of our board of directors, and in the case of the control share provisions of the MGCL, pursuant to a provision in our bylaws. However, our board of directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share visions of the MGCL in the future.

Tax Risks

Your investment has various federal income tax risks.

Although the provisions of the Internal Revenue Code relevant to your investment are generally described in “Federal Income Tax Consequences of Our Qualification as a REIT,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We operate in a manner that is intended to cause us to qualify as a REIT for U.S. federal income tax purposes. However, the U.S. federal income tax laws governing REITs are complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis.

Although we do not intend to request a ruling from the Internal Revenue Service, or IRS, as to our REIT qualification, we expect to receive an opinion from Hunton & Williams LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Hunton & Williams LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations made to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Hunton & Williams LLP has no obligations to advise us or the holders of our common stock of any subsequent changes in the matters stated, represented or assumed, or of any subsequent change in applicable law.

Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes and the tax treatment of participation interests that we may acquire in mortgage loans and mezzanine loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. Although we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year, we would be required to pay U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Further, if we fail to qualify as a REIT, any taxable mortgage pool securitizations that we own will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate income tax return. We might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT was subject to relief under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

We may lose our REIT qualification or be subject to a penalty tax if the IRS successfully challenges our characterization of income from our investments in subordinated tranches of ABS, such as CDOs, issued by foreign corporations.

We likely will be required to include in our income, even without the receipt of actual distributions, earnings from our investment in the subordinated tranches of ABS, such as CDOs, issued by foreign corporations. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in foreign corporations are technically neither actual dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “Federal Income Tax Consequences of Our Qualification as a REIT—Gross Income Tests—Dividends.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in other foreign corporations to ensure that the income recognized by us from our investment in the subordinated tranches of ABS, such as CDOs, issued by foreign corporations does not exceed 5% of our gross income, or cease to qualify as a REIT. We currently intend that income inclusions from our investment in subordinated tranches of ABS, such as CDOs, issued by foreign corporations together with any non-qualifying income will not exceed 5% of our gross income; however, there can be no assurance that such intent will not change in the future.

If the CDO entities in which we invest are subject to federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to pay their creditors and to distribute to us.

We have invested in subordinated tranches of ABS, including CDOs, and intend to make similar investments in the future. The CDO entities in which we have or will invest will be treated as corporations for

U.S. federal income tax purposes, and we generally will elect to treat such entities as TRSs if we own more than 10% of the subordinated tranches issued by such entities. The CDO entities generally are organized in foreign countries. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees or through a resident broker, commission agent, custodian or other agent. We expect that any CDOs in which we invest will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS were to succeed in challenging that tax treatment, it could greatly reduce the amount that those CDO issuers would have available to pay to their creditors and to distribute to us.

Certain of our financing activities may subject us to U.S. federal income tax and may increase the tax liability of our stockholders.

It is possible that certain of our financing activities, such as securitizations, may result in treatment of us or a portion of our assets as a “taxable mortgage pool” for United States federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. However, although the law is unclear, recently issued IRS guidance indicates that we will be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool that is allocable to the percentage of our stock held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income (including certain state pension plans and charitable remainder trusts). Disqualified organizations may own our stock in record name. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. To the extent that common stock owned by “disqualified organizations” is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (a “RIC”) or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” We may, in our discretion, elect to conduct financing activities that otherwise would result in our treatment as a taxable mortgage pool through our TRSs. In such case, we would not be subject to the special REIT rules regarding taxable mortgage pools but taxable income associated with such financing activities would be subject to federal, state and local income tax. See “Federal Income Tax Consequences of Our Qualification as a REIT—Requirements for Qualification—Taxable Mortgage Pools.”

In addition, our excess inclusion income will be allocated to our stockholders and will likely increase the tax liability of tax-exempt stockholders, foreign stockholders, and U.S. stockholders with net operating losses. In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. However, to the extent that we realize excess inclusion income and allocate it to our stockholders, then an allocable share of our dividends would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If a stockholder is a foreign person, such stockholder would generally be subject to U.S. federal income tax withholding at the full 30% rate on the portion of our dividends that are characterized as excess inclusion income without reduction pursuant to any otherwise applicable income tax treaty. U.S. stockholders would not be able to offset excess inclusion income with their net operating losses.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego attractive business or investment opportunities. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

In order to qualify as a REIT, an entity must distribute to its stockholders, each calendar year, at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that a REIT satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed income. In addition, a REIT will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than the sum of:

•	85% of its REIT ordinary income for that year;

•	95% of its REIT capital gain net income for that year; and

•	100% of its undistributed taxable income from prior years.

Although we anticipate incurring a de minimis excise tax liability with respect to our 2006 taxable year, we intend to make distributions in the future to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their stockholders, and our TRSs may determine not to make any distributions to us.

Our taxable income may substantially exceed our net income as determined based on GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Our ability to utilize TRSs will be limited by our intention to qualify as a REIT.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Our domestic TRSs will pay federal, state and local income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us. We anticipate that the aggregate value of the TRS stock and securities owned by us will continue to be significantly less than 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we monitor the value of our investments in TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with TRSs for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation on ownership of TRS stock and securities on an ongoing basis so as to maintain our REIT qualification or avoid application of the 100% excise tax imposed on certain non-arm’s-length transactions.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from qualifying hedges of our borrowings, together with any income from non-qualifying hedges and other income not generated from qualifying real estate assets, is limited to 25% or less of our gross income. In addition, we must limit our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources to 5% or less of our annual gross income. As a result, we might in the future have to limit our use of advantageous hedging techniques or implement those hedges through our domestic TRSs. This could increase the cost of our hedging activities, because our domestic TRSs would be subject to tax on gains, or leave us exposed to greater risks associated with changes in interest rates than we would otherwise want to bear.

The taxation of corporate dividends may adversely affect the value of our stock.

Legislation enacted in 2003 and 2006, among other things, generally reduces to 15% the maximum marginal rate of tax payable by taxpayers taxed at individual rates on dividends received from a regular C corporation until January 1, 2011. This reduced tax rate, however, will not apply to dividends paid by a REIT on its stock, except for certain limited amounts. While the earnings of a REIT that are distributed to its stockholders generally will still be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause individuals, trusts and estates to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the investor’s other ordinary income. We cannot predict what effect, if any, this legislation may have on the value of the stock of REITs in general or on the value of our common stock in particular, either in terms of price or relative to other investments.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of syndicating and securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were able to syndicate, sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in securitization transactions through our TRSs, subject to certain limitations as described above. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities will be subject to full corporate income tax.

The failure of a MBS subject to a repurchase agreement or certain mezzanine loans to qualify as real estate assets would adversely affect our ability to qualify as a REIT.

We have entered into sale and repurchase agreements under which we nominally sold certain of our MBS assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. We believe that we are treated for U.S. federal income tax purposes as the owner of the MBS assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the MBS assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT. In addition, we may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. The IRS has provided a safe harbor pursuant to which a mezzanine loan, if its meets certain requirements, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the IRS guidance provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If we make distributions in excess of our current and accumulated earnings and profits, those distributions will be treated as a return of capital, which will reduce the adjusted basis of your stock, and to the extent such distributions exceed your adjusted basis, you may recognize a capital gain.

Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted or promulgated or will become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation. Additionally, revisions in federal tax laws and interpretations thereof could cause us to change our investments and commitments and affect the tax considerations of an investment in us.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of shares of our common stock in this offering by us will be approximately $         million (or approximately $         million if the underwriters fully exercise their over-allotment option), in each case after deducting underwriting discounts and commissions of approximately $         million (or approximately $         million if the underwriters fully exercise their over-allotment option) and estimated offering expenses of approximately $         million payable by us. A $1.00 increase (decrease) in the assumed initial public offering of $         per share would increase (decrease) the net proceeds that we will receive from this offering by $         million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

We intend to use all or substantially all of the net proceeds of this offering to repay a portion of the outstanding indebtedness under the following repurchase agreements:

Repurchase Agreement Counterparties	Amount Outstanding	Borrowing Rate	Maturity
	$	%
%
%
%
%

Total	$

Amounts repaid may be reborrowed from time to time, subject to compliance with borrowing conditions, in order to finance the acquisition of Agency RMBS and subordinated tranches of ABS. Certain of the counterparties set forth above are underwriters in this offering or affiliates of underwriters in this offering and will therefore receive a portion of the net proceeds received by us from this offering through the repayment of indebtedness under these repurchase agreements; however, the aggregate amount to be paid to the underwriters and their affiliates will not exceed 10% of the net proceeds received by us. The proceeds of the repurchase agreements set forth above were used to finance the acquisition of a portion of our portfolio of Agency RMBS and subordinated tranches of ABS. We will use the remaining portion (if any) of the net proceeds for general corporate purposes.

INSTITUTIONAL TRADING OF OUR COMMON STOCK

There is no public trading market for our common stock. Shares of our common stock issued in our December 2006 private offering are eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. These trades may be reported in the PORTALSM Market, or PORTAL, a subsidiary of the Nasdaq Stock Market, Inc. The following table shows the high and low sales prices for shares of our common stock as reported on PORTAL for each quarterly period since our common stock became eligible for PORTAL:

	High Sales Price		Low Sales Price
December 1, 2006 to December 31, 2006		*		*
January 1, 2007 to March 31, 2007		$10.25		$10.25
April 1, 2007 to June , 2007	$	*	$	*

*	No trades of our common stock were reported on PORTAL during this period.

We have been advised that, as of             , 2007, the last sale of our common stock reported on PORTAL that was reported to us by one of our underwriters occurred on             , 2007, at a price of $             per share. The information above regarding PORTAL prices may not be complete since we have access only to information regarding trades reported on PORTAL by certain of our underwriters, which may not include all trades, and not trades reported by other institutions and individuals. Moreover, institutions and individuals are not required to report all trades to PORTAL. Therefore, the last sales price that was reported on PORTAL may not be reflective of sales of our common stock that have occurred and were not reported and may not be indicative of the prices at which our shares of common stock will trade after this offering.

As of             , 2007, we had              shares of our common stock issued and outstanding which were held by              holders of record. The holders of record include Cede & Co., which holds shares as nominee for The Depository Trust Company, which itself holds shares on behalf of approximately              beneficial owners of our common stock as of             , 2007.

DISTRIBUTION POLICY

We intend to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended on December 31, 2006, upon filing our federal income tax return for that year. Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. We will not be required to make distributions with respect to activities through our TRSs. For more information, please see “Federal Income Tax Consequences of Our Qualification as a REIT—Distribution Requirements” beginning on page     .

To date, we have funded our distributions out of our REIT taxable income. We intend to fund future distributions solely out of our REIT taxable income. We intend to distribute annually all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor, and we intend to pay these distributions on a regular quarterly basis. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Risk Factors” beginning on page 17.

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income, capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gains.

On June 7, 2006, our board of directors authorized our first distribution to our stockholders of $0.25 per share for the quarter ended June 30, 2006, which was paid on June 28, 2006 to our stockholders of record on June 14, 2006. On September 12, 2006, our board of directors authorized a distribution to our stockholders of $0.25 per share for the quarter ended September 30, 2006, which was paid on September 27, 2006 to our stockholders of record on September 19, 2006. On November 26, 2006, our board of directors authorized a distribution to our stockholders of $0.20 per share for a portion of the quarter ended December 31, 2006, which was paid on December 6, 2006 to our stockholders of record on November 27, 2006. On April 2, 2007, our board of directors authorized a distribution to our stockholders of $0.32 per share, which included a portion of our estimated REIT taxable income for the quarter ended March 31, 2007, and a portion of our remaining undistributed estimated REIT taxable income for 2006. This distribution was paid on April 26, 2007. We cannot assure you that we will make any future distributions to our stockholders, and our past distributions are not intended to be indicative of the amount and timing of future distributions, if any.

CAPITALIZATION

The following table sets forth (1) our actual cash and cash equivalents and capitalization at March 31, 2007 and (2) our cash and cash equivalents and capitalization as adjusted to reflect the effects of the sale of our common stock by us in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the range set forth on the cover of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and the application of the net proceeds as described in “Use of Proceeds.” You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2007
	Actual(1)	As Adjusted(2)
	(in thousands)
Cash and cash equivalents	$270.1	$

Debt	$2,518,753.0	$

Net assets:
Common stock, $0.01 par value; 500,000,000 shares authorized, 20,060,052 shares outstanding, actual and shares outstanding, as adjusted	$200.6	$
Preferred stock, $0.01 par value; 50,000,000 shares authorized, no shares outstanding, actual and as adjusted	$—	$
Additional paid-in capital	$185,549.8	$
Accumulated net realized loss on investments	$(309.7)	$
Net unrealized depreciation on investments	$(4,487.2)	$
Undistributed net investment income	$4,277.9	$

Net assets	$185,231.4	$

(1)	Includes 7,865,288 shares issued in connection with our initial capitalization, which we completed in February 2006. Includes 11,450,000 shares of our common stock issued in our December 2006 private offering. Also includes an aggregate of 731,764 shares of restricted stock we granted in connection with our initial capitalization and December 2006 private offering to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager, and an aggregate of 13,000 shares of restricted stock we granted to our independent directors as of March 31, 2007. Does not include (i) 3,932,644 shares of common stock issuable upon the exercise of outstanding warrants issued in connection with our initial capitalization, which warrants are currently exercisable and, subject to certain limitations, will expire on December 31, 2008 (ii) 393,264 shares of common stock issuable upon the exercise of outstanding stock options granted to our chief executive officer in connection with our initial capitalization, (iii) an aggregate of 4,000 shares of restricted stock we granted to our independent directors on April 1, 2007, or (iv) additional shares of common stock reserved for issuance under our 2006 stock incentive plan.

(2)	Assumes shares will be sold in this offering at an initial public offering price of $ per share for net proceeds of approximately $ million after deducting the estimated underwriting discount of approximately $ million and estimated offering expenses of approximately $ million. Includes shares of restricted stock that we will grant to our Manager upon completion of this offering which will be allocated to certain of our sub-advisors’ officers and employees and other individuals who provide services to us.

DILUTION

Our net tangible book value as of March 31, 2007 was approximately $185.2 million, or $9.23 per share of our common stock. Net tangible book value per share represents the amount of our total tangible assets minus our total liabilities, divided by the shares of our common stock that were outstanding on March 31, 2007. After giving effect to the sale of              shares of our common stock in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value on March 31, 2007 would have been approximately $         million, or $         per share. This amount represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $         per share to new investors who purchase our common stock in this offering at an assumed initial public offering price of $        . The following table shows this immediate per share dilution:

Initial public offering price per share	$
Net tangible book value per share on March 31, 2007, before giving effect to this offering		$9.23
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share on March 31, 2007, after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$

The following table summarizes, as of March 31, 2007, the differences between the average price per share paid by our existing stockholders and by new investors purchasing shares of common stock in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders
New investors
Total

(1)	Assumes no exercise of the underwriters’ option to cover over-allotments.

If the underwriters fully exercise their over-allotment option, the number of shares of common stock held by existing holders will be reduced to         % of the aggregate number of shares of common stock outstanding after this offering, and the number of shares of common stock held by new investors will be increased to             , or         %, of the aggregate number of shares of common stock outstanding after this offering.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table presents selected historical consolidated financial information as of December 31, 2006 and March 31, 2007 and for the period from February 10, 2006 (commencement of operations) to December 31, 2006 and for the period from February 10, 2006 (commencement of operations) to March 31, 2006 and for the three months ended March 31, 2007. The selected historical consolidated financial information as of December 31, 2006 and for the period from February 10, 2006 (commencement of operations) to December 31, 2006 presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” have been derived from our audited consolidated financial statements.

The selected historical consolidated financial information as of March 31, 2007 and for the period from February 10, 2006 (commencement of operations) to March 31, 2006 and for the three months ended March 31, 2007 presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” have been derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein.

Since we only operated our business for a portion of the first quarter of 2006, we do not believe that a comparison of our operating results for the three months ended March 31, 2007 to the period from February 10, 2006 (commencement of operations) to March 31, 2006 is indicative of the trends in our performance. Our results for each of the periods presented below are not necessarily indicative of our results for a full fiscal year.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Three Months Ended March 31, 2007 (Unaudited)	Period from February 10, 2006 (commencement of operations) to March 31, 2006 (Unaudited)	Period from February 10, 2006 (commencement of operations) to December 31, 2006
Consolidated Income Statement Data:
Investment income—Interest income	$38,161,248	$949,500	$48,067,705

Expenses:
Interest	32,148,425	485,189	38,716,966
Management advisory	696,058	189,528	1,272,291
Related party management compensation	634,792	183,676	1,262,346
Insurance expense	87,999	75,384	490,250
Professional fees	109,999	29,137	255,000
General, administrative and other	138,279	42,622	357,644

Total expenses	33,815,552	1,005,536	42,354,497

Net investment income (loss)	4,345,696	(56,036)	5,713,208

Gains and (Losses) from investments:
Net realized gain (loss) on investments	(49,675)	148	(260,054)
Net unrealized appreciation (depreciation) on investments	2,391,870	(266,142)	(5,492,367)
Net gain (loss) on swap contracts	(2,392,171)	69,633	1,005,480

Net loss from investments	(49,976)	(196,361)	(4,746,941)

Net income (loss)	$4,295,720	$(252,397)	$966,267

Net income (loss) per common share (basic)	$0.22	$(0.03)	$0.11

Net income (loss) per common share (diluted)	$0.22	$(0.03)	$0.11

Weighted average number of common shares outstanding (basic)	19,386,658	7,865,289	8,652,365

Weighted average number of common shares outstanding (diluted)	19,410,504	7,874,268	8,714,150

Distributions per common share	$—	$—	$(0.66)

		As of March 31, 2007 (Unaudited)	As of December 31, 2006
Consolidated Balance Sheet Data:
Total assets		$2,724,762,763	$2,491,807,479
Securities sold under agreement to repurchase		2,518,753,000	2,306,318,000
Net assets		185,231,445	180,300, 933

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are an externally managed specialty finance company created with the objective of achieving consistent risk-adjusted returns by investing across multiple asset classes. We are externally managed by Cypress Sharpridge Advisors LLC, a joint venture between affiliates of The Cypress Group and Sharpridge Capital Management, L.P. We intend to elect to be taxed as a REIT for federal income tax purposes and to qualify for an exemption from the Investment Company Act.

We currently focus on the following two core asset classes:

•	Agency RMBS; and

•	Subordinated tranches of ABS, including CDOs.

In the future, we may also invest in the following asset classes:

•	CMBS;

•	Agency debentures;

•	Corporate leveraged loans and corporate debt securities;

•	Non-Agency RMBS and REMICs;

•	Residential whole loan mortgages; and

•	Structured notes.

In February 2006, we completed our initial capitalization pursuant to which we sold 3,932,644 units, with each unit consisting of two shares of our common stock and one warrant to purchase one share of our common stock, in a private placement to certain accredited investors. Each warrant initially entitles the holder thereof, subject to adjustment as set forth below under “Description of Capital Stock—Warrants—Anti-Dilution Adjustments,” to purchase one share of our common stock. The exercise price of each warrant is $10.00 per share. The warrants became exercisable on February 10, 2006 and will expire, subject to certain limitations, on the close of business on December 31, 2008. See “Description of Capital Stock” for further discussion of the warrants issued in connection with our initial capitalization. We received approximately $78.0 million in net proceeds from our initial capitalization. In December 2006, we completed an additional private offering in which we sold an aggregate of 11,450,000 shares of our common stock. We received approximately $105.8 million in net proceeds from our December 2006 private offering. We have fully invested the proceeds of our February and December 2006 private offerings pursuant to our investment strategy, and as of March 31, 2007, we had a portfolio of Agency RMBS and other alternative investments of $2.7 billion.

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2006, upon filing our federal income tax return for that year, and to comply with the provisions of the Internal Revenue Code with respect thereto. Accordingly, we will not be subject to federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income and ownership tests and recordkeeping requirements are fulfilled. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income. For example, Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. are taxed as regular subchapter C corporations under the provisions of the Internal Revenue Code. Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. were formed to make, from time to time, certain investments that would not be REIT-qualifying investments if made directly by us and to earn income that would not be REIT-qualifying income if earned directly by us. For the period ended December 31, 2006, Sharpridge TRS, Inc. owned a 19% limited partnership profits interest in one of our sub-advisors, Sharpridge Capital Management, L.P., but had no taxable income.

We earn investment income from our investment portfolio. We use leverage to seek to enhance our returns. We finance each of our investments with different degrees of leverage. The financing costs of our investments comprise a significant portion of our operating expenses. The amount of net investment income we earn on our investments depends in part on our ability to control our financing costs.

A variety of industry and economic factors may impact our financial condition and operating performance. These factors include:

•	interest rate trends;

•	prepayment rates on mortgages underlying our MBS, and credit trends insofar as they affect prepayment rates;

•	competition for investments in our targeted asset classes; and

•	other market developments.

In addition, a variety of factors relating to our business may also impact our financial condition and operating performance. These factors include:

•	our degree of leverage;

•	our access to funding and borrowing capacity;

•	our borrowing costs;

•	our hedging activities;

•	changes in the credit ratings of the loans, securities and other assets we own;

•	the market value of our investments; and

•	the REIT requirements and the requirements to qualify for an exemption under the Investment Company Act.

Our net investment income is generated primarily from the difference, or net spread, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. We leverage our portfolio investments to seek to enhance our potential returns; however, leverage can also exacerbate losses.

We anticipate that, for any period during which changes in the interest rates earned on our assets do not coincide with interest rate changes on the corresponding liabilities, such assets will reprice more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net investment income. Increases in these rates will tend to decrease our net investment income and the market value of our assets, and could possibly result in operating losses or adversely affect our ability to make distributions to our stockholders.

Our net investment income may also be affected by a difference between actual prepayment rates and our projections. Prepayments on loans and securities may be influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we have acquired assets at a premium or discount to par value, changes in prepayment rates may impact our anticipated yield. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our acquisition cost of certain assets.

In periods of declining interest rates, prepayments on our investments, including our Agency RMBS, will likely increase. If we are unable to reinvest the proceeds of such prepayments at comparable yields, our net investment income may suffer. In periods of rising interest rates, prepayment rates on our investments, including our Agency RMBS, will likely slow, causing the expected lives of these investments to increase. The credit quality of our investments may also suffer during periods of rising interest rates. With respect to our fixed-rate assets, this may cause our net investment income to decrease as our borrowing and hedging costs rise while our interest income on those assets remains constant.

While we use hedging to mitigate some of our interest rate risk, we do not hedge all of our exposure to changes in interest rates and prepayment rates, as there are practical limitations on our ability to insulate our portfolio from all potential negative consequences associated with changes in short-term interest rates in a manner that will allow us to seek attractive net spreads on our portfolio.

In addition, our returns will be affected by the credit performance of our non-Agency investments. If credit losses on our investments or the loans underlying our investments increase, it may have an adverse affect on our performance.

Our Manager is entitled to receive a base management fee that is based on our equity (as defined in our management agreement), regardless of the performance of our portfolio. Accordingly, the payment of our management fee will decline at a slower rate in the event of a decline in our profitability and may lead us to incur losses.

Trends

The following trends may also affect our business:

Rising interest rate environment.    Short-term interest rates have recently increased and may continue to increase. Because the underlying collateral of our existing MBS portfolio is heavily concentrated in monthly-reset ARMs and three- and five-year hybrid ARMs, such interest rate increases should result in decreases in our net investment income, as there is a timing mismatch between the interest rate reset dates on our MBS portfolio and the financing costs of these investments. We currently invest and intend to continue to invest in Agency RMBS collateralized by monthly reset ARMs. The coupon rates on these ARMs reset monthly based on the twelve-month moving average of the one-year constant maturity U.S. Treasury rate, or MTA. The MTA index adjusts with a lag due to the moving average calculation. If our financing rates move higher, the coupon rates on our MTA ARMs may not adjust as quickly, negatively impacting our net investment income. We also have invested and intend to continue to invest in Agency RMBS collateralized by hybrid ARMs, which are mortgages that have interest rates that are fixed for an initial period (typically three, five, seven or ten years) and thereafter reset at regular intervals subject to interest rate caps. We seek to hedge the interest rate risk associated with financing these securities through the fixed rate period. After the fixed rate period, the interest rates are reset, typically every six months or twelve months, and the new interest rates are subject to caps. The financing of Agency RMBS collateralized by hybrid ARMs is short term in nature and does not include an interest rate cap. Increases in short-term interest rates to a level that is higher than the capped interest rates on the hybrid ARMs creates a mismatch between the interest income earned on these assets and their financing costs. Without proper hedging, this mismatch would result in a decrease in our net investment income.

With respect to our existing and future floating rate investments such as corporate leveraged loans and CDO securities collateralized by corporate leveraged loans, or CLOs, such interest rate increases should result in increases in our net investment income because our floating rate assets are greater in amount than the related floating rate liabilities. Similarly, such an increase in interest rates should generally result in an increase in our net investment income on future fixed rate investments made by us because our fixed rate assets would be greater in amount than our fixed rate liabilities. However, we expect that our fixed rate assets would decline in value in a rising interest rate environment and that our net interest spreads on fixed rate assets could decline in a rising interest rate environment to the extent such assets are financed with floating rate debt.

Inverted/Flat yield curve.    Short-term interest rates have been increasing at a greater rate than longer-term interest rates, resulting in an inverted yield curve. For example, between January 2006 and January 2007, the yield on one-month LIBOR increased by 75 basis points, while the yield on the three-year U.S. treasury notes increased by only 37 basis points. With respect to our Agency RMBS assets collateralized by ARMs, we believe that a continued flattening of the shape of the yield curve should result in decreases in our net investment income. This is because the instruments used to finance of our Agency RMBS assets collateralized by ARMs are sensitive to short-term interest rates, whereas the interest rates on the ARMs underlying our Agency RMBS are less sensitive to movements in short-term interest rates due to the lagging nature of the MTA index.

Our portfolio of Agency RMBS assets collateralized by hybrid ARMs, which is heavily weighted towards three- and five-year hybrid ARMs, pay a fixed interest rate for a set period and then convert to a floating rate payment structure. We generally hedge these investments during the fixed rate period with interest rate swap agreements; however, this hedge is imperfect. Although we believe this hedging strategy will be effective under normal interest rate volatility environments, an unanticipated flattening of the shape of the yield curve due to rising short term interest rates could result in lower net investment income. Alternatively, a steepening of the shape of the yield curve due to lower short-term borrowing costs should result in increases in our net investment income.

Prepayment rates.    Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, however, changes in prepayment rates are difficult to accurately predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. Because interest rates may continue to increase, RMBS prepayment rates may fall. If interest rates begin to fall, triggering an increase in prepayment rates, our current portfolio, the collateral of which is heavily weighted towards premium mortgages, would cause decreases in our net income relating to our RMBS portfolio.

Competition.    We expect to face increased competition for our targeted investments due to potential further tightening of spreads. However, we expect that the size and growth of the market for our targeted investments will continue to provide us with a variety of investment opportunities. In addition, we believe it is likely that bank lenders will tighten their mortgage lending practices. This would impact the supply of available mortgage securities but would likely improve the quality of the market.

Credit spreads.    The credit markets have experienced tight credit spreads due to the robust demand for credit and the continued economic recovery. Our credit portfolio includes CDOs containing bank loans, mezzanine and second lien loans, preferred shares and other corporate securities and accounted for approximately 1.7% of our total portfolio as of March 31, 2007. A narrowing of credit spreads could result in decreases in the net investment income attributable to our future credit investments.

For a discussion of additional risks relating to our business see “Risk Factors” and “—Quantitative and Qualitative Disclosures About Risk.”

Critical Accounting Policies

Our consolidated financial statements are prepared by management in accordance with GAAP. Although we conduct our operations so that we are not required to register as an investment company under the Investment Company Act, for financial reporting purposes we are an investment company and follow the AICPA Audit and Accounting Guide for Investment Companies. Accordingly, investments in securities are carried at fair value with changes in fair value recorded in the statement of operations. Our most critical accounting policies require us to make complex and subjective decisions and assessments that could affect our reported assets and liabilities, as well as our reported interest income and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements included elsewhere in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation

Valuation of our investments is determined by our Manager. Investments are valued at their fair value based on quotations from brokers and dealers.

Our Manager normally seeks prices from at least three such brokers or dealers, although the Manager may rely on price quotes from fewer than three brokers or dealers in certain circumstances. Any investments or other assets for which recent quotations are not readily available are valued at fair value as determined in good faith by our Manager. The resulting unrealized gains and losses are reflected in the statement of operations.

Interest Income Recognition

We account for interest income on our investments using the effective yield method. For investments purchased at par value, the effective yield is the contractual interest rate on the investment. If the investment is purchased at a discount or at a premium to par value, the effective yield is computed based on the contractual interest rate increased for the accretion of a purchase discount or decreased for the amortization of a purchase premium. The effective yield method requires that we make estimates of future prepayment rates for our investments that can be contractually prepaid prior to their contractual maturity date so that the purchase discount can be accreted, or the purchase premium can be amortized, over the estimated remaining life of the investment. The prepayment estimates that we use directly impact the estimated remaining lives of our investments. Amortization of premium and accretion of discount are included in interest income in the statement of operations.

The amount of premium amortization we recognize is dependent on estimated prepayment rates on the underlying securities. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, however changes in prepayment rates are difficult to predict accurately. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. We have estimated prepayment rates based on historical data and consideration of current market conditions.

We invest in subordinated tranches of CDOs and CLOs. Underwriters of CDOs and CLOs package a large and diversified pool of loans or bonds, which are then separated into tranches based upon seniority of principal and interest payments from the collateral pool. The CDO and CLO equity tranches in which we invest are the most subordinated tranches in the CDOs and CLOs and receive the residual interest payments, if any, from the pool.

The Manager determines the effective yield on the subordinated tranches of CDOs and CLOs based upon estimated default rates, recovery rates, prepayment speeds and reinvestment spreads. These securities are reviewed quarterly and the effective yield may be adjusted if economic conditions or assumptions change.

Accounting For Derivative Financial Instruments

Our policies permit us to enter into derivative contracts, including interest rate swaps and interest rate caps, as a means of mitigating our interest rate risk. We currently use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.

We intend to engage in a variety of interest rate hedging activities that reduce market value differences between our liabilities and our assets. These hedges are intended to reduce the interest rate sensitivity of our liabilities. Additionally, we expect these hedges will reduce differences in the timing and magnitude of our cash flows and better correlate the cash paid on our liabilities with the cash received from our assets.

During the term of an interest rate swap, we make or receive periodic cash payments. Unrealized gains or losses are recorded as a result of “marking-to-market” the swap. When the swap is terminated, we will record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and our basis in the contract, if any. The periodic payments and any realized or unrealized gains or losses are reported as net gain or loss on swap contracts in the statement of operations. Swaps involve a risk that interest rates will move contrary to our expectations, thereby increasing our payment obligation.

We are exposed to credit loss in the event of nonperformance by the counterparty to the swap, limited to any gains recognized. Should interest rates move unexpectedly, we may not achieve the anticipated benefits of the interest rate swap and may realize a loss. However, we do not anticipate nonperformance by any counterparty.

Share Based Payment and Related Party Transactions

We account for share-based compensation issued to members of our board of directors and our Manager using the fair value based methodology in accordance with SFAS No. 123(R), Shared-Based Payment. We do not have any employees, although we believe that members of our board of directors are deemed to be employees for purposes of interpreting and applying accounting principles relating to share-based compensation. We record as compensation costs the restricted common stock that we issued to members of our board of directors at fair value as of the grant date and we amortize the cost into expense over the three-year vesting period using the straight-line method. We record compensation cost for restricted common stock and common stock options that we issued to our Manager at fair value as of the grant date, and we remeasure the amount on subsequent reporting dates to the extent that the restricted common stock and our common stock options are unvested. We amortize compensation expense related to the restricted common stock and common stock options that we granted to our Manager using the straight-line method in accordance with SFAS No. 123(R).

Because we remeasure the amount of compensation cost associated with the unvested restricted common stock and unvested common stock options that we issued to our Manager as of each reporting period, our share-based compensation expense reported in our statement of operations will change based on the fair value of our common stock and this may result in earnings volatility.

Financial Condition

All of our assets at March 31, 2007 and December 31, 2006 were acquired with the net proceeds from our February and December 2006 private placements, operating cash flows and our use of leverage.

Mortgage-Backed Securities

Our mortgage investment strategy is currently focused on investing in Agency RMBS. A portion of our Agency RMBS are collateralized by ARMs that pay coupon rates that reset monthly based on the MTA. The remaining mortgages securing our Agency RMBS are hybrid ARMs, which typically have a fixed coupon rate that is fixed for an initial period (typically three, five, seven or 10 years) and thereafter resets at regular intervals in a manner similar to adjustable rate mortgage-backed securities and loans. The monthly reset ARMs generally carry one-year or three-year prepayment penalties. We believe that the potential benefits of our strategy include higher income, wider spreads, and lower hedging costs due to the shorter duration of our Agency RMBS. In addition, Agency RMBS are guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae, limiting our credit risk relating to the underlying collateral.

As of March 31, 2007 and December 31, 2006, the Agency RMBS in our portfolio were purchased at a net premium to their par value, with a weighted-average amortized cost of 102.4% and 102.5% of par value, respectively, due to the average interest rates on these investments being higher than prevailing market rates. As of March 31, 2007 and December 31, 2006, we had approximately $62.1 million and $61.2 million, respectively, of unamortized premium included in the cost basis of our investments.

As of March 31, 2007 and December 31, 2006, our Agency RMBS portfolio consisted of Agency RMBS collateralized by both ARMs and hybrid ARMs as follows:

March 31, 2007

			Weighted Average			Constant Prepayment Rate(3)
Security Description	Par Amount	Estimated Fair Value	Coupon	Months to Reset(1)	Yield to Maturity(2)
	(in thousands)
Agency RMBS collateralized by three-year hybrid ARMs	$13,718	$13,793	5.37%	22.0	5.79%	30.1%
Agency RMBS collateralized by five-year hybrid ARMs	1,301,906	1,314,777	5.80	52.0	5.65	23.6
Agency RMBS collateralized by Monthly Reset ARMs	1,218,051	1,261,751	7.42	1.0	6.13	26.3
Agency RMBS collateralized by 30 Year Fixed Mortgages	65,970	68,037	7.00	NA	5.70	28.0

Total Agency RMBS	$2,599,645	$2,658,358

December 31, 2006

			Weighted Average			Constant Prepayment Rate(3)
Security Description	Par Amount	Estimated Fair Value	Coupon	Months to Reset(1)	Yield to Maturity(2)
	(in thousands)
Agency RMBS collateralized by three-year hybrid ARMs	$14,420	$14,443	5.4%	18.0	5.8%	29.7%
Agency RMBS collateralized by five-year hybrid ARMs	1,083,086	1,090,314	5.4	46.3	5.7	22.5
Agency RMBS collateralized by Monthly Reset ARMs	1,291,138	1,339,903	7.3	1	6.14	23.7

Total Agency RMBS	$2,388,644	$2,444,660

(1)	“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM.

(2)	“Yield to Maturity” is the yield based on the assumption that the Agency RMBS will be held to maturity, all coupon and principal payments will be made and all coupon payments are reinvested and yield the same return as the Agency RMBS’s coupon.

(3)	“Constant Prepayment Rate” is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the single monthly mortality rate.

Actual maturities of Agency RMBS are generally shorter than stated contractual maturities (which range up to 30 years), as they are affected by the contractual lives of the underlying mortgages, periodic payments and prepayments of principal. As of March 31, 2007 and December 31, 2006, the average final contractual maturity of the mortgage portfolio is in year 2036.

As of March 31, 2007 and December 31, 2006, the mortgages underlying our Agency RMBS collateralized by hybrid ARMs had fixed interest rates for an average period of approximately 51 and 46 months, respectively, after which time the interest rates reset and become adjustable. After the reset date, interest rates on our hybrid adjustable rate RMBS securities float based on spreads over various London Interbank Offered Rate, or LIBOR, indices. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the applicable security, known as a lifetime cap. The average length of time until contractual maturity of those mortgages was 30 years from the date of issuance.

The average expected life of our Agency RMBS reflects the estimated average period of time the securities in the portfolio will remain outstanding. The average expected lives of our Agency RMBS is between one and five years, based upon prepayment models obtained through subscription-based financial information service providers. The prepayment model considers current yield, forward yield, steepness of the yield curve, current mortgage rates, the mortgage rate of the outstanding loan, loan age, margin and volatility.

The actual lives of the Agency RMBS in our investment portfolio could be longer or shorter than the estimates in the table above depending on the actual prepayment rates experienced over the lives of the applicable securities.

Subordinated Tranches of CDOs and CLOs

We invest in subordinated tranches of CDOs and CLOs, which are securities backed by a pool of variously rated loans or bonds. Underwriters of CDOs and CLOs package a large and diversified pool of loans or bonds. Multiple tranches of securities backed by this pool are sold to investors. While certain tranches are rated, subordinated tranches of CDOs and CLOs represent the most subordinated claim on principal and interest payments from the collateral pool. As a result, these subordinated tranches typically have no credit ratings or are rated below investment grade.

Interest Receivable

At March 31, 2007 and December 31, 2006, our interest receivable of $16.6 million and $14.2 million, respectively, consisted of $15.6 million and $13.5 million relating to Agency RMBS, respectively, and $1.0 million and $0.7 million, respectively, relating to other investments.

Hedging Instruments

There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates. We generally intend to hedge as much of the interest rate risk we determine is in the best interest of our stockholders, after considering the cost of such hedging transactions and our desire to maintain our status as a REIT. Our policies do not contain specific requirements as to the percentages or amount of interest rate risk that our Manager is required to hedge.

Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	due to prepayments on assets and repayments of debt securing such assets, the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset market losses related to movement in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty may default on its obligation to pay.

At March 31, 2007 and December 31, 2006, we had engaged in interest rate swaps as a means of mitigating our interest rate risk on forecasted interest expense associated with repurchase agreements for the term of the swap contract. An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based upon a notional amount of principal. Under the most common form of interest rate swap, commonly known as a fixed-floating interest rate swap, a series of fixed interest rate payments on a notional amount of principal is exchanged for a series of floating interest rate payments on such notional amount.

We hedge our floating rate debt by entering into fixed floating interest rate swap agreements whereby, as described above, we swap the floating rate of interest on the liability we are hedging for a fixed rate of interest. At March 31, 2007, we entered into eight interest rate swaps with maturities ranging from June 2009 to March 2010 with an aggregate notional amount of approximately $950.0 million and a fair value of approximately $(2.1) million. At December 31, 2006, we entered into six interest rate swaps with maturities ranging from June 2009 to December 2009 with an aggregate notional amount of approximately $745.0 million and a fair value of approximately $0.9 million. Under the interest rate swap agreements in place at March 31, 2007 and December 31, 2006, we received interest at rates that reset periodically, generally every three months, and paid a rate fixed at the initiation of and for the life of the swap agreements. The current market value of interest rate swaps is heavily dependent on the current market fixed rate, the corresponding term structure of floating rates (known as the yield curve) as well as the expectation of changes in future floating rates. As expectations of future floating rates change, the market value of interest rate swaps changes. Based on the daily market value of interest rate swaps, our counterparties may request additional margin collateral or we may request additional collateral from our counterparties to ensure that an appropriate margin account balance is maintained at all times through the maturity of the interest rate swap contracts. At March 31, 2007, the unrealized depreciation on interest rate swap contracts was approximately $2.1 million. At December 31, 2006, the unrealized appreciation on interest rate swap contracts was approximately $0.9 million.

Liabilities

We have entered into repurchase agreements to finance some of our purchases of Agency RMBS. These agreements are secured by our Agency RMBS and bear interest at rates that have historically moved in close relationship to LIBOR. As of March 31, 2007, we had established 19 borrowing relationships with various investment banking firms and other lenders and had utilized 13 of those relationships. Interest payable on our repurchase agreements at March 31, 2007 was approximately $8.7 million. As of December 31, 2006, we had established 18 borrowing relationships with various investment banking firms and other lenders and had utilized eight of those relationships. Interest payable on our repurchase agreements at December 31, 2006 was approximately $4.5 million.

At March 31, 2007, we had outstanding approximately $2.5 billion of liabilities pursuant to repurchase agreements with five of our 19 borrowing relationships that had weighted-average borrowing rates of approximately 5.29% and maturities of between nine and 27 days. At December 31, 2006, we had outstanding approximately $2.3 billion of liabilities pursuant to repurchase agreements with eight of our 18 borrowing relationships that had weighted-average borrowing rates of approximately 5.31%, which have maturities of between nine and 12 days. We intend to seek to renew these repurchase agreements as they mature under the then-applicable borrowing terms of the counterparties to the repurchase agreements. At March 31, 2007 and December 31, 2006, the repurchase agreements were secured by Agency RMBS and other investment securities with an estimated fair value of approximately $2.6 billion and $2.4 billion, respectively. The net amount at risk, defined as fair value of investments in securities, plus accrued interest income, minus liabilities due to securities sold under agreement to repurchase, plus accrued interest expense, with all counterparties was $60.6 million and $52.0 million at March 31, 2007 and December 31, 2006, respectively.

Results of Operations

The following is a comparison for the three months ended March 31, 2007 and the period from February 10, 2006 (commencement of operations) to March 31, 2006 of the consolidated operating results of Cypress Sharpridge Investments, Inc. The primary reasons for the increase in net income and all the components comprising net income were the additional capital available for investment from our December 2006 private offering and the period ending March 31, 2006 included 50 days of operations while the three-month period ending March 31, 2007 included 90 days of operations. Since we only operated our business for a portion of the first quarter of 2006, we do not believe that this comparison is indicative of the trends in our performance.

The following also includes a discussion of the consolidated operating results for Cypress Sharpridge Investments, Inc. from February 10, 2006 to December 31, 2006.

The operating results for each of the periods discussed below are not necessarily indicative of our operations for a full fiscal year.

Comparison of Three Months Ended March 31, 2007 to the Period From February 10, 2006 (commencement of operations) to March 31, 2006

Summary

Our net income is summarized as follows:

	Three Months Ended March 31, 2007	Period From February 10, 2006 (commencement of operations) to March 31, 2006
Interest income	$38,161,248	$949,500
Interest expense	32,148,425	485,189
Non-investment expenses
Management fees	696,058	189,528
Related party management compensation	634,792	183,676
Insurance expense	87,999	75,384
General and administrative expenses	248,278	71,759

Total non-investment expenses	1,667,127	520,347

Total expenses	33,815,552	1,005,536

Net investment income (loss)	4,345,696	(56,036)

Net loss from investments	(49,976)	(196,361)

Net income (loss)	$4,295,720	$(252,397)

Net Investment Income

Net investment income increased by $4.4 million to $4.3 million for the three months ended March 31, 2007 compared to a loss of $56,036 for the period from February 10, 2006 (commencement of operations) to March 31, 2006. Net investment income consists of interest income less interest expense and non-investment expenses.

Interest Income

Interest income, which consists of interest income on Agency RMBS, subordinated tranches of CLOs and short-term investments and other debt securities, increased by $37.2 million to $38.2 million for the three months ended March 31, 2007 compared to $949,500 for the period from February 10, 2006 (commencement of operations) to March 31, 2006.

Interest Expense

Interest expense, which consists of interest expense relating to repurchase agreements, increased by $31.7 million to $32.1 million for the three months ended March 31, 2007 compared to $485,189 for the period from February 10, 2006 (commencement of operations) to March 31, 2006.

Non-Investment Expenses

Non-investment expense, which consists of management fees payable to our Manager in accordance with our management agreement, amortization related to restricted stock and stock options granted to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager, and our independent directors, directors’ fees and insurance premiums expenses for directors and officers and other general and administrative expenses, including legal and accounting fees, increased by $1.1 million to $1.7 million for the three months ended March 31, 2007 compared to $520,347 for the period from February 10, 2006 (commencement of operations) to March 31, 2006.

Net Loss from Investments

Net loss from investments decreased by $146,385 to a loss of $49,976 for the three months ended March 31, 2007 compared to a loss of $196,361 for the period from February 10, 2006 (commencement of operations) to March 31, 2006.

For the period from February 10, 2006 (commencement of operations) to December 31, 2006

Summary

Our net income for the period from February 10, 2006 (commencement of operations) to December 31, 2006 was $1.0 million or $0.11 per weighted-average basic and diluted share outstanding.

Net Investment Income

Net investment income for the period from February 10, 2006 (commencement of operations) to December 31, 2006 was $5.7 million. Net investment income consists of interest income less interest expense and non-investment expenses. Interest income of $48.1 million primarily consisted of $45.4 million in interest income on Agency RMBS securities, $1.4 million in interest income on subordinated tranches of CLOs and $1.3 million in interest income on short-term investments and other debt securities. Interest expense of $38.7 million consisted of interest expense relating to repurchase agreements. Non-investment expenses for the period from February 10, 2006 (commencement of operations) to December 31, 2006 were $3.6 million. Management fees of $2.6 million consist of $1.3 million base management fees payable to our Manager in accordance with our management agreement and $1.3 million of amortization related to the restricted stock and stock options granted to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager, and our independent directors. Our Manager did not earn any incentive compensation during 2006. Directors’ fees and insurance premiums expense for directors and officers was $0.5 million. We incurred other general and administrative expenses, including legal and accounting fees, of $0.6 million.

Net Realized Loss on Investments

Net realized loss on investments for the period from February 10, 2006 (commencement of operations) to December 31, 2006 of $0.3 million consisted of losses realized on the sale of subordinated tranches of CLOs and other debt securities.

Contractual Obligations and Commitments

As of February 10, 2006, we had entered into a management agreement with Cypress Sharpridge Advisors LLC, a joint venture between affiliates of The Cypress Group and Sharpridge Capital Management, L.P. Cypress Sharpridge Advisors LLC is entitled to receive a base management fee, incentive compensation and, in certain circumstances, a termination fee and reimbursement of certain expenses as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable monthly in arrears in an amount equal to 1/12 of our equity (as defined in the management agreement) times 1.50%. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. Our Manager will receive quarterly incentive compensation in an amount equal to the product of: quarterly incentive compensation in an amount equal to the product of (i) 25% of the dollar amount by which (a) net income (as defined in the management agreement), before incentive compensation, per weighted average share of common stock for the quarter, exceeds (b) the weighted average of the price per share of the common stock sold in our February 2006 and December 2006 private offerings, this offering and in any subsequent offerings by us multiplied by the greater of (1) 2.00% or (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by (ii) the weighted average number of shares of common stock outstanding in such quarter. No incentive compensation was earned or paid to the Manager during the year ended December 31, 2006. Incentive compensation of $229,625 was earned for the three months ended March 31, 2007. The Manager has agreed to waive any incentive fee for which it would be eligible until April 30, 2007, when we filed a resale shelf registration statement registering all of the shares of common stock sold in our initial capitalization and our December 2006 private offering and shares of our common stock to be issued upon exercise of outstanding warrants that are not sold by selling stockholders in this offering.

We enter into certain contracts that contain a variety of indemnification obligations, principally with our Manager, brokers and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations is unlimited. We have not incurred any costs to defend lawsuits or settle claims related to these indemnification obligations. As a result, the estimated fair value of these agreements is minimal. Accordingly, we recorded no liabilities for these agreements as of March 31, 2007 or December 31, 2006.

Off-Balance Sheet Arrangements

As of March 31, 2007, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of March 31, 2007 we had not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide funding to any such entities.

Liquidity and Capital Resources

We held cash and cash equivalents of $0.3 million and $1.0 million at March 31, 2007 and December 31, 2006, respectively.

Our operating activities used cash flows of $213.1 million during the three month period ended March 31, 2007 primarily through the purchase of investment securities. During such period, we had proceeds from the disposition of investment securities of $2.3 million and proceeds from paydowns of investments securities of $117.4 million.

Our financing activities provided cash flows of $212.4 million during the three month period ended March 31, 2007 primarily from the securities sold under agreement to repurchase of $7.9 billion and repayments of securities sold under agreement to repurchase of $7.7 billion.

As of March 31, 2007, our source of funds, excluding our February and December 2006 private placements, consisted of net proceeds from repurchase agreements totaling $7.9 billion, with a weighted-average borrowing rate of 5.29%, which we used to finance the acquisition of mortgage-related assets. We expect to continue to borrow funds in the form of repurchase agreements. As of March 31, 2007, we had established 19 borrowing arrangements with various investment banking firms and other lenders, five of which were in use on March 31, 2007. As of December 31, 2006, our source of funds, excluding our February and December 2006 private offerings, consisted of net proceeds from repurchase agreements totaling $13.4 billion, with a weighted-average borrowing rate of 5.31%. We had established 18 borrowing arrangements with various investment banking firms and other lenders, eight of which were in use on December 31, 2006.

Increases in short-term interest rates could negatively impact the valuation of our mortgage-related assets, which could limit our borrowing ability or cause our lenders to initiate margin calls. Amounts due upon maturity of our repurchase agreements will be funded primarily through the rollover/reissuance of repurchase agreements and monthly principal and interest payments received on our mortgage-backed securities.

The following tables present certain information regarding our risk exposure on our repurchase agreements as of March 31, 2007 and December 31, 2006:

Repurchase Agreement Counterparties	March 31, 2007
	Amount at Risk(1) (in thousands)	Weighted-Average Maturity of Repurchase Agreement in Days	Weighted Average Interest Rate
Bear, Stearns & Co., Inc.	$21,681	10	5.29%
Countrywide Bank	14,515	25	5.29
HSBC Group, Inc.	8,575	9	5.28
JPMorgan, Inc.	5,745	9	5.28
Nomura Securities International	10,104	9	5.29

Total	$60,620

Repurchase Agreement Counterparties	December 31, 2006
	Amount at Risk(1) (in thousands)	Weighted-Average Maturity of Repurchase Agreement in Days	Weighted Average Interest Rate
Barclays Bank PLC	$5,122	9	5.31%
Bear, Stearns & Co., Inc.	15,233	8	5.32
Citigroup, Inc.	1,092	11	5.31
Countrywide Bank	15,263	10	5.31
Goldman Sachs Group, Inc.	3,676	11	5.31
HSBC Group, Inc.	5,912	12	5.31
Lehman Brothers, Inc.	4,095	12	5.31
Morgan Stanley, Inc.	1,561	11	5.30

Total	$51,954

(1)	Equal to the fair value of securities plus accrued interest income, minus the sum of securities sold under agreement to repurchase liabilities plus accrued interest expense.

Our repurchase agreements for our repurchase facilities do not include substantive provisions other than those covenants and other customary provisions contained in the standard master repurchase agreement as published by the Bond Market Association. The repurchase agreements generally require us to transfer additional securities to the counterparty in the event the value of the securities then held by the counterparty in the margin account falls below specified levels and contain events of default in cases where we breach our obligations under the agreement. An event of default or termination event under the standard master repurchase agreement would give our counterparty the option to terminate all repurchase transactions existing with us and make any amount due by us to the counterparty to be payable immediately.

We have made and intend to continue to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock. In order to qualify as a REIT and to avoid corporate-level income tax on the income that we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, on an annual basis. This requirement can impact our liquidity and capital resources.

For our short-term (one year or less) and long-term liquidity, we also rely on the cash flow from operations, primarily monthly principal and interest payments to be received on our mortgage-backed securities, as well as any primary securities offerings authorized by our board of directors.

Based on our current portfolio, leverage rate and available borrowing arrangements, we believe that the net proceeds of our February and December 2006 private placements, combined with the cash flow from operations and the utilization of borrowings, will be sufficient to enable us to meet anticipated short-term (one year or less) liquidity requirements such as to fund our investment activities, pay fees under our management agreement, fund our distributions to stockholders and for general corporate expenses. However, an increase in prepayment rates substantially above our expectations could cause a temporary liquidity shortfall due to the timing of the necessary margin calls on the financing arrangements and the actual receipt of the cash related to principal paydowns. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may have to sell debt or additional equity securities. If required, the sale of MBS at prices lower than their carrying value would result in losses and reduced income. As explained more fully below, we have additional capacity to leverage our equity further should the need for additional short term (one year or less) liquidity arise.

Our ability to meet our long-term (greater than one year) liquidity and capital resource requirements will be subject to obtaining additional debt financing and equity capital. This offering will increase our long term capital resources; however, we currently anticipate needing to obtain additional debt financing and equity capital. We may increase our capital resources by obtaining long-term credit facilities or making public or private offerings of equity or debt securities, possibly including classes of preferred stock, common stock, commercial paper, medium-term notes, CDOs, collateralized mortgage obligations and senior or subordinated notes. Such financing will depend on market conditions for capital raises and for the investment of any proceeds. If we are unable to renew, replace or expand our sources of financing on substantially similar terms, it may have an adverse effect on our business and results of operations.

We generally seek to borrow (on a recourse basis) between 10 and 14 times the amount of our equity. At March 31, 2007 and December 31, 2006, our total debt was $2.5 billion and $2.3 billion, respectively, which represented a leverage ratio of approximately 14 and 13 times, respectively.

Estimated REIT Taxable Income

Estimated REIT taxable income, which is a non-GAAP financial measure, is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. The following table reconciles GAAP net income to estimated REIT taxable income for the three months ended March 31, 2007 and the period ended December 31, 2006:

	Three months ended March 31, 2007	Period from February 10, 2006 (commencement of operations) to December 31, 2006
Net income	$4,295,720	$966,267
Net realized and unrealized loss on investments	49,976	4,746,941
Related party management compensation	299,583	1,262,346
Estimated book to tax differences in CLOs	402,708	(479,988)
Other	615,260	38,603

Estimated REIT taxable income before distributions	5,663,247	6,534,169
Current period distributions	0	(5,780,986)

Estimated undistributed REIT taxable income	$5,663,247	$753,183

Minimum remaining distribution to satisfy the 90% REIT distribution requirement	$5,096,922	$99,766

The estimated undistributed taxable income at December 31, 2006 decreased by $741,970 from the amount reported in our audited financial statements for the period February 10, 2006 (commencement of operations) to December 31, 2006. This was the result of the actual amounts received from the issuers of CLOs designated as taxable income differing from the original estimates of taxable income provided by the issuers of the CLOs used by us at December 31, 2006.

We believe that the presentation of our estimated REIT taxable income is useful to investors because it demonstrates to investors the minimum amount of distributions that we must make to maintain our qualification as a REIT. However, beyond our intent to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to qualify as a REIT, we do not expect that the amount of distributions that we make will necessarily be correlated with our estimated REIT taxable income. Estimated REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, we do not consider estimated REIT taxable income to be a reliable measure of our liquidity, although the related distribution requirement can impact our liquidity and capital resources. Moreover, there are limitations associated with estimated REIT taxable income as a measure of our financial performance over any period, and our presentation of estimated REIT taxable income may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, estimated REIT taxable income should not be considered as a substitute for our GAAP net income as a measure of our financial performance or any measure of our liquidity under GAAP.

Inflation

Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors based in part on our REIT taxable income as calculated according to the requirements of the Internal Revenue Code; in each case, our activities and balance sheet are measured with reference to fair value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

As of March 31, 2007, the primary component of our market risk was interest rate risk, as described below. While we do not seek to avoid risk completely, we do believe that risk can be quantified from historical experience and seek to actively manage risk, to earn sufficient compensation to justify taking risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

We are subject to interest rate risk in connection with our investments in Agency RMBS collateralized by hybrid ARMs and our related debt obligations, which are generally repurchase agreements of limited duration that are periodically refinanced at current market rates. We mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Effect on Net Investment Income.    We fund our investments in long-term, Agency RMBS collateralized by hybrid ARMs with short-term borrowings under repurchase agreements. During periods of rising interest rates, the borrowing costs associated with those Agency RMBS tend to increase while the income earned on such Agency RMBS (during the fixed-rate component of such securities) may remain substantially unchanged. This results in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses.

In order to mitigate our interest rate exposure, we had entered into eight swap contracts with a fair value of approximately $(2,141,951) as of March 31, 2007. The following table summarizes the expiration dates of these contracts and their approximate notional amounts:

Expiration Date	Notional Amount	Fair Value
	(in millions)
June 2009	$160	$(2,059,940)
December 2009	585	326,388
January 2010	140	(453,663)
March 2010	65	45,264

	$950	$(2,141,951)

Hedging techniques are partly based on assumed levels of prepayments of our Agency RMBS collateralized by fixed-rate mortgages and hybrid ARMs. If prepayments are slower or faster than assumed, the life of the Agency RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

We invest in Agency RMBS collateralized by ARMs which are based on mortgages whose coupon rates reset monthly based on the MTA. However, our borrowing costs pursuant to our repurchase agreements are generally based on one month LIBOR, which may change more quickly than the MTA index. Hence, in a rapidly rising interest rate environment, we would expect our net interest margin to decrease, temporarily. In a falling interest rate environment, we would expect our net interest margin to rise.

Effect on Fair Value.    Another component of interest rate risk is the effect changes in interest rates will have on the fair value of our assets. We face the risk that the fair value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various third-party financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

Extension Risk.    We invest in Agency RMBS collateralized by hybrid ARMs, which have interest rates that are fixed for the first few years of the loan (typically three, five, seven or 10 years) and thereafter reset periodically on the same basis as Agency RMBS collateralized by ARMs. We compute the projected weighted-average life of our Agency RMBS collateralized by hybrid ARMs based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when an Agency RMBS collateralized by fixed-rate or hybrid ARMs is acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated weighted-average life of the fixed-rate portion of the related Agency RMBS. This strategy is designed to protect us from rising interest rates by fixing our borrowing costs for the duration of the fixed-rate period of the collateral underlying the related Agency RMBS.

We have structured our swaps to expire in conjunction with the estimated weighted average life of the fixed period of the collateral underlying our mortgage portfolio. However, if prepayment rates decrease in a rising interest rate environment, the weighted average life of the fixed-rate collateral underlying our Agency RMBS could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the term of the hedging instrument while the income earned on the remaining Agency RMBS would remain fixed for a period of time. This situation may also cause the market value of our Agency RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Interest Rate Cap Risk.    Both the ARMs and hybrid ARMs that collateralize our Agency RMBS are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, our borrowing costs will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, the interest costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our Agency RMBS would effectively be limited by caps. This problem will be magnified to the extent that we acquire Agency RMBS that are collateralized by hybrid ARMs that are not fully indexed. In addition, the underlying mortgages may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our Agency RMBS than we need in order to pay the interest cost on our related borrowings. These factors could lower our net investment income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk.    We intend to fund a substantial portion of our acquisitions of Agency RMBS with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the Agency RMBS. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations. To mitigate interest rate mismatches, we may utilize hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results reflected herein.

Prepayment Risk

Prepayments are the full or partial repayment of principal prior to the original contractual maturity of a mortgage loan and typically occur due to refinancing of mortgage loans. Prepayment rates for existing Agency RMBS generally increase when prevailing interest rates fall below the market rate that existed when the underlying mortgages were originated. In addition, prepayment rates on Agency RMBS collateralized by ARMs and hybrid ARMs generally increase when the difference between long-term and short-term interest rates declines or becomes negative. Prepayments of Agency RMBS could harm our results of operations in several ways. Some ARMs underlying our Agency RMBS may bear initial teaser interest rates that are lower than their fully-indexed rates, which refers to the applicable index rates plus a margin. In the event that such an ARM is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the holder of the related RMBS would have held such security while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate over the expected life of the RMBS. Although we currently do not own any Agency RMBS collateralized by ARMs with teaser rates, we may obtain some in the future which would expose us to this prepayment risk. Additionally, we currently own Agency RMBS that were purchased at a premium. The prepayment of such Agency RMBS at a rate faster than anticipated would result in a write-off of any remaining capitalized premium amount and a consequent reduction of our net investment income by such amount. Finally, in the event that we are unable to acquire new Agency RMBS to replace the prepaid Agency RMBS, our financial condition, cash flow and results of operations could be negatively impacted.

Effect on Market Value and Net Income

Another component of interest rate risk is the effect changes in interest rates will have on the market value of our assets and our net income. We face the risk that the market value of our assets and net income will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

The following sensitivity analysis table shows the estimated impact on the market value and net income of our interest rate-sensitive investments and repurchase agreement liabilities, at March 31, 2007, assuming a static portfolio and that rates instantaneously fall 25, 50 and 75 basis points and rise 25, 50 and 75 basis points.

Change in Interest Rates	Projected Change in the Market Value of Our Assets	Projected Change in Our Net Income
-75 basis points	-0.237%	37.99%
-50 basis points	-0.135%	28.47%
-25 basis points	-0.051%	20.98%
No Change	0.000%	0.00%
+25 basis points	0.010%	-6.52%
+50 basis points	-0.042%	-23.83%
+75 basis points	-0.144%	-36.29%

While the chart above reflects the estimated impact of interest rate increases and decreases on a static portfolio, we rebalance our portfolio from time to time either to take advantage or minimize the impact of changes in interest rates. It is important to note that the impact of changing interest rates on market value and net income can change significantly when interest rates change beyond 75 basis points from current levels. Therefore, the volatility in the market value of our assets could increase significantly when interest rates change beyond 75 basis points. In addition, other factors impact the market value of and net income from our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the market value of our assets and our net income would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Risk Management

To the extent consistent with maintaining our REIT status, we seek to manage our interest rate risk exposure to protect our portfolio of RMBS and other mortgage securities and related debt against the effects of major interest rate changes. We generally seek to manage our interest rate risk by:

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our MBS and our borrowings;

•	attempting to structure our borrowing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales, to adjust the interest rate sensitivity of our RMBS and our borrowings; and

•

actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our RMBS and the interest rate indices and adjustment periods of our borrowings.

MARKET OVERVIEW

The U.S. residential mortgage market has experienced considerable growth over the past five years, with total residential mortgage loans outstanding growing from approximately $6.8 trillion in 2002 to approximately $10.9 trillion in 2006, according to data from the Federal Reserve. Additionally, the total U.S. residential mortgage debt securitized into RMBS has grown from approximately $3.7 trillion in 2002 to approximately $5.9 trillion in 2006. The Agency RMBS market accounted for approximately $4.0 trillion of the total U.S. RMBS market in 2006. At December 31, 2006, approximately $199.1 billion of the available MBS were held by REITs.

The U.S. ABS market (including CDOs) has grown from approximately $1.5 trillion in 2002 to approximately $2.1 trillion in 2006, according to data from the Securities Industry and Financial Markets Association. At December 31, 2006, the U.S. CDO market accounted for approximately 14.1% of the U.S. ABS market, representing approximately $299 billion in CDOs outstanding. Additionally, global CDO market issuance has grown to approximately $489.0 billion in 2006, representing a 96.0% growth over $249.0 billion issued during 2005, according to the Securities Industry and Financial Markets Association.

BUSINESS

Our Company

We are an externally managed specialty finance company created with the objective of achieving consistent risk-adjusted returns by investing across multiple asset classes. We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2006, upon filing our federal income tax return for that year. We completed our initial private capital raise in February 2006 and an additional private capital raise in December 2006, raising net proceeds of $78.0 million and $105.8 million, respectively. Our current strategy is to invest a majority of our capital in the following two core asset classes: (i) Agency RMBS, which comprise approximately 98.3% of the assets in our portfolio as of March 31, 2007, and (ii) subordinated tranches of ABS, including CDOs, which comprise approximately 1.2% of the assets in our portfolio as of March 31, 2007. In the future, we expect to invest opportunistically in other types of investments from time to time, including other types of ABS and debt instruments and other public and private securities. Over time, we intend to adapt our investment allocation strategy as market conditions change in order to maximize the returns that we are able to earn from our investment portfolio. As of March 31, 2007, we had $185.2 million in equity capital and the fair value of our investment portfolio was $2.7 billion.

We conduct all of our business through and hold all of our assets in Cypress Sharpridge Investments, Inc. and our TRSs. We currently have two TRSs, Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. Sharpridge TRS, Inc. was formed to hold the 19% profits interest in Sharpridge. CS Alternatives TRS, Inc. was formed to make investments that would not generate qualifying income if earned directly by a REIT. Currently, neither of our TRSs holds any assets, other than the 19% profits interest in Sharpridge, or conducts any other business.

We leverage our equity capital by borrowing money to invest in Agency RMBS. Our leverage consists primarily of short-term borrowings in the repurchase market, but we may utilize other financing techniques in the future such as direct corporate borrowings of secured or unsecured debt, issuances of preferred stock and trust preferred securities, leverage opportunities in the CDO market and other techniques. RMBS guaranteed by U.S. Government-sponsored entities such as Fannie Mae, Freddie Mac and Ginnie Mae, which comprise the majority of our current investment portfolio, have historically enjoyed favorable financing terms using repurchase agreements. As of March 31, 2007, we had repurchase agreements in place with 19 different counterparties. For our investments in leveraged entities, such as deeply subordinated tranches of ABS, we do not currently plan to employ leverage.

Our hedging strategy is a critical part of our investment strategy. We use primarily interest rate swaps to manage the interest rate risk of our liabilities and we may in the future elect to hedge some of the credit risk in our portfolio by entering into credit default swap agreements with highly-rated counterparties. Interest rate swap agreements have the effect of fixing our borrowing costs and can be used to protect against declines in the market value of our interest rate sensitive assets that result from general trends in the debt markets.

We have developed our current investment strategy to take advantage of opportunities in the current interest rate environment. We intend to adapt our strategy to changing market conditions. Our income is generated primarily by the interest earned on our investments and any other returns from dividends, distributions or price appreciation. We further believe that our multi-asset class strategy, which permits us to be opportunistic in allocating capital to those asset classes that we believe provide opportunities for consistent risk-adjusted returns, will enhance our ability to maintain a competitive dividend yield. We believe that our ability to employ leverage, when appropriate, allows us additional flexibility in our asset allocation and capital deployment. We expect to diversify among asset classes and individual types of assets in the portfolio over time in order to minimize concentration risk. Our investment flexibility and diversification potential is limited by our desire to maintain our qualification as a REIT and our exemption from regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act.

As of March 31, 2007, our mortgage portfolio consisted of $1,261.7 million of Agency RMBS backed by monthly reset ARMs. Agency RMBS are whole-pool mortgage pass-through certificates guaranteed by Fannie

Mae, Freddie Mac or Ginnie Mae. The underlying mortgages in these securities have prepayment penalties and coupon rates that reset monthly based on the twelve-month moving average of the one-year constant maturity Treasury rate. As of March 31, 2007, we also held $1,328.4 million of Agency RMBS backed by three- and five-year hybrid ARMs that have a fixed coupon for three or five years and then pay an adjustable coupon that resets annually. As of March 31, 2007, we also held $68.0 million of Agency RMBS backed by 30 year fixed coupon rate mortgages. We generally hedge the financing cost of our whole-pool mortgage pass-through certificates with interest rate swaps. The total notional value of our interest rate swaps as of March 31, 2007 was $950.0 million. We also held $13.0 million of structured notes as of March 31, 2007, where the underlying collateral consisted of non-agency residential mortgages. Lastly, as of March 31, 2007, we held $33.4 million of CLO equity where the underlying collateral consisted of secured corporate debt. As of March 31, 2007, our cash and other reserves consisted of cash and government guaranteed MBS.

The following table is our portfolio as of March 31, 2007:

Fixed Income Securities—1460.24% (d)
	Face Amount	Fair Value
Mortgage Pass-Throughs—1435.16% (d)
Fannie Mae Pools—1281.51% (d)
5.743%, due 07/01/2036 (a, b)	$86,312,029	$87,270,093
5.850%, due 09/01/2036 (a, b)	193,333,191	195,508,190
5.371%, due 02/01/2036 (a, b)	13,717,738	13,792,637
6.932%, due 03/01/2036 (b)	27,778,366	28,524,771
7.417%, due 03/01/2036 (a, b)	63,411,465	65,818,564
5.811%, due 01/01/2036 (a, b)	22,693,542	22,943,171
6.026%, due 02/01/2036 (a, b)	21,209,314	21,489,489
7.504%, due 03/01/2036 (a, b)	197,502,094	205,338,976
7.505%, due 03/01/2036 (a, b)	97,522,176	99,569,167
5.903%, due 04/01/2036 (a, b)	44,092,846	44,602,559
7.438%, due 04/01/2036 (a, b)	62,996,041	65,396,190
7.438%, due 05/01/2036 (a, b)	68,675,515	71,333,944
5.363%, due 03/01/2036 (a, b)	22,271,537	22,358,396
5.484%, due 12/01/2036 (a, b)	80,940,590	81,393,857
5.603%, due 11/01/2036 (a, b)	52,617,042	53,037,979
7.317%, due 05/01/2036 (a, b)	88,849,792	91,986,189
5.846%, due 05/01/2036 (a, b)	43,113,719	43,632,377
7.430%, due 06/01/2036 (a, b)	51,762,804	53,719,955
6.255%, due 06/01/2036 (a, b)	19,431,361	19,731,770
5.418%, due 05/01/2036 (a, b)	17,897,124	17,968,713
7.392%, due 07/01/2036 (a, b)	88,799,622	92,102,968
7.432%, due 07/01/2036 (a, b)	47,750,322	49,570,564
7.422%, due 08/01/2036 (a, b)	91,527,537	95,001,923
7.294%, due 09/01/2036 (a, b)	93,304,718	96,561,052
5.812%, due 07/01/2036 (a, b)	88,626,012	89,565,448
7.392%, due 09/01/2036 (a, b)	46,247,249	47,977,359
5.958%, due 09/01/2036 (a, b)	44,594,285	45,192,294
7.436%, due 09/01/2036 (a, b)	50,386,658	51,707,293
7.420%, due 10/01/2036 (a, b)	45,585,598	47,304,176
5.795%, due 01/01/2036 (a, b)	123,806,464	125,219,095
7.539%, due 11/01/2036 (a, b)	48,026,584	50,035,536
5.778%, due 11/01/2036 (a, b)	46,335,472	46,740,907
7.448%, due 10/01/2036 (a, b)	47,924,460	49,802,620
5.989%, due 12/01/2036 (a, b)	48,173,495	48,797,824

	Face Amount	Fair Value
5.977%, due 12/01/2036 (a, b)	$46,451,505	$47,010,317
5.948%, due 12/01/2036 (b)	17,481,801	17,713,959
7.000%, due 12/01/2036 (a)	30,351,533	31,313,677
7.000%, due 03/01/2036 (a)	35,618,148	36,723,023

Total Fannie Mae Pools		2,373,757,022

Freddie Mac Pools—153.65% (d)
6.042%, due 09/01/2036 (a,b)	32,020,877	32,368,303
5.822%, due 11/01/2036 (a,b)	64,856,861	65,333,559
5.287%, due 03/01/2036 (a,b)	72,920,736	72,971,781
6.067%, due 07/01/2036 (a,b)	54,960,140	55,564,701
5.981%, due 12/01/2036 (a,b)	48,349,724	48,847,727
6.034%, due 01/01/2036 (a,b)	9,415,976	9,515,032

Total Fannie Mae Pools		284,601,103

Total Mortgage Pass-Through (cost—$2,661,167,765)		$2,658,358,125

	Face Amount	Fair Value	Default Rate (f)	Rating
Collateralized Loan Obligation Securities—18.04% (d)
AMMC CLO V, LIMITED (c)	$3,900,000	$3,627,000	0.00%	—
AMMC CLO VII, LIMITED (c)	2,249,000	1,951,008	NA	—
ARES VIR CLO LTD. (c)	3,775,000	3,482,437	0.00%	—
AVENUE CLO (c)	2,000,000	1,900,000	NA	—
BALLYROCK CLO 2006-2 LTD (c)	4,270,000	4,056,500	0.00%	—
CARLYLE HIGH YIELD PARTNERS VIII, LTD (c)	3,000,000	2,753,100	0.13%	—
EATON VANCE CDO IV LTD (c)	2,500,000	2,500,000	NA	—
FLAGSHIP CLO V (c)	3,750,000	3,487,500	NA	—
NAVIGARE CLO (c)	2,600,000	2,288,000	0.00%	—
PRIMUS CLO I, LTD. (c)	2,500,000	2,375,000	NA	—
START III CLO LIMITED (c)	3,000,000	3,000,000	NA	—
TRIMARAN CLO VII LTD (c)	2,000,000	2,000,000	NA	—

Total Collateralized Loan Obligation Securities (cost—$33,682,870)		$33,420,545

	Face Amount	Fair Value	Default Rate (f)	Rating
Structured Notes—7.04% (d)
RESIX 2006-C B11 (c)	$998,916	$993,921	NA	B (g)
RESIX 2006-B B9 (c)	1,989,581	1,989,581	NA	B+ (g)
RESIX 2007-A B11 (c)	4,497,626	4,486,382	NA	B (g)
RESIX 2006-B B10 (c)	1,989,581	1,999,529	NA	B (g)
RESIX 2007-B B11 (c)	3,571,000	3,571,000	NA	B (g)

Total Structured Notes (cost—$13,068,945)		13,040,413

Total Investment in Securities (cost—$2,707,919,580)		$2,704,819,083

Unrealized depreciation on Interest Rate Swap Contracts
(Notional $950,000,000 (cost, $0))—(1.16%) (d)		$(2,141,951)

Investment in Affiliate-
Sharpridge Capital Management, L.P. (e)		$—

LEGEND

(a)	Securities or a portion of the securities are pledged as collateral for securities sold under agreement to repurchase.

(b)	The coupon rate shown on floating or adjustable rate securities represents the rate at March 31, 2007.

(c)	Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may only be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2007, the value of these securities amounted to $46,460,958, or 25.08% of net assets.

(d)	Percentage of net assets.

(e)	This investment is in the form of a 19% limited partnership profits interest. No value has been ascribed, no dividends have been received and no equity in profit or loss has been recorded in the three months ended March 31, 2007.

(f)	Amounts provided by the issuers. An “NA” indicates the issuer has not provided a default rate.

(g)	Rated by Standard & Poor’s.

Private Offerings

We were formed on January 3, 2006 as a Maryland corporation with perpetual existence. In February 2006, we completed our initial capitalization pursuant to which we sold 3,932,644 units, with each unit consisting of two shares of our common stock and one warrant to purchase one share of our common stock in a private placement to certain accredited investors. Each warrant initially entitles the holder thereof, subject to adjustment as set forth below under “Description of Capital Stock—Warrants—Anti-Dilution Adjustments,” to purchase one share of our common stock. The exercise price of each warrant is $10.00 per share. The warrants became exercisable as of February 10, 2006 and will expire, subject to certain limitations, on the close of business on December 31, 2008. See “Description of Capital Stock” for further discussion of the warrants issued in connection with our initial capitalization. We received approximately $78.0 million in net proceeds from our initial capitalization, and we have invested these proceeds pursuant to our investment strategy. In December 2006, we completed an additional private offering in which we sold an aggregate of 11,450,000 shares of our common stock. We received approximately $105.8 million in net proceeds from our December 2006 private offering, and we have invested these proceeds pursuant to our investment strategy.

Our Manager

We are externally managed and advised by Cypress Sharpridge Advisors LLC, a joint venture between affiliates of The Cypress Group and Sharpridge Capital Management, L.P., pursuant to a management agreement. Our Manager was formed in Delaware in January 2006. All of our executive officers are employees of our Manager or one or more of its affiliates. The executive offices of our Manager are located at 65 East 55th Street, New York, NY 10022 and the telephone number of our Manager’s executive offices is (212) 705-0160.

Pursuant to the terms of the management agreement, our Manager provides us with our management team, including a chief executive officer and chief financial officer (each of whom also serves as an officer of our Manager), along with appropriate support personnel. Our Manager is responsible for our operations and performs all services and activities relating to the management of our assets and operations. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. Our Manager has access to the employees and other resources of both Sharpridge and Cypress on a non-exclusive basis. Our Manager does not provide management services to any other entities, and it has agreed that it and any entity controlled or under common control by it will refrain from raising, advising or sponsoring any new REIT that invests primarily in domestic MBS without the prior approval of the independent members of our board of directors, provided however, that a portfolio company of any private equity fund controlled by Cypress shall be deemed not to be an entity under common control with our Manager for this purpose.

We do not have any employees of our own, and we do not pay any of our officers cash compensation. Instead, we pay our Manager a base management fee and incentive compensation based on performance pursuant to the terms of the management agreement. In the event that we do not file a registration statement on or before April 30, 2007 to register for resale the shares of our common stock sold in our initial capitalization and December 2006 private offering and shares of our common stock to be issued upon exercise of outstanding warrants, our Manager has agreed to reduce its base management fee from 1.50% to 1.25% of our equity during the period from April 30, 2007 until we file the registration statement. Our Manager has also agreed to waive any incentive compensation for which it would be eligible until such time as we have filed a registration statement relating to our common stock.

As of March 31, 2007, our executive officers and directors, and certain officers and employees of our Manager and its sub-advisors and other affiliates, including investment vehicles with respect to which individuals related to Cypress and Sharpridge have an ownership interest, beneficially own an aggregate of 2,255,416 shares of our common stock, representing approximately         % of our shares of common stock outstanding immediately after completion of this offering.

Sharpridge Capital Management, L.P.

Sharpridge was founded in January 2005 by Kevin E. Grant, our chief executive officer and president and the chairman of the board of directors. Mr. Grant is the sole member of the general partner of Sharpridge. Sharpridge owns an interest in and serves as the primary sub-advisor to our Manager, overseeing all of our day-to-day operations and actively managing our investment portfolio. In addition to managing our assets, Sharpridge offers fixed income asset management services to institutions and high net worth individuals, generally employing investment styles and structures classified as alternative investments. As of March 31, 2007, Sharpridge had approximately $2.7 billion of assets under management, including our assets. As of March 31, 2007, Sharpridge had 11 employees. Immediately after completion of this offering, affiliates of Sharpridge will beneficially own an aggregate of              shares of our common stock, including restricted stock, or approximately         % of the shares of our common stock outstanding immediately after completion of this offering.

Prior to founding Sharpridge, Mr. Grant was a senior portfolio manager and a member of the Aggregate Bond Team at Fidelity Investments, with direct responsibility for over $25 billion of fixed income assets across 19 separate accounts. At Fidelity, Mr. Grant invested in many types of fixed income investments, ranging from government bonds to below investment grade corporate securities. Over the course of his career at Fidelity,

Mr. Grant had responsibility for managing fixed income funds including Fidelity’s Mortgage Securities Fund, Investment Grade Bond Fund, Intermediate Bond Fund, Total Bond Fund, and Advisor Mortgage Securities Fund. In addition, Mr. Grant had responsibility for the fixed income component of certain Fidelity balanced funds, including the Strategic Income Fund, Puritan Fund and Fidelity Balanced Fund. Mr. Grant also managed separate accounts for pension plan sponsors, insurance companies and other institutional clients.

Ownership of Sharpridge Capital Management, L.P.

Concurrent with our initial capitalization, we acquired a 19% limited partnership profits interest in Sharpridge, which is held by our wholly-owned domestic TRS, Sharpridge TRS, Inc. Our 19% limited partnership profits interest in Sharpridge entitles us to receive distributions and allocations at the close of each accounting period (as defined in the Sharpridge Capital Management, L.P. limited partnership agreement) based on our percentage interest, excluding amounts attributable to Sharpridge’s invested capital. Under the terms of the Sharpridge limited partnership agreement, our interest in Sharpridge may not be transferred without the prior written consent of the Sharpridge general partner and will be forfeited upon our liquidation or winding up on or prior to December 31, 2008, or the termination of either the management agreement between us and our Manager or the sub-advisory agreement between our Manager and Sharpridge on or prior to December 31, 2008. Our interest in Sharpridge will not be subject to forfeiture following the listing of our common stock on a major exchange. See “Risk Factors—Risks Related to Our Organization and Structure—We may not realize a return on the 19% profits interest that we hold in Sharpridge.”

The Cypress Group

Cypress, founded in 1994, owns an interest in and serves as a sub-advisor to our Manager. Cypress is a financial sponsor of leveraged buyouts and other private equity transactions for growth-oriented, middle-market companies. Cypress is organized by industry sector, focusing on the financial services, healthcare, consumer, general industrial, automotive, aerospace, media and leisure industries. Since 1989, Cypress professionals have invested over $4 billion of equity capital in 33 separate investments with an aggregate transaction value of over $23 billion. Cypress professionals have led private equity investments in companies including Affinia Group Inc., Catlin Group Limited, Cinemark USA, Inc., Communications & Power Industries, Inc., Cooper-Standard Automotive Inc., Financial Guaranty Insurance Corporation, Illinois Central Corporation, Infinity Broadcasting Corporation, K&F Industries, Inc., Lear Corporation, Loral Corporation, The Meow Mix Company, Montpelier Re Holdings, Ltd., Parisian, Inc., R.P. Scherer Corporation, Scottish Re Group Limited, WESCO International, Inc. and Williams Scotsman, Inc. As of March 31, 2007, Cypress had 18 employees. Immediately after completion of this offering, affiliates of Cypress will beneficially own an aggregate of              shares of our common stock, including restricted stock, or approximately         % of the shares of our common stock outstanding immediately after completion of this offering.

Competitive Strengths

We believe that our competitive strengths include:

Our Investment Strategy Can Succeed in a Variety of Interest Rate Environments.    We believe our investment strategy enables us to generate consistent risk-adjusted returns in a variety of interest rate environments. Our current strategy capitalizes on two aspects of the current market cycle: (i) our focus on Agency RMBS collateralized by hybrid adjustable-rate mortgage loans, or hybrid ARMs, provides us with opportunities to generate stable returns without incurring material credit risk even though the spread between long-term interest rates and short-term interest rates is relatively narrow and mortgage default rates are increasing and (ii) our focus on subordinated tranches of CDOs enables us to capitalize on the rapid growth in the CDO market.

We have been able to generate consistent returns without incurring material credit risk by employing a hedging technique for our hybrid ARMs that utilizes interest rate swap agreements. We have utilized interest rate swaps to minimize the financing risk inherent in holding hybrid ARMs and to match the market price volatility of the hybrid ARMs. As market levels of interest rates change, the market price of hybrid ARMs changes in response. When we purchase a hybrid ARM, we generally simultaneously enter into an interest rate swap agreement having a similar average life with the objective of offsetting the price sensitivity to interest rates. The result is that we capture the yield differential between the yields on the hybrid ARM and the interest rate swap. This strategy reduces our risk exposure to changes in the general level of interest rates and helps to stabilize our returns.

In addition, we believe we are well positioned to capitalize on the rapid growth in the CDO market due to the significant new opportunities to invest in many types of collateral that have been made available to us through the use of securitization techniques. Senior secured corporate bank loans, for example, are now largely held by CLO vehicles rather than by commercial banks. Commercial mortgages and commercial MBS are now held largely by CDO vehicles. Corporate capital securities, residential mortgage whole loans, and many other fixed income assets may now be accessed through CDO securities as well, whereas historically they may not have been available to investors such as our company.

Experienced Manager and Ability to Navigate Through Different Market Environments.    Our Manager’s investment team has experience managing assets through the various interest rate and credit cycles since the early 1980s, and has the proven ability to generate risk-adjusted returns in these various interest rate and credit environments. We believe that our Manager’s experienced investment team provides us with a competitive advantage relative to companies that have management teams with less experience. Our Chief Executive Officer, Kevin E. Grant, was a senior portfolio manager and member of the Aggregate Bond Team at Fidelity Investments from 1993 to 2005, where he was responsible, both directly and indirectly, for the management of fixed income assets including the Mortgage Securities Fund, the Investment Grade Bond Fund, the Total Bond Fund, the fixed income portion of the Fidelity Puritan Fund and the Strategic Income Fund. Our Manager’s investment team consists of highly experienced fixed income portfolio managers who average more than 20 years of experience in the fields of MBS, structured finance and corporate finance, providing us with significant experience in key areas of our business. Each member of our management team has a demonstrated track record in his or her relevant area of responsibility.

Investment Committee and Board of Directors with Significant Relevant Experience.    We believe that our board of directors and our Manager’s investment committee provide us with a competitive advantage through their experience in fixed income and equity investing, corporate management and financial advisory services. The members of our Manager’s investment committee, which provides oversight to our investing activities, have on average in excess of 29 years of investing experience in both the debt and equity markets. In addition, members of our Manager’s investment committee and our board of directors have significant experience in risk management for financial services companies and investment portfolios.

Strong Alignment of Interests.    We believe the interests of our Manager and its management team are strongly aligned with our interests. As of                 , 2007, our directors and executive officers, together with certain officers and employees of our Manager and its sub-advisors and other affiliates, beneficially own an aggregate of              shares of our common stock, including restricted stock, representing in the aggregate approximately         % of the shares of our common stock outstanding immediately after completion of this offering. A portion of these shares were acquired in our initial capitalization and December 2006 private offering. Certain of our directors and executive officers, together with certain officers and employees of our Manager and its sub-advisors and other affiliates, purchased 1,510,652 shares of our common stock in these offerings. In addition, we have granted 731,764 shares of restricted stock and options to purchase 393,264 shares of our common stock to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. Upon completion of this offering, we intend to grant an additional                      shares of restricted stock, which is equivalent to         % of the shares of common stock to be sold in this offering, subject to increase by         % of the shares sold pursuant to any exercise by the underwriters of their over-allotment option, to our executive officers and certain officers and employees of our Manager and its sub-advisors and other affiliates, as designated by our Manager. All of the options and shares of restricted stock we have granted or will grant as described above are or will be subject to forfeiture restrictions that will lapse in equal one-third increments over a three-year period after the date of grant. Furthermore, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount that our net income exceeds a specified amount.

Ownership Interest in Sharpridge.    We own a 19% limited partnership profits interest in Sharpridge. This ownership interest allows us to participate in Sharpridge’s success, not only with respect to the fees Sharpridge earns through its management relationship with our company but also with respect to its future investment management activities with third parties. We believe our interest in Sharpridge helps diversify our revenue sources and allows us to participate in any growth by Sharpridge.

Affiliation with The Cypress Group.    We believe our Manager’s access to the resources and expertise of Cypress is a significant competitive strength. Our Manager has access to Cypress’ team of private equity professionals, which provides them with access to their significant industry experience, network of relationships with industry executives and knowledge of transaction structuring. Cypress also has extensive relationships with major commercial and investment banking firms that we believe provides our Manager with access to information, investment opportunities and capital markets expertise.

Our Strategy and Business Model

Our objective is to provide consistent returns to our investors through a combination of dividends and capital appreciation. We intend to invest opportunistically in those asset classes that can generate favorable leveraged risk adjusted returns, subject to maintaining our status as a REIT and our exemption from regulation under the Investment Company Act. We seek to achieve these investment objectives by allocating capital to invest in two core asset classes: (i) Agency RMBS, and (ii) subordinated tranches of ABS, including CDOs. We also may invest opportunistically in other types of investments from time to time, including other types of ABS securities and debt instruments and other public and private securities. Over time, we intend to adapt our investment allocation strategy as market conditions change to seek to maximize the returns from our investment portfolio. Depending on market conditions, market opportunities and the mix of assets in our portfolio, we may invest in the following asset classes, among others, in the future: CMBS, agency debentures, which are debentures issued directly by Fannie Mae or Freddie Mac, corporate leveraged loans and corporate debt securities, non-Agency RMBS and REMICs, residential whole loan mortgages and structured notes.

Our income is generated primarily from the difference, or net spread, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. We believe that the best approach to generating a positive net spread is to manage our liabilities to mirror, as often as possible, the interest rate risks of our investments. To seek to achieve this result, we employ short-term financing in combination with hedging techniques using primarily interest rate swaps. We may, subject to maintaining our REIT qualification, also employ other hedging techniques from time to time, including interest rate caps, floors, swap options and CDSs to protect against adverse interest rate movements and negative credit events in our corporate loan portfolio.

Because our investments vary in interest rate, prepayment speed and maturity, the leverage or borrowings that we employ to fund our asset purchases do not exactly match the terms or performance of our assets. Based on our experience, such assets’ market prices will change more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our reported net income. Increases in these rates will tend to decrease our net income and the market value of our assets and could possibly result in reported operating losses. Our approach to managing the portfolio is to take a longer term view of assets and liabilities, such that our reported earnings and mark-to-market valuations at the end of a financial reporting period will not significantly influence our strategy of maximizing cash distributions to stockholders over the long term.

Our Targeted Asset Classes

We currently employ our investment capital in the following two core asset classes:

Agency RMBS.    Our investments in this asset class principally consist of whole-pool, pass-through certificates, the principal and interest of which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae which are backed by ARMs and hybrid ARMs. ARMs have interest rates that reset monthly based on the twelve-month moving average of the one-year constant maturity U.S. Treasury rate. Hybrid ARMs have interest rates that are fixed for an initial period (typically three, five, seven or 10 years) and thereafter reset at regular intervals in a manner similar to adjustable-rate mortgage-backed securities and loans. A majority of Agency RMBS in which we invest are collateralized by agency-backed ARM and three-, five- and seven-year hybrid ARMs. We base our decision on whether to invest in Agency RMBS collateralized by ARMs or hybrid ARMs on various factors including, but not limited to, relative value, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves.

Subordinated Tranches of ABS.    We invest in subordinated tranches, which include non-investment grade and unrated tranches, of ABS in the secondary market and selected primary issuances, including CDOs. While we may invest in various types of CDOs in the future, currently all of our investments in this asset class are in subordinated tranches of CLOs, which are CDOs collateralized by debt obligations of corporations, partnerships and other entities. These debt obligations generally are in the form of first and second lien loans, mezzanine loans and bridge facilities, which we collectively refer to as corporate leveraged loans, as well as corporate debt securities which may be issued by the same obligor of a leveraged loan collateralizing a CLO in which we invest. We base our decision on whether to invest in subordinated tranches of ABS on various factors, including, but not limited to, relative value, supply and demand, weighted average rating factor (a measure determined by credit rating agencies that reflects the weighted average credit rating of the pool of collateral underlying a CDO), diversity score (a measure determined by Moody’s that reflects the issuer and industry concentration of the collateral in a CDO), expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. Except as may be provided under the securities laws, we generally have no recourse against the issuers of such securities or the originators of the underlying collateral upon a default or a breach of a representation or warranty.

Most of the corporate leveraged loans and corporate debt securities which collateralize the CLOs in which we invest have an explicit rating from one or more nationally recognized statistical rating agencies. The majority of these leveraged loans and corporate debt securities are considered “non-investment grade” due to their rating of between Ba1 and B3 by Moody’s Investors Services, Inc., or Moody’s, and between BB+ and B- by Standard & Poor’s Ratings Service, or Standard & Poor’s. We may also invest in CLOs collateralized by corporate leveraged loans and corporate debt securities that are rated below B3 by Moody’s and B- by Standard & Poor’s and/or that do not have an explicit rating from one or more nationally recognized statistical rating agencies. While we currently do not intend to leverage our investments in subordinated tranches of ABS, we may employ leverage in the future to fund our investments in such assets. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the collateral underlying the security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

In the future we may also invest in other asset classes including the following:

CMBS.    CMBS are securities collateralized by, or evidencing ownership interests in, either a single commercial mortgage loan or a pool of commercial mortgage loans. These securities may be senior, subordinated, investment grade or non-investment grade. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the specific loan or security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

Agency Debentures.    An agency debenture represents unsecured debt of Fannie Mae or Freddie Mac, as the case may be. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the collateral underlying the security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

Corporate Leveraged Loans and Corporate Debt Securities.    Corporate leveraged loans and corporate debt securities may be issued by the same obligor of a corporate leveraged loan in our portfolio. We expect that most of the corporate leveraged loans and corporate debt securities in which we may invest will have an explicit rating from one or more nationally recognized statistical rating agencies. We expect that the majority these investments will be rated between Ba1 and B3 by Moody’s and between BB+ and B- by Standard & Poor’s. We may also purchase leveraged loans and corporate debt securities that are rated below B3 by Moody’s and B- by Standard & Poor’s and/or that do not have an explicit rating from one or more nationally recognized statistical rating agencies. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the specific loan or security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

Non-Agency RMBS and REMICs.    Non-Agency RMBS and REMICs are not guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The type of residential mortgage loans securing non-Agency RMBS and REMICs include jumbo, Alt-A, residential B/C and high loan-to-value loans. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the specific loan or security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

Residential Whole Loan Mortgages.    Residential whole loan mortgages include prime, subprime, and Alt-A mortgage loans, both fixed rate, ARMs and hybrid ARMs. Any leverage we employ to finance these investments will be based on the credit quality, liquidity and prepayment characteristics of the specific loan or security, as well as the terms of the leverage available to us. If market conditions change, we may consider other fixed-income investment opportunities.

Structured Notes.    Structured notes are securities packaged and issued by major financial institutions. The notes have some similar characteristics to a plain debt instrument such as commercial paper, medium-term notes, or certificates of deposit, or CDs. Instead of paying a fixed interest rate over time and repaying par at maturity, structured notes index the coupon, the principal, or both to virtually anything with a trading market. The indexing may be to a designated mortgage pool, interest rate spreads, stock market indices or the price of a security completely unrelated to the transaction.

Investment Sourcing

Our Manager sources the majority of our investments through its relationships with a large and diverse group of financial intermediaries, ranging from major commercial and investment banks to specialty investment dealers and brokerage firms. Our Manager also sources investments directly from third party originators, such as in the case of CDOs and CLOs, sponsored by other asset management firms.

Investing in our targeted asset classes is highly competitive. Our Manager competes with many other investment managers for profitable investment opportunities in fixed income asset classes and related investment opportunities. Accordingly, we believe our ability to identify opportunities and recommend them in actionable form to our Manager’s investment committee has been and will continue to be very important to our success.

Investment Process

Our Manager evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to our comparable securities held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio.

The key steps of our investment process are summarized below:

•	Evaluation of applicable asset classes for overall investment desirability;

•	Allocation of our capital to the attractive asset classes;

•	Review of asset allocation plan for overall risk management and diversification;

•	Research and selection of individual securities and financing (leverage) strategies; and

•	Active portfolio monitoring within asset classes, together with ongoing risk management (hedging) and periodic rebalancing, to maximize total returns.

We also evaluate all potential and existing investments to determine their impact on maintaining our REIT qualification and our exemption from regulation under the Investment Company Act.

Financing Strategy

We use leverage in order to finance certain of our assets and to seek to increase potential returns to our stockholders. Our use of leverage may, however, also have the effect of increasing losses when securities in our portfolio decline in value. Our target leverage is in the range of approximately 10 to 14 times the amount of our equity. Our investment policies require no minimum or maximum leverage and our Manager and its investment committee have the discretion, without the need for further approval by our board of directors, to increase or decrease the amount of leverage employed. Mortgage REITs have historically utilized leverage up to 30 times their equity capital, and other financial services companies approach comparable levels in their portfolios of originated loans. We do not anticipate employing, on a portfolio-wide basis, leverage on this scale and intend to maintain our leverage, on a portfolio-wide basis, at a level that generally does not exceed 15 to 1. Individual securities positions of our Agency RMBS portfolio may be fully leveraged. As of March 31, 2007, our portfolio was leveraged (as measured by total liabilities to total equity) approximately 14 to 1.

We finance our investments in each of our target asset classes as follows:

Agency RMBS.    We currently and intend to continue to finance our Agency RMBS investments on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Subordinated Tranches of Asset-Backed Securities.    We do not currently and do not intend to finance deeply subordinated, non-investment grade ABS such as deeply subordinated tranches of CLOs. We believe investments of this type are intrinsically leveraged on a term basis primarily through the issuance of match-funded non-recourse debt specific to each individual transaction.

In the future, we may finance certain of our investments in CMBS, Agency debentures, corporate leveraged loans and corporate debt securities, non-Agency RMBS and REMICs, residential whole loan mortgages and structured notes as follows:

CMBS.    We intend to finance the CMBS in which we may invest on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Agency Debentures.    We intend to finance the agency debentures in which we may invest on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Corporate Leveraged Loans and Corporate Debt Securities.    We intend to finance any direct investments in corporate leveraged loans and corporate debt securities on a non-term basis through the use of repurchase agreements and term funding arrangements with banks and securities firms. The degree of leverage utilized to fund corporate leveraged loans and corporate debt securities will depend on a number of factors, including the terms offered by the counterparty, the liquidity of the collateral, and the likelihood of availability of continued financing upon maturity of the funding structure.

Non-Agency RMBS and REMICs.    We intend to finance the non-Agency RMBS and REMICs in which we may invest on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Residential Whole Loan Mortgages.    We intend to finance the residential whole loan mortgages in which we may invest on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Structured Notes.    We intend to finance the structured notes in which we may invest on a non-term financing basis using a diversified approach involving repurchase agreements with multiple commercial and investment banks. See “—Repurchase Agreements.”

Subject to maintaining our qualification as a REIT, from time to time we utilize derivative financial instruments such as swaps, futures and options to hedge all or a portion of the interest rate risk associated with our borrowings. We may also seek to mitigate prepayment risk and default risk through a variety of hedging techniques generally in the form of swap contracts. For any derivative contracts or other two-way obligations, we transact only with highly rated counterparties. Other types of investments may also be hedged using derivative financial instruments, although our expectation is that any non-interest bearing securities in our portfolio will not be leveraged or hedged.

Repurchase Agreements

We finance the purchase of Agency RMBS, corporate leveraged loans and corporate debt securities, CMBS and agency debentures through the use of repurchase agreements. Using repurchase agreements, we are able to borrow against the value of our assets. Under these agreements, we sell our assets to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. These repurchase agreements are accounted for as debt and secured by the underlying assets. During the period of a repurchase agreement, we earn the principal and interest on the related assets.

Our repurchase agreement counterparties are commercial and investment banks with whom we have or expect to have agreements in place that cover the terms of our transactions. All our repurchase agreement counterparties are formally approved by our Manager’s investment committee. Repurchase agreements are one of the primary techniques we use to achieve our desired amount of leverage for our Agency RMBS. We intend to maintain formal relationships with multiple counterparties for the purpose of obtaining financing on favorable terms. As of March 31, 2007, we had repurchase agreements in place with 19 different counterparties with aggregate indebtedness outstanding of $2,518.8 million and a weighted average borrowing rate of 5.29%.

Hedging Strategy

Subject to maintaining our qualification as a REIT, we utilize derivative financial instruments to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Our most common method of financing Agency RMBS is through term repurchase agreements, which generally have maturities up to 30 days. The weighted average life of the MBS we own is generally much longer. The difference in maturities, in addition to prepayments, adjustable-rate features of ARMs, and other potential changes in timing and/or amount of cash flows, creates potential interest rate risk. We engage in a variety of interest rate hedging activities that mitigate changes in interest rates or other market changes that we expect would impair the value of our assets or our ability to continue to finance assets we own at favorable rates. Our interest rate hedging methods include:

•	interest rate swaps (a contract exchanging a variable rate for a fixed rate, or vice versa);

•	interest rate caps (a contract protecting against a rise in interest rates above a fixed level);

•	interest rate floors (a contract protecting against a decline in interest rates below a fixed level);

•	interest rate corridors (a combination of caps and floors);

•	interest rate swaptions (options to enter into interest rate swaps at a future date);

•	cancelable interest rate swaps (swaps that may be canceled at one party’s option before expiry); and

•	other interest rate and non-interest rate derivative instruments or contracts.

Because the term of our repurchase agreement financing almost always is shorter than the expected average maturity of our mortgage portfolio, we attempt to mitigate risks arising from our refinancing needs using some or all of the techniques listed above. These techniques may also be used in an attempt to protect us against declines in the market value of our assets that result from general trends in debt markets.

We enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates on certain short-term repurchase agreements. Our purchase agreements generally have maturities of 30 to 90 days and carry interest rates that correspond to LIBOR rates for those same periods. In particular, we seek to enter into interest rate swap agreements structured such that we receive payments based on a variable interest rate and make payments based on a fixed interest rate. The variable interest rate on which payments are received is calculated based on various reset mechanisms for LIBOR. The swap agreements effectively fix our borrowing cost and are not held for speculative or trading purposes.

Although we currently only hedge our interest rate risk, we may engage in certain other hedging activities to limit our exposure to insolvencies and defaults relating to the securities in our portfolio. Consistent with our qualification as a REIT, we may utilize instruments such as credit default swaps, or CDSs, to hedge against fluctuations in the relative value of our portfolio holdings due to material defaults, bankruptcies, or debt restructuring for a specified reference asset or pool of assets.

For a description of the consequences of our hedging transactions on our qualification and taxation as a REIT, see “Federal Income Tax Consequences of Our Qualification as a REIT—Gross Income Tests—Hedging Transactions.”

Credit Analysis and Structuring

We benefit from our Manager’s experience in credit analysis and investment structuring. The credit analysis process is driven by extensive research that focuses, where applicable, on the underlying collateral, servicer and structure of a loan or security, as well as the borrower or issuer, its management team and overall conditions in its industry. When conducting due diligence, our Manager evaluates a number of important business considerations, as well as relevant tax, accounting, environmental and legal issues in determining whether to proceed with an investment.

Risk Management

Risk management is an integral component of our strategy to deliver consistent returns to our stockholders. Because we invest primarily in fixed income securities, investment losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we employ financial leverage in funding our portfolio, mis-matches in the maturities of our assets and liabilities creates risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins are dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to our portfolio and in support of our stated goal of delivering a consistent, stable dividend, we actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by Sharpridge. There can be no guarantee that these tools will protect us from market risks.

Investment Guidelines

Our board of directors has adopted a set of investment guidelines that set out the asset classes, risk tolerance levels, diversification requirements and other criteria used to evaluate the merits of specific investments as well as the overall portfolio composition. Our Manager’s investment committee reviews our compliance with the investment guidelines periodically and our board of directors receives an investment report at each quarter-end in conjunction with its review of our quarterly results. Our board also reviews our investment portfolio and related compliance with our investment policies and procedures and investment guidelines at each regularly scheduled board of directors meeting.

Our board of directors and our Manager’s investment committee have adopted the following guidelines for our investments and borrowings:

•	No investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	No investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	With the exception of real estate and housing, no single industry shall represent greater than 20% of the securities or aggregate risk exposure in our portfolio; and

•

Investments in non-rated or deeply subordinated ABS or other securities that are not qualifying assets for purposes of the 75% REIT asset test will be limited to an amount not to exceed 50% of our consolidated stockholders’ equity.

These investment guidelines may be changed by a majority of our board of directors without the approval of our stockholders.

Our board of directors has also adopted a separate set of investment guidelines and procedures to govern our relationships with Cypress and Sharpridge. We have also adopted detailed compliance policies to govern our interaction with Cypress, including when Cypress is in receipt of material non-public information.

Conflicts of Interest

We are entirely dependent on our Manager for our day-to-day management and do not have any independent officers. Our executive officers also serve as officers of our Manager and/or Cypress or Sharpridge. In addition, certain of our directors and all of the members of our Manager’s investment committee are officers of either Cypress or Sharpridge. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party.

Our Manager has discretionary investment authority over accounts that have overlapping investment objectives and may compete with us for investment opportunities. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager in all investment opportunities, particularly those involving a security with limited supply, that may be suitable for our account and such other accounts. Generally, our Manager aggregates all purchase orders received by separate accounts for the same security in order to facilitate best execution. In situations where our Manager has aggregated purchase orders and the amount of securities available is insufficient to satisfy each order, our Manager endeavors to allocate such purchases on a pro-rata basis, based on the size of each account’s order. For certain securities transactions that cannot be aggregated, such as in the case of “whole pool” trades, our Manager endeavors to allocate such purchases over time in a fair and equitable manner.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us. In addition, nothing in the management agreement will in any way bind or restrict our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

The management compensation structure that we have agreed to with our Manager may cause our Manager to invest in high risk investments. Investments with higher yield potential are generally riskier or more speculative. The compensation we pay our Manager consists of both a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. The base management fee component may not sufficiently incentivize our Manager to generate consistent risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

Termination of the management agreement with our Manager without cause is difficult and costly. The management agreement provides that it may only be terminated without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock, based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Upon such termination, we will pay our Manager a termination fee equal to four times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its sub-advisors, its officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its sub-advisors, officers, managers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement and performed in good faith in accordance with and pursuant to the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment with our Manager.

[Skadden to provide disclosure regarding Comment 23—underwriters’ conflicts of interest]

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

Our management agreement with our Manager generally restricts our Manager and its affiliates from managing another REIT that invests primarily in domestic MBS, unless the independent directors have previously approved such management by our Manager. Any portfolio company of any private equity fund controlled by Cypress shall not be deemed to be an affiliate or an entity under common control with our Manager for this purpose.

If our Manager engages in additional management or investment opportunities that have overlapping objectives with us, our Manager may face conflicts in the allocation of investment opportunities to these other investments. Generally, our Manager aggregates all purchase orders received by separate accounts for the same security in order to facilitate best execution. In situations where our Manager has aggregated purchase orders and the amount of securities available is insufficient to satisfy each order, our Manager endeavors to allocate such purchases on a pro-rata basis, based on the size of each account’s order. For certain securities transactions that cannot be aggregated, such as in the case of “whole pool” trades, our Manager endeavors to allocate such purchases over time in a fair and equitable manner.

Cypress and Sharpridge have each entered into an agreement with our Manager, pursuant to which any allocation of investment opportunities among separate accounts or pools of capital affiliated or managed by Cypress or Sharpridge is fair and equitable to us. In the case of Sharpridge, for liquid securities trading, any allocation of purchases and sales among separate accounts managed by Sharpridge takes into consideration the investment guidelines of each account and the relative amount of assets under management for each account. This allocation formula will be reviewed periodically by our independent directors, and upon request Sharpridge is required to provide a detailed summary of all trade allocations to our board of directors. Cypress is similarly obligated to offer to our Manager’s investment committee a participation opportunity, on a pari passu basis, in transactions where Cypress serves as lead financial sponsor. Acting on any such opportunity must be recommended by our Manager’s investment committee and approved by our independent directors.

Tax Structure

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended on December 31, 2006, upon filing our federal income tax return for such year. Our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized and have operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that our current and proposed manner of operation will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes.

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates, and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income. Our TRSs, Sharpridge TRS, Inc. and CS Alternatives TRS, Inc., are regular, domestic taxable corporations that are subject to federal, state and local income tax on their income. Any dividends received from us, with limited exceptions, will not be eligible for taxation at the preferred rates that currently apply to dividends received by taxpayers taxed at individual rates from taxable corporations.

Investment Company Act Exemption

We operate our business so as to be exempt from registration under the Investment Company Act. We rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. We monitor our portfolio periodically and prior to each investment to confirm that we continue to qualify for the exemption. To qualify for the exemption, we make investments so that at least 55% of the assets we own consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets we own consist of real estate-related assets (including our qualifying real estate assets).

We generally expect that our investments in MBS (including Agency RMBS), mortgage loans and commercial real estate debt will be considered either qualifying real estate assets or real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. We treat agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC, and will treat mortgage loans as qualifying real estate assets if they are loans secured by real estate with a value equal to 100% or more of the amount of the loan and if we have the right to foreclose on the property upon a default. To determine whether the MBS and commercial real estate debt constitute qualifying real estate assets or merely real estate-related assets we will consider, among other things, the characteristics of the underlying collateral and our rights with respect to that collateral, including whether we have foreclosure rights with respect to the underlying real estate collateral. At present, we do not generally expect that our investments in subordinated tranches of ABS, including CDOs, other ABS, corporate leveraged loans, corporate debt securities or agency debenture will constitute qualifying real estate assets or real estate-related assets. Qualification for this exemption limits our ability to make certain investments.

Competition

Our success will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring real estate related assets, we will compete with mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase.

Competition for attractive non-real estate related assets is intense. Corporate bonds and loans, ABS and private equity securities enjoy strong demand from investment funds, banks, investment banks, private equity sponsors and other types of investors. Many transactions between buyers and sellers are organized into formal auction processes, resulting in multiple bidders seeking to acquire the same asset.

Our Manager has access to Cypress’s investment professionals and their industry expertise, which we believe provides it with a competitive advantage and helps it assess investment risks and determine appropriate pricing and structuring for certain potential investments. In addition, the relationships of the senior managers of our Manager and of the principals of Cypress enable our Manager to learn about, and compete more effectively for, financing opportunities with attractive companies in the industries in which we seek to invest.

Professional Staff and Employees

We do not have any employees. We are managed by Cypress Sharpridge Advisors LLC pursuant to the management agreement between our Manager and us. All of our executive officers are employees of our Manager or one or more of its affiliates. As of March 31, 2007, affiliates of our Manager had 29 employees involved in our Manager’s operations.

Properties

Our offices are located at 65 East 55th Street, New York, New York 10022 and the telephone number of our offices is (212) 705-0160. The offices of The Cypress Group are at the same location. Sharpridge Capital Management, L.P. is located at 890 Winter Street, Suite 200, Waltham, MA, 02451.

Legal Proceedings

We and our Manager are not currently subject to any material legal proceedings.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We are externally managed and advised by our Manager. Our Manager was formed on January 3, 2006. All of our executive officers are employees of our Manager or one or more of its affiliates. The executive offices of our Manager are located at 65 East 55th Street, New York, New York 10022 and the telephone number of our Manager’s executive offices is (212) 705-0160.

Officers of Our Manager

The following sets forth certain information with respect to the officers of our Manager as of March 31, 2007:

Name	Age	Title
Kevin E. Grant	46	Chief Executive Officer, President
William Hayes	53	Vice President, Chief Financial Officer and Treasurer
Richard E. Cleary	43	Vice President and Chief Operating Officer

Biographical Information

Kevin E. Grant.    Mr. Grant is the Chief Executive Officer and President of our Manager and is our Chief Executive Officer and President and the chairman of our board of directors. He also serves on our Manager’s investment committee. Prior to joining our Manager and us in January 2006, Mr. Grant formed Sharpridge in January 2005. Prior to forming Sharpridge, Mr. Grant was Vice President and Portfolio Manager at Fidelity Investments, or Fidelity. As a Portfolio Manager of Fidelity, Mr. Grant had direct or indirect responsibility for management of fixed income assets in mutual funds and institutional separate accounts. Over the course of his career at Fidelity, Mr. Grant’s mutual fund responsibilities included the Mortgage Securities Fund, Investment Grade Bond Fund, Total Bond Fund, the fixed income portion of Fidelity Puritan Fund and Strategic Income Fund. In addition, Mr. Grant managed many separate accounts for Fidelity’s institutional clients. Prior to joining Fidelity in 1993, Mr. Grant was head of Mortgage Strategy for Morgan Stanley & Co. Incorporated. He began his investing career at Aetna Bond Investors in 1985.

William Hayes.    Mr. Hayes is the Chief Financial Officer of our Manager and is our Chief Financial Officer. Prior to joining our Manager and us in January 2006, Mr. Hayes was a Senior Director of Fund Accounting and Administration for PNC Financial Services Group, Inc.’s, or PNC’s, Alternative Investment Services division from 2004 to 2006. While at PNC, Mr. Hayes was responsible for fund accounting, administration and performance reporting for over 80 separate alternative investment entities. Prior to joining PNC, Mr. Hayes was an independent consultant from 2002 to 2004. From 1992 to 2002, Mr. Hayes was Associate Treasurer of John Hancock Funds LLC, where he was responsible for the financial and accounting operations of International and Domestic Mutual Funds. In addition, Mr. Hayes was a Vice President of State Street Bank’s Mutual Funds Division and an Audit Manager with PricewaterhouseCoopers. Mr. Hayes is a Certified Public Accountant.

Richard E. Cleary.    Mr. Cleary is the Chief Operating Officer of our Manager and is our Chief Operating Officer. Prior to joining our Manager and us in January 2006, Mr. Cleary was a Partner at Merathon Advisory, a strategic consulting firm focused on private equity and information services from 2004 to 2006. From 2000 to 2004, Mr. Cleary was the Director of Corporate and Business Development of OneSource Information Services, or OneSource. Prior to OneSource, Mr. Cleary’s work experience includes building Thomson Financial’s First Call research and quantitative services businesses in Asia, and with Schooner Capital, a private equity firm. At Schooner Capital, Mr. Cleary led investments in digital assets management, including portfolio company Iron Mountain’s digital archive business. Mr. Cleary’s other prior work experience was at Donaldson, Lufkin & Jenrette Securities and Xerox Corporation.

Investment Committee

The role of our Manager’s investment committee is to review and approve our investment policies and procedures and investment guidelines, and review and approve our investment portfolio holdings and oversee the compliance with our investment policies and procedures and our investment guidelines. The investment committee meets as frequently as necessary in order for us to achieve our investment objectives. Our investment committee reviews and approves our investment portfolio holdings with the exception of portfolio holdings acquired in the ordinary course of business and pursuant to our investment guidelines. Our Manager’s investment committee consists of Kevin Grant, Jeffrey Hughes, James Stern, William Shean, David Tyson and Raymond Redlingshafer. Biographical information regarding Messrs. Hughes, Stern, Shean, Tyson and Redlingshafer is set forth below:

Jeffrey P. Hughes.    Mr. Hughes is Vice Chairman of The Cypress Group. At Cypress, Mr. Hughes is the principal operating officer and advises and assists industry groups, primarily the financial services investment team. Mr. Hughes is currently a director of Financial Guaranty Insurance Company, Communications & Power Industries, Inc., Scottish Re Group Limited and Medicus Insurance Holdings, Inc. Prior to founding Cypress in 1994, Mr. Hughes was a senior investment banker with Lehman Brothers Inc. and its predecessors, which he joined in 1968 and was elected partner in 1976. Over the course of his career at Lehman, Mr. Hughes established the firm’s private financing department, served as a senior investment banker for industrial, energy and consumer products companies, and was head of its financial institutions group. Mr. Hughes began his career as an attorney with Simpson Thacher & Bartlett LLP.

James A. Stern.    Mr. Stern is the Chairman and CEO of The Cypress Group. At Cypress, Mr. Stern manages the firm’s investing activities and serves as a director of portfolio companies including Affinia Holdings, AMTROL Inc., Cooper-Standard Automotive Inc. and MedPointe Inc. and is also a director of Lear Corporation. Prior to founding Cypress in 1994, Mr. Stern was head of Lehman’s Merchant Banking Group. Over the course of his career at Lehman, Mr. Stern was a member of the firm’s management committee and co-head of investment banking. In addition to his business activities, Mr. Stern has been a member of Tufts University’s Board of Trustees since 1982, and currently serves as its Chairman.

William G. Shean.    Mr. Shean is the Managing Director of Sharpridge. Prior to joining Sharpridge in 2006, Mr. Shean was Senior Vice President and Portfolio Manager at Citizens Bank from 2002 to 2006, where he had investment management responsibility for portfolios of mortgage-backed, government agency and treasury securities. Prior to joining Citizens Bank in 2002, Mr. Shean was Senior Vice President and Portfolio Manager at State Street Research & Management, or State Street, a division of MetLife. Over the course of his career at State Street, Mr. Shean managed investments in intermediate duration, core, core plus, structured liability, long liability, and mortgage-only portfolios across 10 separate accounts. Mr. Shean began his investment career at Shawmut Bank in 1984, and also worked at Fidelity Investments in MBS from 1990 to 1992.

David A. Tyson, PhD., CFA.    Dr. Tyson is Chief Executive Officer of RiversEdge Portfolio Advisors LLC, or RiversEdge, an investment risk management consultancy based in Connecticut. Dr. Tyson is a Principal and Head of Risk Management for Copeland Funds Management, LLC, a quantitative equity hedge fund that started in 2005. Prior to founding RiversEdge, Dr. Tyson held several financial roles at Travelers Life & Annuity, or Travelers, and Citigroup’s other proprietary insurance companies. Dr. Tyson was Vice Chairman of Citigroup Investments from 2000 until 2003 and Chief Investment Officer of Traveler’s and Citigroup’s other proprietary insurance companies from 2000 until 2004. From 1994 until 2000, Dr. Tyson held the position of President and Chief Operating Officer of Travelers Asset Management International Corporation and served as Chairman and Chief Executive Officer from 2000 to 2004. Over the course of his 19-year career at Travelers, Dr. Tyson was responsible for global fixed income asset class management and asset-liability matching for Citigroup’s insurance companies. In addition, he managed third party hedge fund investments, internal hedge fund groups, specialty fixed income groups, and a registered investment advisor which had oversight responsibility for strategies including collateralized debt obligations, syndicated bank loans, core and specialty fixed income variable annuity funds, and many third party insurance accounts. As Chief Investment Officer, Dr. Tyson was actively involved in all of Travelers’ alternative and special investments, and served on numerous insurance and fiduciary investment management committees including the Global Asset Liability Committee for all of Citigroup. Prior to joining Travelers in 1985, Dr. Tyson was with Equitable Investment Management Company from 1979 to 1985.

Raymond A. Redlingshafer, Jr.    Mr. Redlingshafer was President and Chief Investment Officer of New York Mortgage Trust, Inc. (NYSE: NTR), from March 2003 to July 2005. New York Mortgage Trust is a REIT focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. Prior to joining New York Mortgage Trust, from January 2000 to April 2001, Mr. Redlingshafer was a Managing Director of Pedestal Capital Markets, Inc., an institutional mortgage-backed security trading platform. As a Vice President of Mortgage Capital Markets at Salomon Brothers from 1998 to 2000, Mr. Redlingshafer had roles in sales, trading, and finance, working with origination as well as buy-side accounts. Prior to Salomon Brothers, he was National Director of Securities Marketing for Freddie Mac, where he managed a sales team which marketed Freddie Mac securities to institutional fixed income investors. Prior to becoming the National Director of Securities Marketing for Freddie Mac, Mr. Redlingshafer held a number of positions at the firm, including starting the Adjustable Rate Mortgage trading desk. Mr. Redlingshafer began his career with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of the firm’s mortgage department.

Management, Investment and Operations Teams

Certain members of Sharpridge’s staff perform key functions on our behalf. Key functions performed by Sharpridge staff on our behalf include trading and settlement of Agency RMBS investments; identifying, negotiating and completing investments in our targeted assets; accounting, compliance and financial reporting; and others. Sharpridge believes that it is well-positioned to attract and retain highly experienced investment and operations professionals due to the reputation of Mr. Grant and an abundance of qualified individuals resident in the Boston area. As of March 31, 2007, Sharpridge had 10 professionals on staff and a total of 11 employees.

The Management Agreement

In connection with our initial capitalization, we entered into a management agreement with Cypress Sharpridge Advisors LLC, our Manager. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved by a majority of our independent directors and monitored by our board of directors. Our Manager is subject to the supervision and oversight of our board of directors. Our Manager is also responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. In addition, our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the following:

(i) serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which must be approved by a majority of our independent directors, and other policies for the approval subject to our board of directors;

(ii) investigating, analyzing and selecting possible investment opportunities;

(iii) with respect to prospective purchases and sales of investments, conducting negotiations with sellers and purchasers and their agents, representatives and investment bankers;

(iv) engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

(v) negotiating on our behalf for the sale, exchange or other disposition of our investments;

(vi) coordinating and managing the operations of and our investments in any joint ventures and co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services;

(viii) supervising the performance of such administrative functions necessary to our management as may be agreed upon by our Manager and the board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate technology infrastructure to perform such administrative functions;

(ix) communicating on our behalf with our security holders as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) counseling us in connection with policy decisions to be made by our board of directors;

(xi) evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf in a manner consistent with such strategies, our REIT status and our investment guidelines;

(xii) counseling us on the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

(xiii) counseling us on the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

(xiv) assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets and non-real estate related assets, including corporate debt obligations;

(xv) representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, mortgage loans (including on a portfolio basis), real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets, including corporate debt obligations, and the sale and commitment to sell such assets;

(xvi) monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii) investing or reinvesting any money and securities of ours (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

(xviii) causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Internal Revenue Code and to conduct quarterly compliance reviews with respect thereto;

(xix) causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx) assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, or the Exchange Act;

(xxi) taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Internal Revenue Code;

(xxii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

(xxiii) using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

(xxiv) performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxv) using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, any person controlling or controlled by its members and any person providing sub-advisory services to our Manager and the managers, officers, directors and employees of our Manager, its members and any such person are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager, its members and any person controlling or controlled by the members and any person providing sub-advisory services to our Manager and the managers, officers, directors and employees of our Manager, its members and any such person with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our stockholders, directors, officers, employees and each other person, if any, controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement. As required by the management agreement, our Manager carries errors and omissions insurance.

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us, the members of which team shall devote such of their time to the management of us as our board of directors reasonably deems necessary and appropriate, commensurate with our level of activity from time to time. Our Manager has entered into separate sub-advisory agreements with each of Cypress and Sharpridge, on terms and conditions substantially identical to the terms of the management agreement between us and our Manager. In the event either of Cypress or Sharpridge elects to terminate its relationship with our Manager, our independent directors must approve any replacement sub-advisor proposed by our Manager. In the event our Manager does not propose an acceptable replacement within 180 days of such event, we may terminate the management agreement without payment of a termination fee.

To supplement the expertise of Cypress and Sharpridge, our Manager may also propose additional sub-advisors to provide specific expertise or other capabilities we believe to be important to our investment operations. Such additional sub-advisors, if any, shall (i) be engaged on terms and conditions substantially identical to the terms and conditions of the management agreement, (ii) not result in an increased management fee or expenses to us, and (iii) be approved by our independent directors.

The initial term of the management agreement expires on December 31, 2008, and shall be automatically renewed for a one-year term each anniversary date thereafter except as described below. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such a termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days’ prior notice of any such termination and our Manager will be paid a termination fee equal to four times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may also terminate the management agreement with 30 days’ prior written notice for cause, which is defined as (i) our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our Manager’s fraud, misappropriation of funds, or embezzlement against us, (iii) our Manager’s gross negligence of duties under the management agreement, (iv) the commencement of any proceeding relating to our Manager’s bankruptcy or insolvency, (v) the dissolution of our Manager, (vi) a change of control of our Manager, and (vii) failure of our Manager to propose an acceptable replacement sub-advisor within 180 days of the termination of the sub-advisory agreement with either Cypress or Sharpridge, without payment of any termination fee. The management agreement shall terminate at the option of our Manager, without payment of any termination fee, in the event we become regulated as an investment company under the Investment Company Act. Such termination shall be deemed to occur immediately prior to such event. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice. Our Manager may also terminate the management agreement upon 60 days written notice if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, in which case we would be required to pay our Manager the termination fee described above.

Management Fees and Incentive Compensation

We do not employ personnel and therefore rely on the resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made on the first business day of each calendar month. The base management fee and incentive compensation called for in the management agreement between us and our Manager are as follows:

Base Management Fee

Currently, we pay our Manager a base management fee monthly in arrears in an amount equal to 1/12th of our equity multiplied by 1.50%. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock. The foregoing calculation of the base management fee is adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. Our Manager’s base management fee shall be calculated by our Manager within fifteen business days after the end of each month and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee within twenty business days after the end of each month.

Incentive Compensation

In addition to the base management fee, our Manager receives quarterly incentive compensation in an amount equal to the product of:

(i) 25% of the dollar amount by which (a) our Net Income, before incentive compensation, per weighted average share of common stock for the quarter, exceeds (b) an amount equal to (A) the weighted average of the price per share of the common stock in our February 2006 and December 2006 private offerings, this offering and the prices per share of our common stock in any subsequent offerings by us multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by

(ii) the weighted average number of shares of common stock outstanding in such quarter.

The foregoing calculation of incentive compensation is adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. The incentive compensation calculation and payment shall be made quarterly in arrears. For purposes of the foregoing:

“Net Income” shall be determined by calculating the net income available to owners of common stock before non-cash equity compensation expense, in accordance with GAAP.

“Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H.15 or any successor publication during a fiscal quarter.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager shall compute the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we shall pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive compensation for such quarter.

Reimbursement of Expenses

Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s-length basis. We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to, rent, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal, tax, accounting, consulting and auditing fees and expenses, the compensation and expenses of our directors, the cost of directors’ and officers’ liability insurance, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing costs and similar items), expenses associated with other securities offerings of ours, expenses relating to making distributions to our stockholders, the costs of printing and mailing proxies and reports to our stockholders, costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us, costs incurred by employees of our Manager for travel on our behalf, the costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing, and custodial fees and expenses, expenses of our transfer agent, the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred by us or on our behalf. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. Our Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination will not be deemed to construe a waiver of reimbursement for similar expenses in future periods. Except as noted above, our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses.

To date, we have not paid reimbursement expenses and our Manager has agreed to waive its option to seek reimbursement for certain overhead expenses through December 31, 2007.

Sub-Advisory Agreements

Sub-Advisory Agreement with Sharpridge.    Our Manager has entered into a sub-advisory agreement with Sharpridge whereby Sharpridge has agreed to provide certain services for our benefit, including:

•	portfolio management;

•	asset monitoring;

•	asset hedging;

•	asset sourcing;

•	asset purchase and sale negotiation;

•	tax and regulatory advice; and

•	certain administrative functions.

This agreement has an initial term ending on December 31, 2008 and will be automatically renewed for a one-year term on each anniversary date thereafter, unless (i) the Management Agreement between us and our Manager is terminated, or (ii) Sharpridge delivers notice to us no later than 180 days prior to an anniversary date of its intention not to renew indicating that it does not wish to renew the agreement. Additionally, our Manager may terminate the agreement for cause, which includes (i) a material breach by Sharpridge of the agreement (subject to a right to cure such breach), (ii) Sharpridge committing an act of fraud, misappropriation of funds or embezzlement against our Manager or us, (iii) Sharpridge committing gross negligence in the execution of its duties under the agreement, (iv) the initiation of bankruptcy or insolvency proceedings against Sharpridge or (v) the dissolution of Sharpridge.

Sub-Advisory Agreement with Cypress.    Our Manager has entered into a sub-advisory agreement with Cypress whereby Cypress has agreed to provide certain services for our benefit, including:

•	asset sourcing;

•	asset purchase and sale negotiation;

•	tax and regulatory advice; and

•	certain administrative functions.

This agreement has an initial term ending on December 31, 2008 and will be automatically renewed for a one-year term on each anniversary date thereafter, unless (i) the Management Agreement between us and our Manager is terminated, or (ii) Cypress delivers notice to us no later than 180 days prior to an anniversary date of its intention not to renew indicating that it does not wish to renew the agreement. Additionally, our Manager may terminate the agreement for cause, which includes (i) a material breach by Cypress of the agreement (subject to a right to cure such breach), (ii) Cypress committing and act of fraud, misappropriation of funds or embezzlement against our Manager or us, (iii) Cypress committing gross negligence in the execution of its duties under the agreement, (iv) the initiation of bankruptcy or insolvency proceedings against Cypress or (v) the dissolution of Cypress.

Conflicts of Interest with our Manager

Our chief executive officer, president, chief operating officer and chief financial officer also serve as officers of our Manager. In addition, certain of our directors are affiliated with our Manager. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us had it been negotiated with an unaffiliated third party.

To address the risks related to potential conflicts of interest with our Manager, we have adopted certain policies that are designed to address potential conflicts of interest. We have also adopted detailed compliance policies to govern our interactions with Cypress, including when Cypress is in receipt of material non-public information.

Our management agreement with our Manager generally restricts our Manager and its affiliates from managing another REIT that invests primarily in domestic MBS, unless the independent directors have previously approved such management by our Manager. Any portfolio company of any private equity fund controlled by Cypress shall not be deemed to be an affiliate or an entity under common control with our Manager. If our Manager engages in additional management or investment opportunities that have overlapping objectives with us, our Manager may face conflicts in the allocation of investment opportunities to these other investments. Generally, our Manager aggregates all purchase orders received by separate accounts for the same security in order to facilitate best execution. In situations where our Manager has aggregated purchase orders and the amount of securities available is insufficient to satisfy each order, our Manager endeavors to allocate such purchases on a pro-rata basis, based on the size of each account’s order. For certain securities transactions that cannot be aggregated, such as in the case of “whole pool” trades, our Manager endeavors to allocate such purchases over time in a fair and equitable manner. Additionally, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

Cypress and Sharpridge have each entered into an agreement with our Manager, pursuant to which any allocation of investment opportunities among separate accounts or pools of capital affiliated or managed by Cypress or Sharpridge is fair and equitable to us. In the case of Sharpridge, for liquid securities trading, any allocation of purchases and sales among separate accounts managed by Sharpridge takes into consideration the investment guidelines of each account and the relative amount of assets under management for each account. This allocation formula will be reviewed periodically by our independent directors, and upon request Sharpridge is required to provide a detailed summary of all trade allocations to our board. Cypress is similarly obligated to offer to our Manager’s investment committee a participation opportunity, on a pari passu basis, in transactions where Cypress serves as lead financial sponsor. Acting on any such opportunity must be recommended by our Manager’s investment committee and approved by our independent directors.

Termination of the management agreement with our Manager without cause is difficult and costly The management agreement provides that it may only be terminated upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon:

•	unsatisfactory performance by our Manager that is materially detrimental to us, or

•

a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such a termination by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our Manager.

We will also be required to provide 180 days’ prior notice of any such termination. Our Manager will be paid a termination fee in accordance with the management agreement. These provisions may make it more difficult for us, and increase the effective cost to us, to terminate the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

License Agreements

In connection with our initial capitalization, we entered into license agreements with each of Cypress and Sharpridge pursuant to which each of Cypress and Sharpridge granted us a non-exclusive, royalty-free license to use the names and trademarks “Cypress” and “Sharpridge.” Under these agreements, we have a right to use these names and trademarks, for so long as each firm or one of its affiliates remains affiliated with our Manager. Other than with respect to these limited licenses, we have no legal right to either the “Cypress” or “Sharpridge” names. Each license agreement will remain in effect so long as the management agreement with our Manager and the respective sub-advisory agreement is in effect. As a result, in the event the management agreement or the respective sub-advisory agreement is terminated or expires, we would be required to change our name to eliminate the use of “Cypress” or “Sharpridge,” as the case may be.

MANAGEMENT

Our Directors and Executive Officers

Our board of directors consists of Kevin E. Grant, Jeffrey P. Hughes, James A. Stern, Frances Spark, Dr. David Tyson, Douglas Crocker, II and Raymond A. Redlingshafer. Our board of directors has determined that four of these directors satisfy the listing standards for independence of the New York Stock Exchange, or NYSE. Upon the expiration of their terms at the annual meeting of the stockholders in May 2008, directors will be elected to serve a term of one year or until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than five nor more than eleven.

The following sets forth certain information with respect to our directors and executive officers as of March 31, 2007:

Name	Age	Title
Kevin E. Grant	46	Chief Executive Officer; President; Director; Chairman of the Board
William Hayes	53	Vice President, Chief Financial Officer and Treasurer
Richard E. Cleary	43	Vice President and Chief Operating Officer
Jeffrey P. Hughes	66	Director and Secretary
James A. Stern	56	Director
Frances Spark	48	Director*
David A. Tyson, PhD	49	Director*
Douglas Crocker, II	66	Director*
Raymond A. Redlingshafer	51	Director*

*	Independent director

Biographical Information

Executive Officers

For biographical information on Messrs. Cleary, Grant and Hayes, see “Our Manager and the Management Agreement—Officers of Our Manager.”

Directors

For biographical information on Messrs. Grant, Hughes and Stern, see “Our Manager and the Management Agreement—Officers of our Manager,” and “Our Manager and the Management Agreement—Investment Committee.”

Frances Spark, ACA.    Ms. Spark is President of Spark Consulting, LLC, a consulting company which provides financial management, strategic advisory and business consulting services to early stage companies. From 2004 until June 2006, Ms. Spark was engaged as an investment professional for MVC Capital, Inc. (NYSE: MVC), a business development company, where she held the position of Chief Financial Officer from January 2004 to September 2005. Prior to joining MVC Capital, from September 2002 through 2004, Ms. Spark worked as a turnaround consultant with Everett & Solsvig, Inc. In 1999, Ms. Spark founded Spark Consulting and has managed it since its inception. From 1997 to 1998, Ms. Spark was the Controller at The Beacon Group, or Beacon, a private investment firm now part of JP Morgan Partners. At Beacon, she managed the finance and accounting functions for the firm, its private equity funds, and investment banking business. Prior to joining Beacon, from 1993 to 1996, Ms. Spark was the Chief Financial Officer of Hyperion Capital Management, a New York investment management firm. From 1987 to 1992, she held a number of financial roles at Prudential Securities in both the United States and the United Kingdom. Ms. Spark is a Chartered Accountant and was with KPMG in the United Kingdom from 1981 until 1987.

David A. Tyson, PhD., CFA.    Dr. Tyson is Chief Executive Officer of RiversEdge Portfolio Advisors LLC, or RiversEdge, an investment risk management consultancy based in Connecticut. Dr. Tyson is a Principal and Head of Risk Management for Copeland Funds Management, LLC, a quantitative equity hedge fund that started in 2005. Prior to founding RiversEdge, Dr. Tyson held several financial roles at Travelers Life & Annuity, or Travelers, and Citigroup’s other proprietary insurance companies. Dr. Tyson was Vice Chairman of Citigroup Investments from 2000 until 2003 and Chief Investment Officer of Traveler’s and Citigroup’s other proprietary insurance companies from 2000 until 2004. From 1994 until 2000, Dr. Tyson held the position of President and Chief Operating Officer of Travelers Asset Management International Corporation and served as Chairman and Chief Executive Officer from 2000 to 2004. Over the course of his 19-year career at Travelers, Dr. Tyson was responsible for global fixed income asset class management and asset-liability matching for Citigroup’s insurance companies. In addition, he managed third party hedge fund investments, internal hedge fund groups, specialty fixed income groups, and a registered investment advisor which had oversight responsibility for strategies including collateralized debt obligations, syndicated bank loans, core and specialty fixed income variable annuity funds, and many third party insurance accounts. As Chief Investment Officer, Dr. Tyson was actively involved in all of Travelers’ alternative and special investments, and served on numerous insurance and fiduciary investment management committees including the Global Asset Liability Committee for all of Citigroup. Prior to joining Travelers in 1985, Dr. Tyson was with Equitable Investment Management Company from 1979 to 1985.

Douglas Crocker, II.    Mr. Crocker is currently a director of Ventas, Inc. (NYSE: VTR) a health care REIT. Mr. Crocker also serves as a director of the following companies: Post Properties (NYSE: PPS), a multifamily REIT, and Wellsford Real Properties, Inc. (AMEX:WRP), a real estate merchant banking firm. Mr. Crocker serves as a Trustee for Acadia Realty Trust (NYSE: AKR), a REIT which owns and operates shopping centers. From March 1993 through December 2002, Mr. Crocker was Chief Executive Officer, President and a Trustee of Equity Residential (NYSE: EQR), an apartment REIT, and served as the company’s Vice Chairman from January 2003 through May 2003. Mr. Crocker also serves on the Advisory Board of DePaul University Real Estate School. Mr. Crocker is a former Trustee of the Multifamily Council of the Urban Land Institute and former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Crocker is a past chairman of the National Multi Housing Council.

Raymond A. Redlingshafer, Jr.    Mr. Redlingshafer was President and Chief Investment Officer of New York Mortgage Trust, Inc. (NYSE: NTR), from March 2003 to July 2005. New York Mortgage Trust is a REIT focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. Prior to joining New York Mortgage Trust, from January 2000 to April 2001, Mr. Redlingshafer was a Managing Director of Pedestal Capital Markets, Inc., an institutional mortgage-backed security trading platform. As a Vice President of Mortgage Capital Markets at Salomon Brothers from 1998 to 2000, Mr. Redlingshafer had roles in sales, trading, and finance, working with origination as well as buy-side accounts. Prior to Salomon Brothers, he was National Director of Securities Marketing for Freddie Mac, where he managed a sales team which marketed Freddie Mac securities to institutional fixed income investors. Prior to becoming the National Director of Securities Marketing for Freddie Mac, Mr. Redlingshafer held a number of positions at the firm, including starting the Adjustable Rate Mortgage trading desk. Mr. Redlingshafer began his career with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of the firm’s mortgage department.

Promoter.    We consider Mr. Grant, our chief executive officer and president and the chairman of our board of directors, as our promoter, which means that he has taken initiative in funding and organizing our business.

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day to day management of our business. A majority of our board of directors is “independent,” as determined by the requirements of the New York Stock Exchange and the regulations of the SEC. Our directors keep informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Audit Committee

Our board of directors has established an audit committee, which is composed of three of our independent directors, Ms. Spark, Mr. Redlingshafer and Mr. Tyson. Ms. Spark chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. The committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of Mr. Crocker, Mr. Redlingshafer and Mr. Tyson. Mr. Crocker chairs the committee, whose principal functions are to:

•	evaluate the performance of our officers;

•	review the compensation payable to our officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement; and

•	administer the issuance of any stock issued to our employees or the employees of our Manager who provide services to us.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of Mr. Crocker, Mr. Redlingshafer and Mr. Tyson. Mr. Redlingshafer chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees and to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Compensation of Directors

Members of our board of directors who are also employees of us, our Manager, Cypress or Sharpridge, (the “excluded directors”) do not receive additional compensation for serving on our board of directors. In the future, to the extent our chairman is a non-excluded director, the chairman may be entitled to receive an annual retainer fee, a fee for each full board meeting attended in person or telephonically and/or a fee for each committee meeting attended in person or telephonically and that occurs on a date different from a full board meeting date at the discretion of the compensation committee of our board of directors. Each non-excluded director receives $10,000 per quarter, payable in shares of our restricted common stock. These shares are issued pursuant to our 2006 stock incentive plan and are in addition to awards to our Manager. Furthermore, each of our independent directors who serves on our audit committee, compensation committee or nominating and corporate governance committee receives an annual cash retainer fee of $10,000, the chairperson of our audit committee receives an additional annual cash retainer of $10,000 and each member of our audit committee receives a cash fee of $2,000 per audit committee meeting. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Compensation of Our Directors

The table below describes the compensation earned by our independent directors in 2006. We compensated only those directors who are independent under the NYSE listing standards.

Name	Fees Earned or Paid in Cash	Stock Awards [1]		All Other Compensation	Total Compensation
Frances Spark	—	$9,181	[2]	—	$9,181
David A. Tyson, PhD	—	6,214	[3]	—	6,214
Douglas Crocker, II	—	278	[4]	—	278
Raymond A. Redlingshafer	—	278	[5]	—	278

(1)	All stock awards were granted pursuant to our 2006 stock incentive plan.

(2)	Ms. Spark received 4,000 shares of restricted stock with a grant date fair value of $40,000. These shares of restricted stock were granted as follows: 2,000 shares in February 2006, 1,000 shares in August 2006 and 1,000 shares in December 2006. These restricted stock awards are subject to forfeiture restrictions that will lapse in equal one-third increments on the first, second and third anniversaries of the date of grant. As of December 31, 2006, Ms. Spark had outstanding an aggregate of 4,000 shares of restricted stock.

(3)	Mr. Tyson received 3,000 shares of restricted stock with a grant date fair value of $30,000. These shares of restricted stock were granted as follows: 1,000 shares in February 2006, 1,000 shares in August 2006 and 1,000 shares in December 2006. These restricted stock awards are subject to forfeiture restrictions that will lapse in equal one-third increments on the first, second and third anniversaries of the date of grant. As of December 31, 2006, Mr. Tyson had outstanding an aggregate of 3,000 shares of restricted stock.

(4)	Mr. Crocker received 1,000 shares of restricted stock with a grant date fair value of $10,000. These shares of restricted stock were granted in December 2006. These restricted stock awards are subject to forfeiture restrictions that will lapse in equal one-third increments on the first, second and third anniversaries of the date of grant. As of December 31, 2006, Mr. Crocker had outstanding an aggregate of 1,000 shares of restricted stock.

(5)	Mr. Redlingshafer received 1,000 shares of restricted stock with a grant date fair value of $10,000. These shares of restricted stock were granted in December 2006. These restricted stock awards are subject to forfeiture restrictions that will lapse in equal one-third increments on the first, second and third anniversaries of the date of grant. As of December 31, 2006, Mr. Redlingshafer had outstanding an aggregate of 1,000 shares of restricted stock.

Executive Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers, who are employees of our Manager, do not receive cash compensation directly from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, they devote a portion of their time to our affairs as is required for the performance of the duties of our Manager under the Management Agreement.

Our Manager compensates each of our executive officers. We pay our Manager a management fee, and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and employees. Our Manager has informed us that, because the services performed by these executive officers or employees in their capacities as such are performed primarily, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Manager that relates solely to their services to us.

2006 Stock Incentive Plan

We have adopted the 2006 stock incentive plan to provide incentives to our independent directors, our Manager, employees of our Manager and its affiliates and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel. The incentive plan is administered by the compensation committee of our board of directors. Unless terminated earlier, our stock incentive plan will terminate in 2016, but will continue to govern unexpired awards. The total number of shares available for issuance under the plan is 10,000,000. As of March 31, 2007, of the 10,000,000 shares available for issuance under the plan, 1,138,028 have been awarded as restricted stock or stock options and 8,861,972 remain available for future issuance under the 2006 stock incentive plan. Furthermore, the number of shares that may be issued during the plan’s life may increase from time to time to provide for awards of restricted stock to our non-excluded directors, which are in addition to awards to our Manager and other service providers.

Our stock incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the committee.

Our stock incentive plan also permits the grant of shares of our common stock in the form of restricted stock. A restricted stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. During such time as shares awarded under our stock incentive plan are under restriction, any dividends paid on our common stock shall be paid directly to holders of restricted stock as if such shares were unrestricted.

Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, may also be issued under our stock incentive plan. The compensation committee may also grant shares of our common stock, stock appreciation rights, performance awards and other stock and non-stock-based awards under the incentive plan. These awards may be subject to such conditions and restrictions as the committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our board of directors may at any time amend, alter or discontinue the incentive plan, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the plan. To the extent required by law, the board of directors will obtain approval of the stockholders for any amendment that would, other than through adjustment as provided in the incentive plan:

•	increase the total number of shares of our common stock reserved for issuance under the incentive plan;

•	change the class of eligible participants under the incentive plans; or

•	otherwise require such approval.

Our stock incentive plan provides that the compensation committee of our board of directors has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash and/or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the stock incentive plan if there is a change in control of us.

Under our stock incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) the adoption by our board of directors of a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred, except, in the case of clauses (i) through (vi), if the change of control results from a transaction between us and our Manager or an affiliate of our Manager or from a termination of the management agreement for cause.

Options and Restricted Stock Awards

In connection with our initial capitalization in February 2006, we awarded to our chief executive officer, as designated by our Manager, options to purchase a total of 393,264 shares of our common stock. These options have an exercise price of $10.00 per share and vest in equal one-third increments on the first, second and third anniversaries of the closing date of our initial capitalization.

In connection with our initial capitalization, we awarded 393,264 shares of restricted stock to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager, 5,000 of which were forfeited in 2006. These shares of restricted stock are subject to forfeiture restrictions that will lapse in equal one-third increments on the first three anniversaries of the closing date of our initial capitalization.

In addition, in connection with our December 2006 private offering, we granted 343,500 shares of restricted stock to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. These shares of restricted stock are subject to forfeiture restrictions that will lapse in equal one-third increments on the first three anniversaries of the closing date of the December 2006 private offering. Pursuant to the terms of the 2006 stock incentive plan and other legal requirements, these shares of restricted stock have been allocated to certain of our sub-advisors’ officers and employees and other individuals who provide services to us.

When we grant shares of restricted stock to our Manager, the grants are automatically allocated to our sub-advisors, who in turn re-allocate them to their officers and employees and other persons who provide services to us.

In 2006 and 2007 prior to the date of this prospectus, we have granted an aggregate of 17,000 shares of restricted stock to our independent directors as part of their director compensation. These shares of restricted stock are subject to forfeiture restrictions that will lapse in equal one-third increments on the first three anniversaries of the date of each grant.

Upon completion of this offering, we intend to grant an additional              shares of restricted stock, which is equivalent to         % of the shares of common stock to be sold in this offering, subject to increase by         % of the shares of our common stock sold as a result of any exercise by the underwriters of their over-allotment option, to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. This award will be subject to forfeiture restrictions that will lapse in equal one-third increments on the first three anniversaries of the closing date of this offering.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have obtained a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2007, certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all of our executive officers and directors, individually and as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Stock Beneficially Owned
	Immediately prior to this offering		Immediately after this offering(1)
Name and Address	Shares Beneficially Owned(2)	Percentage(2)	Shares Beneficially Owned(2)	Percentage(2)
5% stockholders:
Talon Sharpridge LLC(3)	3,385,500	15.98%
Atlas Master Fund, Ltd.(4)	1,700,000	8.47%
Scottish Re (U.S.), Inc.(5)	1,500,000	7.30%
Kensington Strategic Realty Fund(6)	1,250,000	6.23%
Talon Sharpridge QP, LLC(3)	1,132,500	5.54%
Directors and Executive Officers:
Kevin E. Grant(7)(8)	453,588	2.24%
Jeffrey P. Hughes(9)(10)	425,943	2.11%
James A. Stern(9)(11)	421,431	2.09%
Richard E. Cleary(7)(12)	75,000	*
William Hayes(7)(13)	70,000	*
David A. Tyson(7)(14)	34,000	*
Raymond A. Redlingshafer, Jr.(7)(15)`	16,700	*
Frances Spark(7)(16)	5,000	*
Douglas Crocker, II(7)(17)	76,901	*
All Officers and Directors as a Group (9 persons)	1,578,563	7.82%

*	Less than 1%.

(1)	Assumes issuance of shares offered hereby. Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ over-allotment option, shares of restricted stock to be issued to our Manager upon completion of this offering or shares of common stock available for future grant under our 2006 stock incentive plan.

(2)	For each 5% stockholder and named person, assumes that (a) the 5% stockholders or named persons exercised all warrants to acquire shares of common stock, (b) all unvested shares of restricted stock have vested and (c) the named person exercised all options to acquire shares of common stock held by such person which are currently exercisable or which become exercisable on or before 60 days after March 31, 2007 (without regard to whether the options were or are in-the-money). Outstanding warrants may be exercised to acquire shares of our common stock on a one-for-one basis for $10.00 per share. Restricted stock and options typically are subject to a three year vesting schedule, and unvested restricted stock and options are generally subject to forfeiture if the holder ceases employment with us or to serve as our director. The total number of shares of common stock used in calculating the percent of class owned by each 5% stockholder or named person assumes that none of (x) the warrants held by other stockholders are exercised and (y) the options held by other stockholders are exercised.

(3)	The address for Talon Sharpridge LLC and Talon Sharpridge QP, LLC is One N. Franklin St., Suite 900, Chicago, Illinois 60606. Talon Asset Management LLC manages each of these entities. Talon Sharpridge LLC’s beneficial ownership includes 1,128,500 shares of common stock issuable upon the exercise of outstanding warrants. Talon Sharpridge QP, LLC’s beneficial ownership includes 377,500 shares of common stock issuable upon the exercise of outstanding warrants.

(4)	The address for Atlas Master Fund, Ltd. is 135 E. 57th Street, 27th Floor, New York, New York 10022.

(5)	The address for Scottish Re (U.S.), Inc. is Scottish Re Group Limited, Crown House, Third Floor, 4 Par-la-Ville Road Hamilton HM MX, Bermuda. Includes 500,000 shares of common stock issuable upon the exercise of outstanding warrants.

(6)	The address for Kensington Strategic is 4 Orinda Way, #200-C, Orinda, California 94563.

(7)	The address for Messrs. Grant, Crocker, Redlingshafer, Cleary, Hayes and Tyson and Ms. Spark is 65 East 55th Street, New York, New York 10022.

(8)	Includes (i) 51,500 shares of common stock issuable upon the exercise of outstanding warrants, (ii) 168,000 shares of restricted stock and (iii) options to acquire 131,088 shares of common stock. Does not include options to acquire 262,176 shares of common stock that have not yet vested.

(9)	The address for Messrs. Hughes and Stern is 65 East 55th Street, New York, New York 10022.

(10)	Includes (i) 50,750 shares of common stock issuable upon the exercise of outstanding warrants held by Mr. Hughes, (ii) 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of outstanding warrants held in trusts for which Mr. Hughes is a trustee and (iii) 48,693 shares of restricted stock.

(11)	Includes (i) 100,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of outstanding warrants held in trusts for which Mr. Stern is a trustee and (ii) 46,431 shares of restricted stock.

(12)	Includes 53,333 shares of restricted stock.

(13)	Includes 46,667 shares of restricted stock.

(14)	Includes (i) 10,000 shares of common stock issuable upon the exercise of outstanding warrants and (ii) 4,000 shares of restricted stock, 333 of which are fully vested.

(15)	Includes (i) 2,900 shares of common stock issuable upon the exercise of outstanding warrants and (ii) 2,000 shares of restricted stock.

(16)	Includes 5,000 shares of restricted stock, 666 of which are fully vested.

(17)	Includes (i) 49,934 shares of common stock and (ii) 24,967 shares of common stock issuable upon the exercise of outstanding warrants, each of which were acquired by Talon Sharpridge QP, LLC. Talon Asset Management LLC is the managing member of Talon Sharpridge QP, LLC. Mr. Crocker holds a minority ownership interest in Talon Sharpridge QP, LLC. These amounts reflect Mr. Crocker’s economic interest in the shares of common stock and warrants held by Talon Sharpridge QP, LLC. Also includes 2,000 shares of restricted stock held by Mr. Crocker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

In connection with our initial capitalization, we entered into a management agreement with Cypress Sharpridge Advisors LLC, our Manager, pursuant to which it provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. See “Management—Management Agreement.” Our chief executive officer, chief financial officer and chief operating officer also serve as officers of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management—Management Agreement—Conflicts of Interest in Our Relationship with Our Manager” and “Risk Factors—Risks Related to our Organization and Structure—There are conflicts of interest in our relationship with our Manager.”

We paid our Manager a base management fee of $1,272,291 for the period from February 10, 2006 (commencement of operations) to December 31, 2006. We did not pay our Manager any incentive compensation for the period from February 10, 2006 (commencement of operations) to December 31, 2006.

License Agreement

In connection with our initial capitalization, we entered into license agreements with each of Cypress and Sharpridge pursuant to which each of Cypress and Sharpridge granted us a non-exclusive, royalty-free license to use the names and trademarks “Cypress” and “Sharpridge.” Under these agreements, we have a right to use these names and trademarks, for so long as each firm or one of its affiliates remains affiliated with our Manager. Other than with respect to these limited licenses, we have no legal right to either the “Cypress” or “Sharpridge” names. Each license agreement will remain in effect so long as the management agreement with our Manager and the respective sub-advisory agreement is in effect. As a result, in the event the management agreement or the respective sub-advisory agreement is terminated or expires, we would be required to change our name to eliminate the use of “Cypress” or “Sharpridge,” as the case may be.

Options and Restricted Stock Awards

In connection with our February 2006 and December 2006 private offerings, this offering and our compensation of independent directors, we have granted shares of restricted stock to our independent directors and shares of restricted stock and options to purchase shares of our common stock to our executive officers and certain officers and employees of our Manager and its sub-advisors and other individuals who provide services to us, as designated by our Manager. See “Management—Options and Restricted Stock Awards” for additional information relating to these grants.

Interest in Sharpridge Capital Management, L.P.

Our chief executive officer, Kevin E. Grant, founded Sharpridge in January 2005. Mr. Grant is the sole member of the general partner of Sharpridge. Concurrent with our initial capitalization, we received a 19% limited partnership profits interest in Sharpridge, which interest is held by one of our 100%-owned domestic TRSs, Sharpridge TRS, Inc. Our 19% limited partnership profits interest in Sharpridge entitles us to receive distributions and allocations at the close of each accounting period (as defined in the Sharpridge limited partnership agreement) based on our percentage interest, excluding amounts attributable to Sharpridge’s invested capital. Under the terms of the Sharpridge limited partnership agreement, our interest in Sharpridge may not be transferred without the prior written consent of the general partner and will be forfeited upon our liquidation or winding up on or prior to December 31, 2008, or the termination of either the management agreement between us and our Manager or the sub-advisory agreement between our Manager and Sharpridge on or prior to December 31, 2008. Our interest in Sharpridge will not be subject to forfeiture following the listing of our common stock on a major exchange.

Registration Rights

As holders of shares of restricted stock, our directors and officers received registration rights with respect to these securities. See “Description of Capital Stock—Registration Rights.”

Purchases of Common Stock by Executive Officers, Directors and Affiliates

Our executive officers and directors, and certain officers and employees of our Manager and its sub-advisors and other affiliates collectively purchased 1,510,652 shares of our common stock and warrants to acquire 637,201 shares of our common stock in our February 2006 and December 2006 private offerings. All of these securities were purchased at the same price paid by other third party investors.

SELLING STOCKHOLDERS

The following table sets forth information, as of                     , 2007, with respect to the selling stockholders and shares of our common stock beneficially owned by the selling stockholders that selling stockholders propose to offer pursuant to this prospectus. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days or warrants that are immediately exercisable or exercisable within 60 days). The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options but are not treated as if they were outstanding for purposes of computing percentage ownership of any other person.

The shares of common stock offered by the selling stockholders pursuant to this prospectus were originally issued and sold by us in connection with our initial capitalization in February 2006 and in our December 2006 private offering. The term selling stockholders includes the holders of our common stock listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors.

Percentage ownership calculations are based on              shares of common stock outstanding as of                     , 2007. To our knowledge, except as indicated in the footnotes to the following table and under applicable community property laws, the persons or entities identified in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Shares of Common Stock Beneficially Owned Before the Offering		Number of Shares of Common Stock to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering
Shares	Percentage		Shares	Percentage

Except as indicated above, the selling stockholders do not have, and have not had since our inception, any position, office or other material relationship with us or any of our predecessors or affiliates. The selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their securities (other than the securities to be sold in this offering) since the date on which they provided the information regarding their securities, in transactions exempt from the registration requirements of the Securities Act.

Each of the selling stockholders has agreed, with limited exceptions, for a period of 60 days after the date of this prospectus, that it will not, without the prior written consent of the underwriters, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock or our other capital stock, other than the shares of common stock sold by the selling stockholders in this offering.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 50,000,000 shares of preferred stock, both having par value $0.01 per share. As March 31, 2007, we had issued and outstanding 20,060,052 shares of our common stock, including 744,764 shares of restricted stock, and warrants to purchase an additional 3,932,644 shares of our common stock. As of that date, no shares of preferred stock were issued and outstanding. Our charter permits our board of directors, without any action by our stockholders, to increase the total number of authorized shares of stock or the number of shares of any class or series of our stock. Under Maryland law, our stockholders are generally not liable for any of our debts and obligations.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preference, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all known debts and other liabilities and subject to our charter restriction on the transfer and ownership of our stock and any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares are unable to elect any director.

Classification and Designation of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Increase the Number of, and to Issue, Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to increase the total number of authorized shares of our stock or of any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Warrants

As part of our initial capitalization, we sold 3,932,644 units, with each unit consisting of two shares of our common stock and one warrant to purchase one share of our common stock. A total of 3,932,644 warrants were issued pursuant to a warrant agreement, dated as of February 10, 2006 between us and National City Bank, as warrant agent.

Exercise of the Warrants

Each warrant initially entitles the holder thereof, subject to adjustment as set forth below under “—Anti-Dilution Adjustments” to purchase one share of our common stock. The exercise price of each warrant is $10.00 per share, or the Exercise Price. The warrants became exercisable as of February 10, 2006 and shall expire on the earlier to occur of: (i) the close of business on December 31, 2008; or (ii) the date the common stock issued as part of the unit to which the warrant relates is transferred by the holder thereof; provided, that transfers to (x) us, (y) an affiliate of the holder or (z) another person approved by our board in its sole and absolute discretion will be permitted.

Upon receipt of payment of the exercise price and the warrant certificate, together with a form of election attached thereto, properly completed and duly executed at the office of the warrant agent, we will, as soon as practicable, forward the shares of common stock issuable upon exercise of the warrants. Payment may be made (i) in cash or by certified or official bank check or by wire transfer of funds to an account designated by us for such purpose or (ii) without the payment of cash, by reducing the number of shares of common stock obtainable upon the exercise of a warrant and payment of the Exercise Price in cash so as to yield a number of shares of common stock upon the exercise of such warrant equal to the product of (a) the number of shares of common stock issuable as of the date the warrant is exercised or the Exercise Date upon the exercise of such warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. For purposes of the foregoing, the “Cashless Exercise Ratio” is a fraction, the numerator of which is the excess of the current market value per share of common stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the current market value per share of common stock on the Exercise Date. We shall at all times during the term of the warrants keep in reserve sufficient authorized but unissued shares of common stock for issuances in the event of the exercise of the warrants.

Transfer

The warrants are non-transferable by holders, except together with the shares of common stock issued as part of the unit to which the warrant relates to (i) us, (ii) an affiliate of such holder or (iii) another person approved by our board in its sole and absolute discretion.

Anti-Dilution Adjustments

The warrants are subject to customary anti-dilution provisions, including adjustments to the Exercise Price and the shares of common stock deliverable upon exercise of the warrants upon the following events: (i) stock dividends, subdivisions, combinations and reclassifications, (ii) self-tenders and (iii) other distributions and other similar dilutive events (other than ordinary cash dividends). In addition, if we sell additional shares of common stock at a price less than $10.00 per share, we shall make a one-time adjustment to the Exercise Price of the warrants to equal the price per share of the additional shares sold.

Registration Rights

Pursuant to the warrant agreement, the warrant holders are entitled to customary “piggyback” registration rights relating to the shares of common stock issuable upon exercise of the warrants. The warrant holders are also entitled to certain registration rights pursuant to the registration rights agreement described under “Description of Capital Stock—Registration Rights.” In addition, pursuant to the registration rights agreement, to the extent that a shelf registration statement has not otherwise been filed, we have agreed to file a shelf registration statement relating to these shares no later than April 30, 2007.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code for each taxable year after 2006, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year. Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own beneficially or constructively, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT. Our board of directors has granted a waiver from the 9.8% ownership limit that allows Talon Sharpridge LLC and Talon Sharpridge QP LLC or, collectively, Talon, to own up to 25% of the shares of any class of our stock. The ownership limit waiver granted to Talon will be automatically revoked if (i) Talon owns less than 9.8% of the outstanding shares of each class of our stock or (ii) any “individual” as defined in the Internal Revenue Code beneficially owns or constructively owns (as determined under our charter) more than 9.8% of the outstanding shares of any class of our stock as a result of Talon’s ownership of our stock. As of the date of this prospectus, our board of directors has not received any representations or covenants from Talon in connection with granting the ownership waiver nor has it obtained an opinion of counsel regarding the effect of such waiver on our status as a REIT. In connection with this offering, our board of directors intends to revise this ownership limit waiver to reduce the percentage of shares of any class of our stock that Talon may own. At the time that the waiver is revised, we will receive representations and covenants from Talon regarding their ownership of our stock, and we will receive an opinion of counsel that Talon’s ownership will not cause us to fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust and will have no rights to dividends, rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid to the proposed transferee prior to our discovery that shares of stock have been transferred to the trust will be paid by the proposed transferee on demand to the trustee. Any dividend or distribution authorized but unpaid will be paid to the trustee when due. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. If the automatic transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If we have already taken irreversible corporate action, however, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the price, however, by the amount of any dividends or distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the price, however, by the amount of any dividends or distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing outstanding shares of our capital stock will either bear legends referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our outstanding shares of stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is National City Bank.

Registration Rights

The persons who purchased shares of our common stock and our warrants in our initial capitalization in February 2006 and our December 2006 private offering and certain holders of shares of restricted stock and their transferees are entitled to the benefits of a registration rights agreement, dated as of December 8, 2006, by and among Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser/placement agent, our Manager and us. Pursuant to the registration rights agreement, we agreed for the benefit of the holders of our common stock and our warrants that we will, at our expense (a) use our commercially reasonable efforts to cause the resale shelf registration statement filed on April 30, 2007 (registering all of the shares of common stock sold in our initial capitalization and our December 2006 private offering and shares of our common stock to be issued upon exercise of outstanding warrants that are not sold by selling stockholders in this offering) to become effective under the Securities Act as soon as practicable after the filing (such period may be deferred for up to 60 days after completion of this offering) and (b) to maintain the registration statement’s effectiveness under the Securities Act until the first to occur of (i) such time as all of the registrable securities described above have been sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act, (ii) such time as, in the opinion of our counsel, all of the registrable securities described above not held by our affiliates are eligible for sale pursuant to Rule 144(k) under the Securities Act and (iii) the second anniversary of the effective date of the shelf registration statement.

All holders of (i) our common stock and warrants sold in our initial capitalization in February 2006, (ii) our common stock sold in our December 2006 private offering and (iii) and certain holders of shares of restricted stock and each of their respective direct and indirect transferees may elect to participate in this offering as selling stockholders, subject to compliance with the registration rights agreement, full cutback rights on the part of the underwriters and other conditions and limitations that may be imposed by the underwriters.

Pursuant to the registration rights agreement, the underwriters have requested and, subject to certain exceptions, (i) our directors and executive officers, members of our Manager’s investment committee, our Manager and its officers, directors, managers and employees, Sharpridge and its general partner, officers, directors and employees and Cypress and its partners, officers, directors and employees, in each case to the extent such person or entity holds shares of our common stock or securities exchangeable or exercisable for shares of our common stock, have agreed for a period of 30 days prior to and continuing for 180 days following the date of this prospectus, and (ii) all of our other stockholders (including the holders of our warrants) have agreed for a period of 30 days prior to and continuing for 60 days after the date of this prospectus, that such holders will not, without the prior written consent of our underwriters, other than with respect to the shares of common stock sold by the selling stockholders in this offering, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, including shares registered on our resale shelf registration statement filed on April 30, 2007.

Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of a registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “black-out periods,” if:

•

the lead underwriter in any underwritten public offering by us of our common stock advises us that an offer or sale of shares covered by the registration statement would have a material adverse effect on our underwritten public offering;

•

our board of directors determines in good faith that the offer or sale of shares covered by the registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving us; or

•

our board of directors determines in good faith that it is in our best interests or it is required by law that we supplement the registration statement or file a post-effective amendment to the registration statement in order to ensure that the prospectus included in the registration statement contains the financial information required under Section 10(a)(3) of the Securities Act, discloses any fundamental change in the information included in the prospectus or discloses any material information with respect to the plan of distribution that was not disclosed in the registration statement or any material change to that information;

and we provide the holders of our common stock and warrants and the initial purchaser of our December 2006 private offering a written notice of the suspension. The cumulative blackout periods in any twelve-month period commencing after the date the registration statement is first declared effective may not exceed an aggregate of 90 days or more than three separate times, except as a result of a refusal by the SEC to declare any post-effective amendment to the registration statement as effective after we have used all commercially reasonable efforts to cause the post-effective amendment to be declared effective, in which case we must terminate the blackout period immediately following the effective date of the post-effective amendment.

The registration rights agreement provides that, prior to our becoming subject to the reporting requirements of the Exchange Act, we will provide to each holder of our common stock and our warrants audited consolidated financial statements within 120 days of the end of each of our fiscal year and unaudited quarterly financial statements within 45 days of the end of each of our first three fiscal quarters, commencing with the 2006 audited financial statements.

We also agreed to use our commercially reasonable efforts to list our common stock on the New York Stock Exchange or the Nasdaq Global Market.

The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Prior to this offering, we have 20,064,052 shares of our common stock outstanding. Upon completion of this offering, we will have outstanding an aggregate of approximately              shares of our common stock. In addition, we have 8,857,972 shares of common stock available for future issuance under our 2006 stock incentive plan.

The shares of common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The shares of common stock issued in connection with our initial capitalization and our December 2006 private offering and not sold in this offering and all shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

In general, under Rule 144, a person who owns shares of our common stock that are restricted securities and that were acquired from us or any of our affiliates at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain manner of sale provisions, certain notice requirements and the availability of current public information about us.

Our affiliates must comply with all the provisions of Rule 144 other than the one-year holding period requirement in order to sell shares of our common stock that are not restricted securities (such as shares acquired by our affiliates either in this offering or through purchases in the open market following this offering).

Rule 144(k)

Under Rule 144(k), a person who has not been our affiliate at any time during the three months preceding a sale is entitled to sell restricted securities without regard to the public information, volume limitation, manner of sale and notice provisions of Rule 144, provided that at least two years have elapsed since the later of the date the shares were acquired from us or any of our affiliates.

Lock-Up Agreements

We have agreed with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock for a period of 180 days following the date of this prospectus, subject to certain exceptions.

Pursuant to the registration rights agreement, the underwriters have requested and, subject to certain exceptions, (i) each of our executive officers and directors, our Manager and each of its officers, directors, managers and employees, Sharpridge and its general partner, officers, directors and employees, Cypress and its partners, officers, directors and employees, and each member of our Manager’s investment committee, in each case to the extent such person or entity holds shares of our common stock or securities exchangeable or exercisable for shares of our common stock, have agreed for a period of 30 days prior to and continuing for 180 days following the date of this prospectus, and (ii) all of our other stockholders (including the holders of our warrants) have agreed for a period of 30 days prior to and continuing for 60 days after the date of this prospectus, that such holders will not, without the prior written consent of our underwriters, other than the shares of common stock sold by the selling stockholders in this offering, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, including shares registered on our resale shelf registration statement filed on April 30, 2007.

Registration Rights

In connection with our 2006 private offering, we entered into a registration rights agreement with Friedman, Billings, Ramsey & Co., Inc. on behalf of the holders of common stock issued in the private offering. Pursuant to that agreement, we have included in the registration statement, of which this prospectus is a part,              shares of common stock proposed to be offered by certain selling stockholders who purchased shares of our common stock originally issued and sold in the initial capitalization and the December 2006 private offering and shares of our common stock to be issued upon exercise of outstanding warrants. We also filed a shelf registration statement on April 30, 2007 for the benefit of the holders of shares of our common stock issued in our February 2006 and December 2006 private offerings, shares of our common stock to be issued upon exercise of outstanding warrants and certain shares of restricted stock. We agreed to cause this shelf registration statement to remain effective until the first to occur of (a) the disposition of all shares of common stock sold in the 2006 private offering under a registration statement or pursuant to Rule 144, (b) the date on which the shares of common stock sold in the 2006 private offering are saleable under Rule 144(k) under the Securities Act or (c) the date that is two years after the effective date of the shelf registration statement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws contains the material terms of our charter and bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and bylaws.

General

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than five nor more than eleven. Our charter provides that, at such time as we have at least three independent directors and a class of our common stock or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Subject to the rights of the holders of preferred stock, if any, our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.

Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions that have been declared advisable by our board of directors by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights (unless our board of directors, upon the affirmative vote of a majority of the board, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the board’s determination in connection with which holders of the shares would otherwise be entitled to exercise appraisal rights).

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that a stockholder would be able to force us to redeem such stockholder’s shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or repealed, in whole or in part, at any time in the future. We will, however, amend our bylaws to be subject to the Maryland Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Maryland Business Combination Act

The Maryland Business Combination Act prohibits certain “business combinations” between a Maryland corporation and “interested stockholders” or an affiliate of an interested stockholder. Among other things, the law prohibits for a period of five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities or certain other transactions. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the Maryland Business Combination Act if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that provides that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the board of directors. However, this resolution may be altered or repealed in whole or in part at any time by our board of directors. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special stockholder-requested meeting of stockholders.

Our charter provides that, at such time as we have at least three independent directors and a class of our stock is registered under the Exchange Act, we elect to be subject to the provisions regarding the filling of board vacancies. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to compel the calling of a special meeting of stockholders.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

This section summarizes the material federal income tax considerations that you, as a holder of shares of common stock, may consider relevant. Hunton & Williams LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our shares of common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of U.S. Holders—Taxation of Tax-Exempt Stockholders” below), partnerships, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders” below) and other persons subject to special tax rules.

The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary is for general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our short taxable year ended on December 31, 2006, upon filing our federal income tax return for that year. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP is rendering an opinion that, provided we timely elect to be taxed as a REIT on our first federal income tax return, we will qualify to be taxed as a REIT for our short taxable year ended on December 31, 2006, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2007 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our net taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our net taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•

If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, the IRS has taken the position that similar rules apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Requirements for Qualification— Taxable Mortgage Pools.”

A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests, but certain of our financing activities may result in treatment of us or a portion of our assets as a taxable mortgage pool.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 will apply to us beginning with our 2007 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries.    A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. To the extent that we acquire ownership of real property and lease such real property to a tenant, rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

We have elected to treat Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. as TRSs for U.S. federal income tax purposes. We may form additional domestic TRSs in the future and will form or invest in foreign TRSs. To the extent that any TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See “—Taxation of U.S. Holders—Taxation of U.S. Holders on Distributions on Common Stock.”

We have invested in subordinated tranches of ABS, including CDOs. The CDO entities in which we have and will invest will be treated as corporations for U.S. federal income tax purposes, and we generally will elect to treat such entities as TRSs if we own more than 10% of the subordinate tranches issued by such entities. We expect that the CDO issuers in which we will invest will be organized in foreign countries. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees or through a resident broker, commission agent, custodian or other agent. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to United States real property is subject to United States tax as if the foreign corporation were a United States taxpayer. It is not anticipated that the CDO issuers in which we invest will hold United States real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed United States real property would be subject to United States tax.

We expect that the CDO issuers in which we invest, including foreign TRSs, will either rely on the exemption described above or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. Therefore, despite their status as corporations for U.S. federal income tax purposes, they generally will not be subject to corporate income tax on their earnings. Certain U.S. shareholders of such a non-U.S. corporation are required, however, to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We will likely be required to include in income, on a current basis, our proportionate share of the earnings of the CDO issuers in which we invest, including foreign TRSs. Although we anticipate that the CDO issuers in which we invest, including foreign TRSs, will not be subject to corporate income tax, no assurance can be given that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that the CDO issuers in which we invest, including foreign TRSs, would have available to pay to their creditors and to distribute to us.

Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We do not currently intend to make investments or enter into financing and securitization transactions that give rise to our being considered to own an interest in one or more taxable mortgage pools. We may, however, make such investments or enter into such transactions in the future. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). In addition to being treated as excess inclusion income, this non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Distribution Requirements.” Our excess inclusion income will be allocated among our stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, for most types of foreign stockholders. See “—Taxation of U.S. Holders” and “—Taxation of Non-U.S. Holders.” To the extent that common stock owned by “disqualified organizations” is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” As described above in “—Taxation of Our Company,” although the law is unclear in the case of excess inclusion income from a taxable mortgage pool, the IRS has taken the position that we will be taxable at the highest corporate rate on the portion of our excess inclusion income equal to the percentage of our stock that is held in record name by “disqualified organizations.”

Recently issued IRS guidance indicated that excess inclusion income of a REIT must be allocated to its shareholders in proportion to its dividends paid. However, the manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors, taxpayers with net operating losses, and RICs and other pass-through entities should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

If we own, directly or through one or more disregarded entities, less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not intend to form any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we may acquire an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property (as described below);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but will be non-qualifying income for purposes of the 75% gross income test). The following paragraphs discuss the specific application of the gross income tests to us.

Dividends.    Our share of any dividends received from any corporation (including dividends from a TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. We likely will be required to include in our income, even without the receipt of actual distributions, earnings from our investment in the subordinated tranches of ABS, such as CDOs, issued by foreign corporations. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in foreign corporations are technically neither actual dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “—Failure to Satisfy Gross Income Tests” and “—Failure to Qualify.”

Interest.    The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. We may invest in loans are not secured by mortgages on real property or interests in real property, however. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

We and our subsidiaries may invest in REMICs, and we may invest in other types of CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income text. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but will be treated as nonqualifying income for purposes of the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. For example, our income from CDS transactions will be nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, such as the fees allocated to Sharpridge TRS, Inc. as a result of its equity interest in Sharpridge, will not be included for purposes of the gross income tests.

Rents from Real Property.    We do not currently own and do not currently intend to acquire any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•

Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.

We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’

convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, but including sales of loans, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. We might be subject to the prohibited transaction tax if we were to syndicate, sell or securitize loans in a manner that was treated as a sale of loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us. It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, such as holding or disposing of non-qualifying REIT assets or engaging in CDO transactions, through TRSs. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities would be subject to full corporate income tax.

Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations yet to be issued by the Secretary of the Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our investment in the subordinated tranches of ABS, such as CDOs, issued by foreign corporations are not qualifying income, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the 95% gross income test, to be considered to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert this position, we would fail to qualify as a REIT. See “Failure to Qualify.” Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 95% of our gross income over the amount of gross income attributable to sources that qualify under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (the “10% vote or value test”).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

For purposes of the 5% asset test or the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity.

•	Any security (including debt securities) issued by another REIT.

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our interest in the equity and certain debt securities issued by that partnership.

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We may invest in mezzanine loans, which are loans secured by equity interests in a non-corporate entity that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan secured by equity interests in a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated as a real estate asset for purposes of the REIT asset tests (described above), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. For example, mezzanine loans secured by stock in a corporation will not qualify for the safe harbor and generally will not be qualifying assets for purposes of the 75% asset test.

To the extent that any of the mezzanine loans we acquire do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We believe that the residential mortgage loans and MBS that we hold and will acquire are qualifying assets for purposes of the 75% asset test. For the purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Non-mortgage ABS and debt securities issued by C corporations and by REITs that are not secured by mortgages on real property, such as corporate mezzanine loans, will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we may acquire in other REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We expect that the value of our investment in our TRSs will continue to be significantly less than 20% of the value of our total assets.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test or the 10% vote or value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the mortgage-related assets, securities and other assets that we will hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we continue to comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals have been or will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we recognize in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above. Although we anticipate incurring a de minimis excise tax liability with respect to our 2006 taxable year, we intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow if any of our mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non- deductible principal payments on related borrowings.

•

We may recognize phantom taxable income from any residual interests in REMICs, retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt or equity in a foreign TRS.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to continue to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced federal income tax rate of 15% on such dividends (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributions may be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of U.S. Holders

The term “U.S. holder” means a holder of our common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Holders on Distributions on Common Stock

As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 15% tax rate for “qualified dividend income.”

Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates to 15% for tax years 2003 through 2010. Without future Congressional action, the maximum tax rate for such taxpayers on qualified dividend income will move to 39.6% in 2011. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income), and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. holder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “—Distribution Requirements.”

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder. To the extent that common stock owned by “disqualified organizations” is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” See “Requirements for Qualification—Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Taxation of U.S. Holders on the Disposition of Common Stock

In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. holder has held such common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of common stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. holder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period through December 31, 2010). The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to U.S. holders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. They are subject, however, to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI so long as our stock is not otherwise used in an unrelated trade or business. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a holder of our common stock that is not a U.S. holder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. holder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

A non-U.S. holder will not incur tax on a distribution on the common stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term “United States real property interests” generally does not include mortgage loans or MBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, we must withhold 35% of any such distribution that we could designate as a capital gain dividend.

A non-U.S. holder may receive a credit against our tax liability for the amount we withhold. However, if our common stock becomes regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. holder does not own more than 5% of that class of our stock during the one-year period preceding the distribution date.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common stock by a non-U.S. holder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that this test will be met.

If our common stock becomes regularly traded on an established securities market in the United States at a future date, an additional exception to the tax under FIRPTA will become available, even if we do not qualify as a domestically-controlled qualified investment entity at the time the non-U.S. holder sells our common stock. The gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:

•	our common stock is considered regularly traded under applicable Treasury regulations on an established securities market in the United States, such as the New York Stock Exchange; and

•	the non-U.S. holder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

We anticipate that our common stock will be treated as being regularly traded on an established securities market in the United States following this offering.

If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or the

•

non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective investors should consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State, Local and Foreign Taxes

We and/or our stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their tax advisors regarding the effect of state, local and foreign income and other tax laws upon an investment in the common stock.

UNDERWRITING

We and the selling stockholders intend to offer the shares of our common stock through the underwriters. Subject to the terms and conditions in an underwriting agreement among us, the selling stockholders and Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, acting as representatives of the underwriters named below and joint book-running managers for this offering, we and the selling stockholders have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us and the selling stockholders the number of shares of common stock listed opposite their names below.

Underwriters	Number of Shares
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Fox-Pitt, Kelton Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Keefe, Bruyette & Woods, Inc.

Total

The underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Other Relationships

Certain of the underwriters and their affiliates have engaged, and the underwriters and their affiliates may from time to time engage, in transactions with us in the ordinary course of their respective businesses. In addition, certain of the underwriters and their affiliates have performed, and the underwriters and their affiliates may, from time to time, perform, services for us in the ordinary course of their respective businesses.

We have purchased and likely will purchase in the future Agency RMBS and subordinated tranches of ABS issued or sold by affiliates of certain of the underwriters or underwritten by certain underwriters. As of March 31, 2007, an aggregate of approximately $316.5 million in carrying value, or 11.7% of our portfolio, had been issued or sold by affiliates of certain of the underwriters or underwritten by certain of the underwriters, including Bear, Stearns & Co. Inc., Citigroup Global Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

We have entered into master repurchase agreements with Bear, Stearns International Limited, an affiliate of Bear, Stearns & Co. Inc., Citigroup Global Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc. At March 31, 2007,

approximately $833,435,000 was outstanding under these agreements. In addition, we have entered into a master agreement for interest rate swaps with an affiliate of Bear, Stearns & Co. Inc., under which interest rate swaps in an aggregate amount of approximately $950,000,000 were outstanding at March 31, 2007. We may use a portion of the net proceeds from this offering to repay indebtedness outstanding under certain of these repurchase agreements as described under “Use of Proceeds.” However, the aggregate amount to be paid to the underwriters and their affiliates will not exceed 10% of the net proceeds received by us.

Friedman, Billings, Ramsey & Co., Inc. served as the initial purchaser and placement agent in connection with our December 2006 private offering for which they received customary fees. Friedman, Billings, Ramsey Group, Inc., which beneficially holds a controlling interest in Friedman, Billings, Ramsey & Co., Inc., and one or more other affiliates of Friedman, Billings, Ramsey & Co., Inc. which is one of our underwriters, purchased 537,604 shares of our common stock in our December 2006 private offering. They will not be selling stockholders in this offering, but may sell their shares in a future offering of our common stock.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share to other dealers. After the public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us, before expenses	$	$	$
Proceeds to the selling stockholders, before expenses	$	$	$

The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $         million and are payable by us.

Over-Allotment Option

We have granted the underwriters an option exercisable for 30 days from the date of this prospectus to purchase a total of up to              additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the underwriters exercise this option in whole or in part, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter’s initial commitment amount reflected in the above table.

If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position would be created that can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Directed Share Program

The underwriters have reserved for sale, at the initial public offering price, up to     % of the shares of common stock offered for sale in this offering to our officers and directors, employees of Cypress and Sharpridge and other persons associated with us who express an interest in purchasing shares of common stock in this offering. The number of shares available for sale to the general public in the offering will be reduced to the extent that these persons purchase reserved shares. Any reserved shares not purchased by these persons will be offered by the underwriters to the general public on the same terms as the other shares offered in this offering.

No Sales of Similar Securities

We, each of our executive officers and directors and certain officers and employees of our Manager and its affiliates, subject to limited exceptions, have agreed not to sell or transfer any shares of our common stock for 180 days after the date of this prospectus without first obtaining the written consent of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

The 180-day period described in the preceding paragraph will be automatically extended if: (i) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (ii) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 15-day period following the last day of the 180-day period, in either of which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Notwithstanding the foregoing, parties who have agreed not to sell or transfer shares of our common stock during such period of time may transfer shares during such period, without the prior written consent of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of such party or his or her immediate family; or

•	by will or intestate succession;

provided, however, it is a condition to any such transfer that the transferee (or trustee, if applicable) execute an agreement stating that such transferee (or trustee, if applicable) is receiving and holding shares of our common stock subject to the provisions of the agreement pursuant to which these persons agreed not to sell or transfer shares of our common stock and there shall be no further transfer of shares of our common stock except in accordance with the terms of such agreement; provided, further, that in the case of any such transfer, no filing by any party under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, is required in connection with such transfer (other than a filing on Form 5 made after the expiration of the lock-up period in connection with a donation or transfer, if applicable). For this purpose, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, pursuant to the registration rights agreement subject to certain exceptions, all of our other stockholders (including the holders of our warrants) have agreed for a period of 30 days prior to and continuing for 60 days after the date of this prospectus, that such holders will not, without the prior written consent of our underwriters, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, other than the shares of common stock sold by the selling stockholders in this offering. See “Description of Capital Stock—Registration Rights.”

Offering Price Determination

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation between the underwriters and us. The principal factors to be considered in determining the public offering price include:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the history and the prospects for the industry in which we will compete;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, public traded common stock of generally comparable companies.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

The New York Stock Exchange Listing

We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CYS”.

Discretionary Shares

In connection with this offering, the underwriters may allocate shares to accounts over which they exercise discretionary authority. The underwriters do not expect to allocate shares to discretionary accounts in excess of 5% of the total number of shares in this offering.

Sales in Other Jurisdictions

Each of the underwriters may arrange to sell shares in certain jurisdictions outside the United States through affiliates, either directly where they are permitted to do so or through affiliates.

Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

The shares (i) will not be offered or sold, directly or indirectly, to the public (appel public à l’épargne) in the Republic of France and (ii) offers and sales of shares in the Republic of France (a) will only be made to qualified investors (investisseurs qualifiés) as defined in, and in accordance with, Articles L 411-1, L 411-2 and D 411-1 to D 411-3 of the French Code monétaire et financier or (b) will be made in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article L 411-2 of the Code monétaire et financier and Article 211-2 of the Règlement Général of the Autorit é des marchés financiers.

Investors are informed that this prospectus has not been admitted to the clearance procedures of the Autorité des marches financiers, and that any subsequent direct or indirect circulation to the public of the shares so acquired may not occur without meeting the conditions provided for in Articles L 411-1, L 411-2, L 412-2 and L 621-8 to L-621-8-2 of the Code Monétaire et Financier.

In addition, the issuer represents and agrees that it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France, this prospectus or any other offering material relating to the shares other than to those investors (if any) to whom offers and sales of the shares in the Republic of France may be made as described above.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements as of December 31, 2006 and for the period from February 10, 2006 (commencement of operations) to December 31, 2006 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

C YPRESS SHARPRIDGE INVESTMENTS, INC.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	MARCH 31, 2007 (UNAUDITED)	DECEMBER 31, 2006
ASSETS:
Investments in securities, at fair value (cost, $2,707,919,580 and $2,479,830,482, respectively)	$2,704,819,083	$2,474,338,115
Cash and cash equivalents	270,128	984,498
Receivable for securities sold	2,720,098	1,437,188
Unrealized appreciation on interest rate swap contracts	—	865,480
Interest receivable	16,691,453	14,182,198
Prepaid insurance	262,001	—

Total assets	2,724,762,763	2,491,807,479

LIABILITIES:
Securities sold under agreement to repurchase	2,518,753,000	2,306,318,000
Unrealized depreciation on interest rate swap contracts	2,141,951	—
Accrued interest payable	17,863,835	4,463,224
Related party management fee payable	232,411	188,620
Accrued expenses and other liabilities	540,121	536,702

Total liabilities	2,539,531,318	2,311,506,546

NET ASSETS	$185,231,445	$180,300,933

Net Assets consist of:
Common Stock, $.01 par value, 500,000,000 shares authorized (20,060,052 and 20,056,052 shares issued and outstanding, respectively)	$200,600	$200,560
Additional paid in capital	185,549,844	184,915,092
Accumulated net realized gain (loss) on investments	(309,729)	(260,054)
Net unrealized appreciation (depreciation) on investments	(4,487,188)	(4,486,887)
Undistributed (Distributions in excess of) net investment income	4,277,918	(67,778)

NET ASSETS	$185,231,445	$180,300,933

NET ASSET VALUE PER SHARE	$9.23	$8.99

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULES OF INVESTMENTS

MARCH 31, 2007 (UNAUDITED)

INVESTMENTS IN SECURITIES—UNITED STATES OF AMERICA

Fixed Income Securities—1460.24% (d)
	Face Amount	Fair Value
Mortgage Pass-Throughs—1435.16% (d)
Fannie Mae Pools—1281.51% (d)
5.743%, due 07/01/2036 (a, b)	$86,312,029	$87,270,093
5.850%, due 09/01/2036 (a, b)	193,333,191	195,508,190
5.371%, due 02/01/2036 (a, b)	13,717,738	13,792,637
6.932%, due 03/01/2036 (b)	27,778,366	28,524,771
7.417%, due 03/01/2036 (a, b)	63,411,465	65,818,564
5.811%, due 01/01/2036 (a, b)	22,693,542	22,943,171
6.026%, due 02/01/2036 (a, b)	21,209,314	21,489,489
7.504%, due 03/01/2036 (a, b)	197,502,094	205,338,976
7.505%, due 03/01/2036 (a, b)	97,522,176	99,569,167
5.903%, due 04/01/2036 (a, b)	44,092,846	44,602,559
7.438%, due 04/01/2036 (a, b)	62,996,041	65,396,190
7.438%, due 05/01/2036 (a, b)	68,675,515	71,333,944
5.363%, due 03/01/2036 (a, b)	22,271,537	22,358,396
5.484%, due 12/01/2036 (a, b)	80,940,590	81,393,857
5.603%, due 11/01/2036 (a, b)	52,617,042	53,037,979
7.317%, due 05/01/2036 (a, b)	88,849,792	91,986,189
5.846%, due 05/01/2036 (a, b)	43,113,719	43,632,377
7.430%, due 06/01/2036 (a, b)	51,762,804	53,719,955
6.255%, due 06/01/2036 (a, b)	19,431,361	19,731,770
5.418%, due 05/01/2036 (a, b)	17,897,124	17,968,713
7.392%, due 07/01/2036 (a, b)	88,799,622	92,102,968
7.432%, due 07/01/2036 (a, b)	47,750,322	49,570,564
7.422%, due 08/01/2036 (a, b)	91,527,537	95,001,923
7.294%, due 09/01/2036 (a, b)	93,304,718	96,561,052
5.812%, due 07/01/2036 (a, b)	88,626,012	89,565,448
7.392%, due 09/01/2036 (a, b)	46,247,249	47,977,359
5.958%, due 09/01/2036 (a, b)	44,594,285	45,192,294
7.436%, due 09/01/2036 (a, b)	50,386,658	51,707,293
7.420%, due 10/01/2036 (a, b)	45,585,598	47,304,176
5.795%, due 01/01/2036 (a, b)	123,806,464	125,219,095
7.539%, due 11/01/2036 (a, b)	48,026,584	50,035,536
5.778%, due 11/01/2036 (a, b)	46,335,472	46,740,907
7.448%, due 10/01/2036 (a, b)	47,924,460	49,802,620
5.989%, due 12/01/2036 (a, b)	48,173,495	48,797,824
5.977%, due 12/01/2036 (a, b)	46,451,505	47,010,317
5.948%, due 12/01/2036 (b)	17,481,801	17,713,959
7.000%, due 12/01/2036 (a)	30,351,533	31,313,677
7.000%, due 03/01/2036 (a)	35,618,148	36,723,023

Total Fannie Mae Pools		2,373,757,022

Freddie Mac Pools—153.65% (d)
6.042%, due 09/01/2036 (a,b)	32,020,877	32,368,303
5.822%, due 11/01/2036 (a,b)	64,856,861	65,333,559
5.287%, due 03/01/2036 (a,b)	72,920,736	72,971,781
6.067%, due 07/01/2036 (a,b)	54,960,140	55,564,701
5.981%, due 12/01/2036 (a,b)	48,349,724	48,847,727
6.034%, due 01/01/2036 (a,b)	9,415,976	9,515,032

Total Fannie Mae Pools		284,601,103

Total Mortgage Pass-Through (cost—$2,661,167,765)		2,658,358,125

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULES OF INVESTMENTS—(Continued)

MARCH 31, 2007 (UNAUDITED)

	Face Amount	Fair Value
Collateralized Loan Obligation Securities—18.04% (d)
AMMC CLO V, LIMITED (c)	3,900,000	3,627,000
AMMC CLO VII, LIMITED (c)	2,249,000	1,951,008
ARES VIR CLO LTD. (c)	3,775,000	3,482,437
AVENUE CLO (c)	2,000,000	1,900,000
BALLYROCK CLO 2006-2 LTD (c)	4,270,000	4,056,500
CARLYLE HIGH YIELD PARTNERS VIII, LTD (c)	3,000,000	2,753,100
EATON VANCE CDO IV LTD (c)	2,500,000	2,500,000
FLAGSHIP CLO V (c)	3,750,000	3,487,500
NAVIGARE CLO (c)	2,600,000	2,288,000
PRIMUS CLO I, LTD. (c)	2,500,000	2,375,000
START III CLO LIMITED (c)	3,000,000	3,000,000
TRIMARAN CLO VII LTD (c)	2,000,000	2,000,000

Total Collateralized Loan Obligation Securities (cost—$33,682,870)		33,420,545

	Face Amount	Fair Value
Structured Notes—7.04% (d)
RESIX 2006-C B11 (c)	998,916	993,921
RESIX 2006-B B9 (c)	1,989,581	1,989,581
RESIX 2007-A B11 (c)	4,497,626	4,486,382
RESIX 2006-B B10 (c)	1,989,581	1,999,529
RESIX 2007-B B11 (c)	3,571,000	3,571,000

Total Structured Notes (cost—$13,068,945)		13,040,413

Total Investment in Securities (cost—$2,707,919,580)		$2,704,819,083

Unrealized depreciation on Interest Rate Swap Contracts (Notional $950,000,000 (cost, $0))—(1.16%) (d)		$(2,141,951)

Investment in Affiliate—
Sharpridge Capital Management, L.P. (e)		$—

LEGEND

(a)	Securities or a portion of the securities are pledged as collateral for securities sold under agreement to repurchase.

(b)	The coupon rate shown on floating or adjustable rate securities represents the rate at March 31, 2007.

(c)	Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may only be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2007, the value of these securities amounted to $46,460,958, or 25.08% of net assets.

(d)	Percentage of net assets.

(e)	19% limited partnership profits interest, no value has been ascribed, no dividends received and no equity in profit or loss recorded in the period from inception to March 31, 2007.

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULES OF INVESTMENTS—(Continued)

DECEMBER 31, 2006

Fixed Income Securities—1372.34% (d)
	Face Amount	Fair Value
Mortgage Pass-Through—1355.88% (d)
Fannie Mae Pools—1193.49% (d)
5.415%, due 02/01/2036 (b)	$14,420,294	$14,442,790
7.373%, due 03/01/2036 (a, b)	213,675,591	222,389,549
7.311%, due 04/01/2036 (b)	65,289,809	67,829,991
7.376%, due 03/01/2036 (a, b)	107,859,192	111,229,791
5.372%, due 03/01/2036 (a, b)	23,330,537	23,308,665
5.95%, due 04/01/2036 (a, b)	44,852,262	45,244,719
6.776%, due 03/01/2036 (b)	30,407,520	31,243,726
7.301%, due 08/01/2036 (a, b)	95,817,925	99,545,841
7.311%, due 05/01/2036 (a, b)	70,314,303	73,049,969
7.281%, due 07/01/2036 (a, b)	94,890,108	98,552,274
6.08%, due 02/01/2036 (a, b)	21,547,678	21,779,962
5.372%, due 01/01/2036 (a, b)	23,697,299	23,896,356
6.35%, due 06/01/2036 (a, b)	21,471,446	21,763,323
5.858%, due 09/01/2036 (a, b)	206,013,220	207,815,835
5.819%, due 07/01/2036 (a, b)	92,058,701	92,739,936
5.979%, due 09/01/2036 (a, b)	46,761,021	47,294,388
5.948%, due 12/01/2036 (b)	17,766,499	17,960,820
6.00%, due 12/01/2036 (a, b)	50,000,446	50,530,451
7.247%, due 03/01/2036 (a, b)	69,664,621	72,375,010
7.192%, due 05/01/2036 (a, b)	93,633,562	97,027,778
7.276%, due 10/01/2036 (a, b)	49,386,290	51,330,875
7.304%, due 06/01/2036 (a, b)	54,284,065	56,396,055
7.164%, due 09/01/2036 (a, b)	97,199,434	100,722,914
7.077%, due 10/01/2036 (a, b)	50,079,542	52,098,373
7.266%, due 09/01/2036 (a, b)	49,114,054	51,047,920
7.089%, due 11/01/2036 (a, b)	49,964,996	52,119,736
7.314%, due 07/01/2036 (a, b)	49,344,100	51,317,864
7.273%, due 09/01/2036 (a, b)	50,212,736	51,624,969
5.423%, due 12/01/2036 (a, b)	81,581,237	81,670,466
5.423%, due 05/01/2036 (b)	18,138,624	18,135,790
5.751%, due 07/01/2036 (a, b)	89,206,088	89,919,736
5.607%, due 11/01/2036 (a, b)	55,247,800	55,472,106

Total Fannie Mae Pools		2,151,877,978

Freddie Mac Pools—162.39% (d)
6.078%, due 09/01/2036 (a, b)	35,135,250	35,442,684
6.151%, due 01/01/2036 (b)	10,024,886	10,085,241
6.074%, due 07/01/2036 (a, b)	55,613,441	56,100,059
5.827%, due 11/01/2036 (a, b)	66,352,026	66,766,726
5.979%, due 12/01/2036 (a, b)	48,763,217	49,205,134
5.306%, due 03/01/2036	75,523,934	75,181,716

Total Freddie Mac Pools		292,781,560

Total Mortgage Pass—Through (cost—$2,449,181,066)		2,444,659,538

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULES OF INVESTMENTS—(Continued)

DECEMBER 31, 2006

	Face Amount	Fair Value
Collateralized Loan Obligation Securities—14.80% (d)
AMMC CLO V, LIMITED (c)	3,900,000	3,627,000
AMMC CLO VII, LIMITED (c)	2,249,000	1,979,120
ARES VIR CLO LTD. (c)	3,775,000	3,567,375
BALLYROCK CLO 2006-2 LTD (c)	4,270,000	4,056,500
CARLYLE HIGH YIELD PARTNERS VIII, LTD (c)	3,000,000	2,730,000
FLAGSHIP CLO V (c)	3,750,000	3,525,000
PRIMUS CLO I, LTD. (c)	2,500,000	2,450,000
STANFIELD MODENA CLO, LTD (c)	2,399,000	1,751,270
START III CLO LIMITED (c)	3,000,000	3,000,000

Total Collateralized Loan Obligation Securities (cost—$27,657,105)		26,686,265

Structured Notes—1.66% (d)
RESIX 2006-B B10 (c)	1,992,848	1,992,848
RESIX 2006-C B11 (c)	999,464	999,464

Total Structured Notes (cost—$2,992,312)		2,992,312

Total Investment in Securities (cost—$2,479,830,482)		$2,474,338,115

Unrealized appreciation on Interest Rate Swap Contracts (Notional $745,000,000 (cost, $0))—0.48% (d)		$865,480

Investment in Affiliate—
Sharpridge Capital Management, L.P. (e)		$—

LEGEND

(a)	Securities or a portion of the securities are pledged as collateral for securities sold under agreement to repurchase.

(b)	The coupon rate shown on floating or adjustable rate securities represents the rate at December 31, 2006.

(c)	Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may only be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2006, the value of these securities amounted to $29,678,577, or 16.46% of net assets.

(d)	Percentage of net assets.

(e)	19% limited partnership profits interest, no value has been ascribed, no dividends received and no equity in profit or loss recorded in the period from inception to December 31, 2006.

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2007	2006*
INVESTMENT INCOME—Interest income	$38,161,248	$949,500

EXPENSES:
Interest	32,148,425	485,189
Management advisory	696,058	189,528
Related party management compensation	634,792	183,676
Insurance expense	87,999	75,384
Administration expense	68,000	27,693
Professional fees	109,999	29,137
General, administrative and other	70,279	14,929

Total expenses	33,815,552	1,005,536

NET INVESTMENT INCOME (LOSS)	$4,345,696	$(56,036)

GAINS AND (LOSSES) FROM INVESTMENTS
Net realized gain (loss) on investments	(49,675)	148
Net unrealized appreciation (depreciation) on investments	2,391,870	(266,142)
Net gain (loss) on swap contracts	(2,392,171)	69,633

Net loss from investments	(49,976)	(196,361)

NET INCOME (LOSS)	$4,295,720	$(252,397)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.22	$(0.03)

Diluted	$0.22	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	19,386,658	7,865,288

Diluted	19,410,504	7,865,288

DISTRIBUTIONS PER COMMON SHARE	$—	$—

*	For the period from February 10, 2006 (commencement of operations) to March 31, 2006.

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

Three Months Ended 3/31/2007 (UNAUDITED)
Net income:
Net investment income	$4,345,696
Net realized loss on investment securities	(49,675)
Net unrealized appreciation (depreciation) on investments	2,391,870
Net gain (loss) on swap contracts	(2,392,171)

Net income	4,295,720

Distributions to shareholders	—

Capital Transactions
Net proceeds from issuance of common shares	—
Amortization of related party compensation	634,792

Increase in net assets from capital transactions	634,792
Total increase in net assets	4,930,512

Net assets
Beginning of period	180,300,933

End of period	$185,231,445

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2007	2006*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,295,720	$(252,397)
Adjustments to reconcile net income to net cash used in operating activities:
Purchase of investment securities	(351,517,751)	(781,570,150)
Proceeds from disposition of investment securities	2,344,978	994,531
Proceeds from paydowns of investment securities	117,360,986	—
Purchase of short-term investment securities, net	—	(65,090,000)
Amortization of related party compensation	634,792	183,676
Amortization of premiums on investment securities	364,582	11,010
Accretion of discounts on investment securities	(35,307)	(12,247)
Realized gain (loss) on investment securities	49,675	(148)
Realized loss on paydowns	3,343,740	—
Net gain (loss) on swap contracts	3,007,431	(65,680)
Unrealized appreciation (depreciation) on investments	(2,391,870)	266,142
Change in assets and liabilities:
Receivable for securities sold	(1,282,910)	—
Interest receivable	(2,509,255)	(2,520,356)
Prepaid insurance	(262,001)	(414,865)
Related party management fee payable	43,791	113,008
Payable for securities purchased	—	174,723,586
Accrued interest payable	13,400,611	423,923
Accrued expenses and other liabilities	3,418	436,831

Net cash used in operating activities	(213,149,370)	(672,773,136)

CASH FLOWS FROM FINANCING ACTIVITIES:
Securities sold under agreement to repurchase	7,862,627,000	655,867,000
Repayments of securities sold under agreement to repurchase	(7,650,192,000)	(75,760,000)
Net proceeds from issuance of common shares	—	77,976,880

Net cash provided by financing activities	212,435,000	658,083,880

Net decrease in cash and cash equivalents	(714,370)	(14,689,256)
CASH AND CASH EQUIVALENTS —Beginning of period	984,498	—

CASH AND CASH EQUIVALENTS—End of period	$270,128	$(14,689,256)

*	For the period from February 10, 2006 (commencement of operations) to March 31, 2006.

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

1. ORGANIZATION

Cypress Sharpridge Investments, Inc. (the “Company”) was formed as a Maryland corporation on January 3, 2006, and commenced operations on February 10, 2006. The Company is externally managed and advised by Cypress Sharpridge Advisors LLC (the “Manager”), a Delaware limited liability company, pursuant to a management agreement (“Management Agreement”). The Manager is a joint venture of Cypress CSI Advisors LLC, a sponsor of private equity funds and leveraged buyouts of U.S. companies in the industrial, consumer, media and financial sectors, and Sharpridge Capital Management, L.P., a recently-formed fixed income asset management company. Certain individuals associated with Cypress CSI Advisors LLC and Sharpridge Capital Management, L.P. serve on the Company’s board of directors and the Manager’s investment committee.

The Company intends to be taxed as a real estate investment trust (“REIT”) and is required to comply with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), with respect thereto.

The Company is a specialty finance company that was created with the objective of achieving consistent risk-adjusted returns by investing across multiple asset classes, while complying with the requirements to maintain its qualification as a REIT. The Company’s current strategy is to invest a majority of its capital in agency residential mortgage-backed securities, or RMBS, and subordinated tranches of asset-backed securities, including collateralized debt obligations. The Company intends to adapt its strategy to changing market conditions by shifting its investment allocation and/or investing in additional asset classes such as commercial mortgage-backed securities, agency debentures, corporate leveraged loans and corporate debt securities, non-agency RMBS and real estate mortgage investment conduits, or REMICs, residential whole loan mortgages and structured notes.

In February 2006, the Company completed the initial private placement of shares of its common stock at $10.00 per share that generated net proceeds of approximately $78.0 million. In December 2006, the Company completed a private placement of shares of its common stock at $10.00 per share that generated net proceeds of approximately $105.8 million.

2. SIGNIFICANT ACCOUNTING POLICIES

Consolidation and Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for investment companies (“GAAP”). Accordingly investments in securities are carried at fair value with changes in fair value recorded in the statement of operations. The consolidated financial statements include the accounts of the Company and its taxable REIT subsidiaries: Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. The term “Company” refers to these entities collectively, unless otherwise noted. All inter-company balances and transactions have been eliminated in consolidation. The interim unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2006, included elsewhere in this registration statement. The financial information submitted herewith is unaudited and reflects all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results for the interim periods ended March 31, 2007 and 2006. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the fiscal year.

In 2003, the effective date for applying the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), as amended by FIN 46R, was temporarily deferred by the FASB for investment companies that are not regulated but that currently account for their investments in accordance with the specialized accounting guidance in the AICPA Audit and Accounting

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

Guide, Audits of Investment Companies (the “Guide”). FIN 46R addresses consolidation by an entity that has a controlling financial interest in a variable interest entity. In May 2007, the FASB issued FASB Staff Position No. FIN 46(R)-7, “Application of FASB Interpretation No. 46(R) to Investment Companies,” which amends FIN 46R to provide that investments accounted for at fair value in accordance with the specialized accounting guidance in the Guide are not subject to consolidation according to the requirements of FIN 46R.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those management estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in banks and highly liquid investments with original maturities of three months or less. Interest income earned on cash and cash equivalents is recorded in securities interest income.

Investment Valuation

Valuation of the Company’s investments is determined by the Manager. Investments are valued at their fair value based on quotations from brokers and dealers.

The Manager normally seeks prices from at least three such brokers or dealers, although the Manager may rely on price quotes from fewer than three brokers or dealers in certain circumstances. Any investments or other assets for which recent quotations are not readily available are valued at fair value as determined in good faith by the Manager. As of March 31, 2007 and December 31, 2006 no investments were fair valued by the Manager due to a lack of recent quotations. The resulting unrealized gains and losses are reflected in the statement of operations.

The fair value of the Company’s assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, approximates the carrying amounts presented in the statement of assets and liabilities.

Agency Mortgage-Backed Securities

The Company’s investments in agency mortgage–backed securities consist of whole–pool pass-through certificates backed by adjustable-rate and hybrid adjustable-rate residential mortgage (“ARM”) loans guaranteed by Fannie Mae and Freddie Mac. Hybrid ARMs have interest rates that have an initial fixed period (typically three, five, seven or ten years) and thereafter reset at regular intervals in a manner similar to adjustable–rate mortgage-backed securities and loans. A majority of residential mortgage backed securities (“RMBS”) in which the Company invests consists of agency-backed ARMs and three, five and seven year hybrid ARMs.

Collateralized Debt or Loan Obligations (“CDO and CLO”)

The Company invests in securities backed by a pool of variously rated loans or bonds. Underwriters of CDOs and CLOs package a large and diversified pool of loans or bonds, including high risk, high yield bonds, which is then separated into “tiers”. Typically, the top tier represents the higher quality collateral and pays the lower interest rate; a middle tier is backed by riskier loans or bonds and pays a higher rate; the bottom tier represents the lowest credit quality and, instead of receiving a fixed interest rate, may receive the residual interest payments from the pool.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

Structured Notes

Structured notes are securities packaged and issued by major financial institutions. The notes have some similar characteristics to a plain debt instrument such as commercial paper, medium-term notes, or certificates of deposit. Instead of paying a fixed interest rate over time and repaying par at maturity, structured notes index the coupon, the principal, or both to virtually anything with a trading market. The indexing may be to a designated mortgage pool, interest rate spreads, stock market indices or the price of a security completely unrelated to the transaction.

Interest Rate Swap Contracts

The Company invests in interest rate swap contracts. In a simple interest rate swap, one investor pays a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, an investor may pay a fixed rate and receive a floating rate. Interest rate swaps are asset/liability management tools.

During the term of the interest rate swap, the Company makes or receives periodic payments and unrealized gains or losses are recorded as a result of “marking-to-market” the swap. When the swap is terminated, the Company will record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. The periodic payments and any realized or unrealized gains or losses are reported as net gain or loss on swap contracts in the statement of operations. Swaps involve a risk that interest rates will move contrary to the Company’s expectations, thereby increasing its payment obligation.

The Company is exposed to credit loss in the event of nonperformance by the counterparty to the swap, limited to any gains recognized. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the interest rate swap and may realize a loss. However, the Company does not anticipate nonperformance by any counterparty.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase generally are collateralized by investments in fixed income securities and are carried at the amounts at which the securities will be subsequently repurchased. Counterparties are large institutional dealers in fixed income securities. Collateral is valued daily and counterparties may require additional collateral when appropriate. At March 31, 2007 and December 31, 2006, fixed income securities owned with a fair value of approximately $2,578,416,074 and $2,357,849,076, respectively, have been pledged as collateral for which the counterparty has the right to sell or repledge the securities.

Delayed Delivery Transactions and When-Issued Securities

The Company may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The value of the securities purchased on a delayed delivery or when-issued basis are identified as such in the consolidated schedule of investments. With respect to purchase commitments, the Company identifies securities as segregated in its records with a value at least equal to the amount of the commitment. Losses may arise due to changes in the value of the underlying securities or if the counterparty does not perform under the contract’s terms, or if the issuer does not issue the securities due to political, economic, or other factors.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

Investment Transactions and Income

The Company records its transactions in securities on a trade date basis. Realized gains and losses on securities transactions are recorded on an identified cost basis. Interest income and expense are recorded on the accrual basis. Interest on CDO and CLO securities is accrued at a rate determined based on estimated future cash flows and adjusted prospectively as future cash flow amounts are recast. Amortization of premium and accretion of discount are recorded using the yield to maturity method, and are included in interest income in the statement of operations.

Borrowings

The Company finances the acquisition of its investments primarily through the use of secured borrowings in the form of securities sold under agreements to repurchase. The Company recognizes interest expense on all borrowings on an accrual basis. The amount of interest paid during the three month period ending March 31, 2007 and the period from February 10, 2006 (commencement of operations) to March 31, 2006 was $27,904,366 and $76,602, respectively.

Share-Based Compensation

The Company accounts for share-based compensation issued to its directors and to its Manager using the fair value based methodology prescribed by SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). Compensation cost related to restricted common stock and common stock options issued to the Manager is initially measured at estimated fair value at the grant date, and is remeasured on subsequent dates to the extent the awards are unvested. Compensation cost related to directors is measured at its estimated fair value at the grant date and amortized and expensed over the vesting period. The Company has elected to use the straight line method pursuant to SFAS No. 123(R) to amortize compensation expense for the restricted common shares and common stock options granted to the Manager.

Income Taxes

The Company will elect to be taxed as a REIT under Section 856 of the Code upon filing its tax return for its taxable year ended December 31, 2006. As a REIT, the Company generally will not be subject to federal income tax. To maintain its qualification as a REIT, the Company must distribute at least 90% of its REIT taxable income to its stockholders and meet certain other tests relating to assets and income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates. The Company may also be subject to certain state and local taxes. Under certain circumstances, even though the Company qualifies as a REIT, federal income and excise taxes may be due on its undistributed taxable income. No provision for income taxes has been provided in the accompanying financial statements related to the REIT, because the Company has paid or will pay dividends in amounts approximating its REIT taxable income.

Dividends are generally declared and paid quarterly. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP.

The Company has elected to treat Sharpridge TRS, Inc. and CS Alternatives TRS Inc. (collectively “the Subsidiaries”) as taxable REIT subsidiaries (each, a “TRS”). In general, the Subsidiaries may hold assets that the Company cannot hold directly and generally may engage in any real estate or non-real estate related business. The Subsidiaries are subject to corporate-level federal income tax, as a regular C corporation and, accordingly, record income tax benefit or expense.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

The Company accounts for its income taxes related to the Subsidiaries under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the subsequent years in which those temporary differences are expected to be recovered or settled. The effects of future changes in tax laws are not anticipated. If necessary, a valuation allowance is established based upon an evaluation of the likelihood of realization of the deferred tax assets.

Segment Reporting

The Company operates as a single segment reporting to the Chief Executive Officer, who manages the investment portfolio in the aggregate.

Earnings Per Share

In accordance with SFAS No. 128, Earnings per Share, the Company presents both basic and diluted earnings per common share (“EPS”) in its consolidated financial statements and footnotes thereto. Basic earnings per common share (“Basic EPS”) excludes dilution and is computed by dividing net income or loss allocable to common shareholders by the weighted average number of common shares, including vested restricted common shares, outstanding for the period. Diluted earnings per share (“Diluted EPS”) reflect the potential additional dilution of common stock options, unvested restricted common stock and warrants, if they are not anti-dilutive. See Note 3 for earnings per common share computations.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company adopted FIN 48 in the first quarter of 2007 and has determined there was no impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies to the Company on January 1, 2008. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The Company is required to adopt SFAS No. 159 in the first quarter of 2008 and is currently evaluating the impact, if any, that SFAS No. 159 will have on its consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

3. EARNINGS PER SHARE

The Company calculates basic net income (loss) per common share by dividing net income (loss) for the period by the weighted-average shares of its common stock outstanding for the period. Diluted net income (loss) per common share takes into account the effect of dilutive instruments, such as common stock options, unvested restricted common stock and warrants, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares of its common stock outstanding. The following table presents a reconciliation of basic and diluted net income (loss) per common share for the three month period ended March 31, 2007 and the period from February 10, 2006 (commencement of operations) to March 31, 2006.

	Three Months Ended March 31, 2007	Period from February 10, 2006 (commencement of operations) to March 31, 2006
Basic:
Net income (loss)	$4,295,720	$(252,397)

Weighted-average number of shares outstanding	19,386,658	7,865,288

Basic net income (loss) per share	$0.22	$(0.03)

Diluted:
Net income (loss)	$4,295,720	$(252,397)

Weighted-average number of shares outstanding	19,386,658	7,865,288
Plus: Incremental shares from assumed conversion of dilutive instruments	23,846	0

Adjusted weighted-average number of shares outstanding	19,410,504	7,865,288

Diluted net income (loss) per share	$0.22	$(0.03)

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

4. INVESTMENTS IN SECURITIES

As of March 31, 2007, the Agency RMBS in our portfolio were purchased at a net premium to their par value, with a weighted-average amortized cost of 102.4% of par value due to the average interest rates on these investments being higher than prevailing market rates. As of March 31, 2007, we had approximately $62.1 million of unamortized premium included in the cost basis of our Agency RMBS investments.

As of March 31, 2007, our Agency RMBS portfolio consisted of Agency RMBS collateralized by both ARMs and hybrid ARMs as follows:

	Par Amount	Estimated Fair Value	Weighted Average			Constant Prepayment Rate(3)
Security Description			Coupon	Months to Reset(1)	Yield to Maturity(2)
	(in thousands)
Agency RMBS collateralized by 3-1 hybrid ARMs	$13,718	$13,793	5.37%	22.0	5.79%	30.1%
Agency RMBS collateralized by 5-1 hybrid ARMs	1,301,906	1,314,777	5.80	52.0	5.65	23.6
Agency RMBS collateralized by Monthly Reset ARMs	1,218,051	1,261,751	7.42	1	6.13	26.3
Agency RMBS collateralized by 30 Year Fixed	65,970	68,037	7.00	NA	5.70	28.0

Total Agency RMBS	$2,599,645	$2,658,358

As of December 31, 2006, the Agency RMBS in our portfolio were purchased at a net premium to their par value, with a weighted-average amortized cost of 102.5% of par value due to the average interest rates on these investments being higher than prevailing market rates. As of December 31, 2006, we had approximately $61.2 million of unamortized premium included in the cost basis of our investments.

As of December 31, 2006, our Agency RMBS portfolio consisted of Agency RMBS collateralized by both ARMs and hybrid ARMs as follows:

			Weighted Average
Security Description	Par Amount	Estimated Fair Value	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)
	(in thousands)
Agency RMBS collateralized by 3-1 hybrid ARMs	$14,420	$14,443	5.4%	18.0	5.8%	29.7%
Agency RMBS collateralized by 5-1 hybrid ARMs	1,083,086	1,090,314	5.4	46.3	5.7	22.5
Agency RMBS collateralized by ARMs	1,291,138	1,339,903	7.3	1	6.14	23.7

Total Agency RMBS	$2,388,644	$2,444,660

(1)	“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM.

(2)	“Yield to Maturity” is the yield based on the assumption that the Agency RMBS will be held to maturity, all coupon and principal payments will be made and all coupon payments are reinvested and yield the same return as the Agency RMBS’s coupon.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

(3)	“Constant Prepayment Rate” is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the single monthly mortality rate.

Actual maturities of Agency RMBS are generally shorter than stated contractual maturities (which range up to 30 years), as they are affected by the contractual lives of the underlying mortgages, periodic payments and prepayments of principal. As March 31, 2007 and December 31, 2006, the average final contractual maturity of the mortgage portfolio is in year 2036. Based on current estimates the Agency RMBS will have an average expected life of less than five years.

In order to mitigate our interest rate exposure, we had entered into eight swap contracts with a fair value of approximately $(2,141,951) as of March 31, 2007, and six swap contracts with a fair value of approximately $865,480 as of December 31, 2006. The following table summarizes the expiration dates of these contracts and their approximate notional amounts:

As of March 31, 2007
Expiration Date	Notional Amount	Fair Value
	(in millions)
June 2009	$160	$(2,059,940)
December 2009	585	326,388
January 2010	140	(453,663)
March 2010	65	45,264

	$950	$(2,141,951)

As of December 31, 2006
Expiration Date	Notional Amount	Fair Value
	(in millions)
June 2009	$158	$234,096
December 2009	587	631,384

Total	$745	$865,480

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

5. BORROWINGS

The Company leverages its portfolio of securities through the use of securities sold under agreements to repurchase each of the borrowing vehicles used by the Company bears interest at floating rates based on a spread above or below the London InterBank Offered Rate (“LIBOR”).

Certain information with respect to the Company’s borrowings as of March 31, 2007 and December 31, 2006 is summarized in the following tables. Each of the borrowings listed is contractually due in one year or less (dollars in thousands).

March 31, 2007
Outstanding borrowings	$2,518,753
Weighted average borrowing rate	5.29%
Weighted average remaining maturity (in days)	13.61
Fair value of the collateral(1)	$2,578,416

December 31, 2006
Outstanding borrowings	$2,306,318
Weighted average borrowing rate	5.31%
Weighted average remaining maturity (in days)	9.76
Fair value of the collateral(1)	$2,357,849

(1)	Collateral for borrowings consists of fixed income securities.

At March 31, 2007 and December 31, 2006, the Company had securities sold under agreement to repurchase with the following counterparties:

March 31, 2007
Counterparty	Amount at Risk(1)	Weighted Average Maturity in Days	Weighted Average Interest Rate
Bear Stearns & Co., Inc.	$21,681,518	10	5.29%
Countrywide Bank	14,514,603	25	5.29
HSBC Group, Inc.	8,574,931	9	5.28
JPMorgan, Inc.	5,744,761	9	5.28
Nomura Securities International	10,103,742	9	5.29

Total	$60,619,555

December 31, 2006
Counterparty	Amount at Risk(1)	Weighted Average Maturity in Days	Weighted Average Interest Rate
Barclays Bank, PLC	$5,122,093	9	5.31%
Bear, Stearns & Co., Inc.	15,232,990	8	5.32
Citigroup, Inc.	1,091,845	11	5.31
Countrywide Bank	15,262,827	10	5.31
Goldman Sachs Group, Inc.	3,676,435	11	5.31
HSBC Group, Inc.	5,912,399	12	5.31
Lehman Brothers, Inc.	4,094,507	12	5.31
Morgan Stanley, Inc.	1,561,321	11	5.30

Total	$51,954,418

(1)	Equal to the fair value of securities plus accrued interest income, minus the sum of securities sold under agreement to repurchase liabilities plus accrued interest expense.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

6. SHARE CAPITAL

The Company authorized 500,000,000 shares of common stock having par value $0.01 per share. As of March 31, 2007 and December 31, 2006 the Company had issued and outstanding 20,060,052 and 20,056,052, respectively, shares of common stock and warrants to purchase an additional 3,932,644 shares of common stock at $10.00 per share. The warrants expire on December 31, 2008.

The Company is also authorized to issue shares of preferred stock. As of March 31, 2007 and December 31, 2006, no such shares were issued or outstanding.

7. STOCK OPTIONS AND RESTRICTED STOCK

The Company has adopted a stock incentive plan (the “2006 Stock Incentive Plan”) that provides for the grant of non-qualified common stock options, stock appreciation rights, restricted common stock and other share-based awards. The compensation committee of the board of directors administers the plan. Stock options may be granted to the Manager, directors, officers and any key employees of the Manager and to any other individual or entity performing services for the Company or an affiliate.

The exercise price for any stock option granted under the 2006 Stock Incentive Plan may not be less than 100% of the fair market value of the shares of common stock at the time the common stock option is granted. Each common stock option must terminate no more than ten years from the date it is granted. The 2006 Stock Incentive Plan authorizes that a total of 10,000,000 shares may be used to satisfy awards under the plan. New shares will be issued on the exercise of any option. The Company made its initial grants under the 2006 Stock Incentive Plan on February 10, 2006, December 8, 2006 and December 28, 2006, upon completing the private placements of common stock. Each grant vests over a three year period. Restricted common stock granted to Independent Directors on or after January 1, 2007 will vest over a one year period.

The following table summarizes restricted common stock transactions for the three month period ended March 31, 2007 and the period February 10, 2006 (commencement of operations) to December 31, 2006:

Period ended March 31, 2007	Officers and Employees (1)	Independent Directors	Total
Unvested shares as of December 31, 2006	731,764	9,000	740,764
Issued	—	4,000	4,000
Vested	129,421	1,667	131,088
Forfeited	—	—	—

Unvested shares as of March 31, 2007	602,343	11,333	613,676

Period ended December 31, 2006	Officers and Employees (1)	Independent Directors	Total
Issued	736,764	9,000	745,764
Vested	—	—	—
Forfeited	5,000	—	5,000

Unvested shares as of December 31, 2006	731,764	9,000	740,764

(1)	Includes grants to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

On January 1, 2007, an aggregate of 4,000 shares of restricted common stock were granted to the Independent Directors.

The shares of restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company and independent directors were valued using the fair market value at the time of grant, which was $10.00. Pursuant to SFAS No. 123(R), the Company is required to value any unvested shares of restricted common stock granted to the Manager or the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company at the current market price each reporting period. The Company valued the unvested restricted common stock at $10.00 per share at March 31, 2007. Unrecognized compensation cost related to unvested restricted common stock granted as of March 31, 2007 was $5,640,362.

The following table summarizes common stock option transactions for the three month period ended March 31, 2007 and the period February 10, 2006 (commencement of operations) to December 31, 2006:

Period ended March 31, 2007	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2006	393,264	$10.00
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding as of March 31, 2007	393,264	$10.00

Period ended December 31, 2006	Number of Options	Weighted Average Exercise Price
Granted	393,264	$10.00
Exercised	—	—
Forfeited	—	—

Outstanding as of December 31, 2006	393,264	$10.00

Of the 393,264 options outstanding at March 31, 2007, 131,088 have vested and therefore were exercisable at March 31, 2007. None of the options outstanding at December 31, 2006 were exercisable. The common stock options are valued using the Black-Scholes model using the following assumptions:

As of March 31, 2007
Expected Life	8.9 years
Discount rate	4.68%
Volatility	15.00%
Dividend yield	9.30%

As of December 31, 2006
Expected Life	9.1 years
Discount rate	4.85%
Volatility	15.17%
Dividend yield	9.22%

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

The estimated fair value of the common stock options was $0.23 per share at March 31, 2007. For the three month period ended March 31, 2007, the components of share-based compensation expense are as follows:

Options granted to CEO	$7,488
Restricted shares granted to officers and employees (1)	609,804
Restricted shares granted to certain directors	17,500

Total shared based compensation expense	$634,792

(1)	Includes grants to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company.

The estimated fair value of the common stock options was $0.23 per share at February 10, 2006. For the period from February 10, 2006 (commencement of operations) through March 31, 2007, the components of share-based compensation expense are as follows:

Options granted to CEO	$4,103
Restricted shares granted to officers and employees (1)	177,290
Restricted shares granted to certain directors	2,283

Total shared based compensation expense	$183,676

(1)	Includes grants to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company.

8. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

The Manager manages the Company’s day-to-day operations, subject to the direction and oversight of the Company’s Board of Directors. The Management Agreement was executed on February 10, 2006. The initial term expires on December 31, 2008 and shall be automatically renewed for a one-year term on each anniversary date thereafter. Following the initial term, the Management Agreement may be terminated upon the affirmative vote of at least two-thirds of the Company’s independent directors, or by a vote of the holders of a majority of the outstanding shares of the Company’s common stock. In the event the Management Agreement is terminated, the Company shall pay to the Manager a termination fee in accordance with the provisions of the Management Agreement.

The Management Agreement provides, among other things, that the Company pays to the Manager, in exchange for managing the day-to-day operations of the Company, certain fees and reimbursements, consisting of a base management fee and reimbursement for out-of-pocket and certain other costs incurred by the Manager and on behalf of the Company. The base management fee which is paid monthly was equal to 1/12 of 1.75% of equity (as defined in the Management Agreement) until December 8, 2006, when the monthly base management fee was reduced to 1/12 of 1.50% of equity (as defined in the Management Agreement). In addition to the base management fees the Manager receives quarterly incentive compensation in an amount generally equal to the product of: (i) 25% of the dollar amount by which (A) Net Income (as defined in the Management Agreement), before Incentive Compensation (as defined in the Management Agreement), for such quarter per Common Share (based on the weighted average number of shares of common stock outstanding for such quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of the common stock in the initial offering and the prices per share of the common stock in any subsequent offerings by the Company multiplied by (2) the greater of (a) 2.00% or (b) 0.50% plus one-fourth of the Ten Year Treasury Rate (as defined in the Management

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

Agreement) for such quarter multiplied by (ii) the weighted average number of shares of common stock outstanding during such quarter.

For the period ended March 31, 2007 and March 31, 2006, the Company incurred $696,058 and $189,528 in base management fees, respectively. In addition, the Company recognized share-based compensation expense related to common stock options and restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company of $634,792 and $183,676 for the period ended March 31, 2007 and March 31, 2006, respectively (see Note 6). Share-based compensation expense relating to common stock options and restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company are included in related party management compensation on the consolidated statement of operations.

Incentive compensation of $229,625 was earned for the period ended March 31, 2007. The Manager has agreed to waive any incentive fee for which it would be eligible until April 30, 2007, when the Company filed a resale shelf registration statement registering all of the shares of common stock sold in the Company’s initial capitalization and the Company’s December 2006 private offering and shares of common stock to be issued upon exercise of outstanding warrants that are not sold by selling stockholders in this offering. No incentive compensation was earned or paid to the Manager during the period ended March 31, 2006.

Sharpridge TRS, Inc. has a 19% limited partnership profits interest in the Company’s sub-advisor, Sharpridge Capital Management, L.P., which is accounted for at fair value and its value is immaterial to the consolidated statement of assets and liabilities and consolidated statement of operations.

As of March 31, 2007 and December 31, 2006, the Company’s executive officers and directors, and certain officers and employees of the Manager and its sub-advisors and other affiliates, beneficially own an aggregate of 2,255,416 and 2,251,416 shares of common stock, respectively, representing approximately 11.24% and 11.23%, respectively, of the shares of common stock outstanding.

9. INCOME TAXES

Beginning with the filing of the 2006 income tax return, the Company will elect to be taxed as a REIT under Section 856 of the Code. As a REIT, the Company generally is not subject to federal income tax. To maintain its qualification as a REIT, the Company must distribute at least 90% of its REIT taxable income to its stockholders each year and meet certain other tests relating to assets and income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates. The Company may also be subject to certain state and local taxes. Under certain circumstances, even though the Company qualifies as a REIT, federal income and excise taxes may be due on its undistributed taxable income. No provision for income taxes has been provided in the accompanying financial statements related to the REIT, because the Company has paid or will pay dividends in amounts approximating its taxable income. The Company has elected to treat the Subsidiaries as TRSs. A TRS is a corporation that is permitted to engage in non-qualifying REIT activities. Taxable income of a TRS is subject to federal, state, and local income taxes.

As of March 31, 2007 and December 31, 2006, the Company’s undistributed taxable income was approximately $6.4 million and $1.5 million, respectively. No income tax provision was recorded for the period ended March 31, 2007 or December 31, 2006.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

10. CONTINGENCIES

The Company enters into certain contracts that contain a variety of indemnifications, principally with the Manager and brokers. The maximum potential amount of future payment the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred any costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of March 31, 2007 and December 31, 2006.

11.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

In the normal course of its business, the Company trades various financial instruments and enters into various investment activities with off-balance sheet risk. These financial instruments may include interest rate swap contracts and credit default swaps. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the securities underlying the financial instruments or the Company’s satisfaction of the obligations may ultimately exceed the amount recognized in the statement of assets and liabilities.

The contract amounts of the swap contracts do not represent the Company’s risk of loss due to counterparty nonperformance. The Company’s exposure to credit risk associated with counterparty nonperformance on swap contracts is limited to the unrealized gains inherent in such contracts which are recognized in the statement of assets and liabilities. Any counterparty nonperformance of these transactions is not expected to have a material effect upon the Company’s consolidated financial condition.

The Company may also invest in corporate and government bonds. Until the bonds are sold or mature, the Company is exposed to credit risk relating to whether the bond issuer will meet its obligations when they come due.

The Company is subject to interest rate risk. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase.

The Company’s principal trading activities are primarily with brokers and other financial institutions located in North America. All securities transactions of the Company are cleared by multiple major securities firms pursuant to customer agreements. At March 31, 2007 and December 31, 2006, substantially all the investments in securities, and receivable for securities sold under agreement to repurchase are positions with and amounts due from these brokers. The Company had substantially all its individual counterparty concentrations with these brokers and their affiliates.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

12. FINANCIAL HIGHLIGHTS

In accordance with financial reporting requirements applicable to investment companies, the Company has included below certain financial highlight information for the period from February 10, 2006 (commencement of operations) to March 31, 2006 and the three months ended March 31, 2007.

	Per Share
	Three Months Ended 3/31/07 (Unaudited)		Period Ended 3/31/06 (Unaudited)
Net asset value, beginning of period	$8.99		$10.00
Net Income (Loss):
Net investment income (loss)	0.24	(a)	(0.01	)(a)
Net loss from investments	(0.00	)(a)(d)	(0.02	)(a)

Net income (loss)	0.24		(0.03)
Capital Transactions—issuance of restricted shares	(0.00	)(a)(d)	(0.54	)(a)

Net asset value, end of period	$9.23		$9.43
Total return (%)	2.67	%(b)	(5.70	)%(b)

Ratios to Average Net Assets
Expenses before interest expense	3.67	%(c)	4.87	%(c)
Expenses	74.49	%(c)	9.41	%(c)
Net investment income (loss)	9.57	%(c)	(0.52	)%(c)

Supplemental Data
Net assets, end of period (000)	$185,231		$77,908
Portfolio turnover rate (%)	5%		0%

(a)	Calculated based on average shares outstanding during the period. Average shares outstanding include vested and unvested restricted shares and differs from weighted average shares outstanding used in calculating earnings per share (footnote 3).

(b)	Not computed on an annualized basis.

(c)	Computed on an annualized basis.

(d)	Amount less than $0.01.

13. SUBSEQUENT EVENTS

On April 1, 2007, an aggregate of 4,000 shares of restricted common stock were granted to the Independent Directors.

On April 2, 2007, the board of directors authorized a distribution of $0.32 per share, which was paid on April 26, 2007 to shareholders of record on April 18, 2007.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cypress Sharpridge Investments, Inc.:

Boston, Massachusetts

We have audited the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of Cypress Sharpridge Investments, Inc. and subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in net assets and cash flows for the period February 10, 2006 (commencement of operations) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cypress Sharpridge Investments, Inc. and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the period February 10, 2006 (commencement of operations) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 29, 2007 (April 2, 2007 as to Note 13)

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

DECEMBER 31, 2006

ASSETS:
Investments in securities, at fair value (cost, $2,479,830,482)	$2,474,338,115
Cash and cash equivalents	984,498
Receivable for securities sold	1,437,188
Unrealized appreciation on interest rate swap contracts	865,480
Interest receivable	14,182,198

Total assets	2,491,807,479

LIABILITIES:
Securities sold under agreement to repurchase	2,306,318,000
Accrued interest payable	4,463,224
Related party management fee payable	188,620
Accrued expenses and other liabilities	536,702

Total liabilities	2,311,506,546

Contingencies (Note 10)
NET ASSETS	$180,300,933

Net Assets consist of:
Common stock, $.01 par value, 500,000,000 shares authorized (20,056,052 shares issued and outstanding)	$200,560
Additional paid in capital	184,915,092
Accumulated net realized loss on investments	(260,054)
Net unrealized depreciation on investments	(4,486,887)
Distribution in excess of net investment income	(67,778)

NET ASSETS	$180,300,933

NET ASSET VALUE PER SHARE	$8.99

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2006

INVESTMENTS IN SECURITIES—UNITED STATES OF AMERICA

Fixed Income Securities—1372.34% (d)
	Face Amount	Fair Value
Mortgage Pass-Through—1355.88% (d)
Fannie Mae Pools—1193.49% (d)
5.415%, due 02/01/2036 (b)	$14,420,294	$14,442,790
7.373%, due 03/01/2036 (a, b)	213,675,591	222,389,549
7.311%, due 04/01/2036 (b)	65,289,809	67,829,991
7.376%, due 03/01/2036 (a, b)	107,859,192	111,229,791
5.372%, due 03/01/2036 (a, b)	23,330,537	23,308,665
5.95%, due 04/01/2036 (a, b)	44,852,262	45,244,719
6.776%, due 03/01/2036 (b)	30,407,520	31,243,726
7.301%, due 08/01/2036 (a, b)	95,817,925	99,545,841
7.311%, due 05/01/2036 (a, b)	70,314,303	73,049,969
7.281%, due 07/01/2036 (a, b)	94,890,108	98,552,274
6.08%, due 02/01/2036 (a, b)	21,547,678	21,779,962
5.372%, due 01/01/2036 (a, b)	23,697,299	23,896,356
6.35%, due 06/01/2036 (a, b)	21,471,446	21,763,323
5.858%, due 09/01/2036 (a, b)	206,013,220	207,815,835
5.819%, due 07/01/2036 (a, b)	92,058,701	92,739,936
5.979%, due 09/01/2036 (a, b)	46,761,021	47,294,388
5.948%, due 12/01/2036 (b)	17,766,499	17,960,820
6.00%, due 12/01/2036 (a, b)	50,000,446	50,530,451
7.247%, due 03/01/2036 (a, b)	69,664,621	72,375,010
7.192%, due 05/01/2036 (a, b)	93,633,562	97,027,778
7.276%, due 10/01/2036 (a, b)	49,386,290	51,330,875
7.304%, due 06/01/2036 (a, b)	54,284,065	56,396,055
7.164%, due 09/01/2036 (a, b)	97,199,434	100,722,914
7.077%, due 10/01/2036 (a, b)	50,079,542	52,098,373
7.266%, due 09/01/2036 (a, b)	49,114,054	51,047,920
7.089%, due 11/01/2036 (a, b)	49,964,996	52,119,736
7.314%, due 07/01/2036 (a, b)	49,344,100	51,317,864
7.273%, due 09/01/2036 (a, b)	50,212,736	51,624,969
5.423%, due 12/01/2036 (a, b)	81,581,237	81,670,466
5.423%, due 05/01/2036 (b)	18,138,624	18,135,790
5.751%, due 07/01/2036 (a, b)	89,206,088	89,919,736
5.607%, due 11/01/2036 (a, b)	55,247,800	55,472,106

Total Fannie Mae Pools		2,151,877,978

Freddie Mac Pools—162.39% (d)
6.078%, due 09/01/2036 (a, b)	35,135,250	35,442,684
6.151%, due 01/01/2036 (b)	10,024,886	10,085,241
6.074%, due 07/01/2036 (a, b)	55,613,441	56,100,059
5.827%, due 11/01/2036 (a, b)	66,352,026	66,766,726
5.979%, due 12/01/2036 (a, b)	48,763,217	49,205,134
5.306%, due 03/01/2036	75,523,934	75,181,716

Total Freddie Mac Pools		292,781,560

Total Mortgage Pass—Through (cost—$2,449,181,066)		2,444,659,538

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

DECEMBER 31, 2006

	Face Amount	Fair Value
Collateralized Loan Obligation Securities—14.80% (d)
AMMC CLO V, LIMITED (c)	3,900,000	3,627,000
AMMC CLO VII, LIMITED (c)	2,249,000	1,979,120
ARES VIR CLO LTD. (c)	3,775,000	3,567,375
BALLYROCK CLO 2006-2 LTD (c)	4,270,000	4,056,500
CARLYLE HIGH YIELD PARTNERS VIII, LTD (c)	3,000,000	2,730,000
FLAGSHIP CLO V (c)	3,750,000	3,525,000
PRIMUS CLO I, LTD. (c)	2,500,000	2,450,000
STANFIELD MODENA CLO, LTD (c)	2,399,000	1,751,270
START III CLO LIMITED (c)	3,000,000	3,000,000

Total Collateralized Loan Obligation Securities (cost—$27,657,105)		26,686,265

Structured Notes—1.66% (d)
RESIX 2006-B B10 (c)	1,992,848	1,992,848
RESIX 2006-C B11 (c)	999,464	999,464

Total Structured Notes (cost—$2,992,312)		2,992,312

Total Investment in Securities (cost—$2,479,830,482)		$2,474,338,115

Unrealized appreciation on Interest Rate Swap Contracts (Notional $745,000,000 (cost, $0))—0.48% (d)		$865,480

Investment in Affiliate—
Sharpridge Capital Management, L.P. (e)		$—

LEGEND

(a)	Securities or a portion of the securities are pledged as collateral for securities sold under agreement to repurchase.

(b)	The coupon rate shown on floating or adjustable rate securities represents the rate at December 31, 2006.

(c)	Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may only be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2006, the value of these securities amounted to $29,678,577, or 16.46% of net assets.

(d)	Percentage of net assets.

(e)	19% limited partnership profits interest, no value has been ascribed, no dividends received and no equity in profit or loss recorded in the period ended December 31, 2006.

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS)

TO DECEMBER 31, 2006

INVESTMENT INCOME—Interest income	$48,067,705

EXPENSES:
Interest	38,716,966
Management advisory	1,272,291
Related party management compensation	1,262,346
Insurance expense	490,250
Administration expense	180,000
Professional fees	255,000
General, administrative and other	177,644

Total expenses	42,354,497

NET INVESTMENT INCOME	5,713,208

GAINS AND (LOSSES) FROM INVESTMENTS
Net realized loss on investments	(260,054)
Net unrealized depreciation on investments	(5,492,367)
Net gain on swap contracts	1,005,480

Net loss from investments	(4,746,941)

NET INCOME	$966,267

NET INCOME PER COMMON SHARE:
Basic	$0.11

Diluted	$0.11

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	8,652,365

Diluted	8,714,150

DISTRIBUTIONS PER COMMON SHARE	$(0.66)

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS)

TO DECEMBER 31, 2006

Net income:
Net investment income	$5,713,208
Net realized loss on investments	(260,054)
Net unrealized depreciation on investments	(5,492,367)
Net gain on swap contracts	1,005,480

Net income	966,267

Distributions to shareholders	(5,780,986)

Capital transactions
Net proceeds from issuance of common shares	183,853,306
Amortization of related party compensation	1,262,346

Increase in net assets from capital transactions	185,115,652

Total increase in net assets	180,300,933

Net assets
Beginning of period	—

End of period	$180,300,933

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC

CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS)

TO DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$966,267
Adjustments to reconcile net income to net cash used in operating activities:
Purchase of investment securities	(2,658,082,514)
Proceeds from disposition of investment securities	97,734,940
Proceeds from paydowns of investment securities	77,455,528
Amortization of related party compensation	1,262,346
Amortization of premiums on investment securities	634,182
Accretion of discounts on investment securities	(197,006)
Realized loss on investment securities	260,054
Realized loss on paydowns	2,364,334
Net gain on swap contracts	(865,480)
Unrealized depreciation on investments	5,492,367
Change in assets and liabilities:
Receivable for securities sold	(1,437,188)
Interest receivable	(14,182,198)
Related party management fee payable	188,620
Accrued interest payable	4,463,224
Accrued expenses and other liabilities	536,702

Net cash used in operating activities	(2,483,405,822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Securities sold under agreement to repurchase	13,444,815,382
Repayments of securities sold under agreement to repurchase	(11,138,497,382)
Net proceeds from issuance of common shares	183,853,306
Distributions to shareholders	(5,780,986)

Net cash provided by financing activities	2,484,390,320

Net increase in cash and cash equivalents	984,498
CASH—Beginning of period	—

CASH—End of period	$984,498

See notes to consolidated financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

1. ORGANIZATION

Cypress Sharpridge Investments, Inc. (the “Company”) was formed as a Maryland corporation on January 3, 2006, and commenced operations on February 10, 2006. The Company is externally managed and advised by Cypress Sharpridge Advisors LLC (the “Manager”), a Delaware limited liability company, pursuant to a management agreement (“Management Agreement”). The Manager is a joint venture of Cypress CSI Advisors LLC, a sponsor of private equity funds and leveraged buyouts of U.S. companies in the industrial, consumer, media and financial sectors, and Sharpridge Capital Management, L.P., a recently-formed fixed income asset management company. Certain individuals associated with Cypress CSI Advisors LLC and Sharpridge Capital Management, L.P. serve on the Company’s board of directors and the Manager’s investment committee.

The Company intends to be taxed as a real estate investment trust (“REIT”) and is required to comply with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), with respect thereto.

The Company is a specialty finance company that was created with the objective of achieving consistent risk-adjusted returns by investing across multiple asset classes, while complying with the requirements to maintain its qualification as a REIT. The Company’s current strategy is to invest a majority of its capital in agency residential mortgage-backed securities, or RMBS, and subordinated tranches of asset-backed securities, including collateralized debt obligations. The Company intends to adapt its strategy to changing market conditions by shifting its investment allocation and/or investing in additional asset classes such as commercial mortgage-backed securities, agency debentures, corporate leveraged loans and corporate debt securities, non-agency RMBS and real estate mortgage investment conduits, or REMICs, residential whole loan mortgages and structured notes.

In February 2006, the Company completed the initial private placement of shares of its common stock at $10.00 per share that generated net proceeds of approximately $78.0 million. In December 2006, the Company completed a private placement of shares of its common stock at $10.00 per share that generated net proceeds of approximately $105.8 million.

2. SIGNIFICANT ACCOUNTING POLICIES

Consolidation and Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for investment companies (“GAAP”). Accordingly investments in securities are carried at fair value with changes in fair value recorded in the statement of operations. The consolidated financial statements include the accounts of the Company and its taxable REIT subsidiaries: Sharpridge TRS, Inc. and CS Alternatives TRS, Inc. The term “Company” refers to these entities collectively, unless otherwise noted. All inter-company balances and transactions have been eliminated in consolidation.

In 2003, the effective date for applying the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), as amended by FIN 46R, was temporarily deferred by the FASB for investment companies that are not regulated but that currently account for their investments in accordance with the specialized accounting guidance in the AICPA Audit and Accounting Guide, Audits of Investment Companies (the “Guide”). A final determination regarding whether the provisions of FIN 46R should be applied by non-regulated investment companies is currently being made by the FASB. The Company has not determined the effect, if any, that the provisions of FIN 46R would have on its consolidated financial statements if the FASB concludes that FIN 46R is applicable to the Company.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those management estimates

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in banks and highly liquid investments with original maturities of three months or less. Interest income earned on cash and cash equivalents is recorded in securities interest income.

Investment Valuation

Valuation of the Company’s investments is determined by the Manager. Investments are valued at their fair value based on quotations from brokers and dealers.

The Manager normally seeks prices from at least three such brokers or dealers, although the Manager may rely on price quotes from fewer than three brokers or dealers in certain circumstances. Any investments or other assets for which recent quotations are not readily available are valued at fair value as determined in good faith by the Manager. As of December 31, 2006 no investments were fair valued by the Manager due to a lack of recent quotations. The resulting unrealized gains and losses are reflected in the statement of operations.

The fair value of the Company’s assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, approximates the carrying amounts presented in the statement of assets and liabilities.

Agency Mortgage-Backed Securities

The Company’s investments in agency mortgage–backed securities consist of whole–pool pass-through certificates backed by adjustable-rate and hybrid adjustable-rate residential mortgage (“ARM”) loans guaranteed by Fannie Mae and Freddie Mac. Hybrid ARMs have interest rates that have an initial fixed period (typically three, five, seven or ten years) and thereafter reset at regular intervals in a manner similar to adjustable–rate mortgage-backed securities and loans. A majority of residential mortgage backed securities (“RMBS”) in which the Company invests consists of agency-backed ARMs and three, five and seven year hybrid ARMs.

Collateralized Debt or Loan Obligations (“CDO” or “CLO”)

The Company invests in securities backed by a pool of variously rated loans or bonds. Underwriters of CDOs and CLOs package a large and diversified pool of loans or bonds, including high risk, high yield bonds, which is then separated into “tiers”. Typically, the top tier represents the higher quality collateral and pays the lower interest rate; a middle tier is backed by riskier loans or bonds and pays a higher rate; the bottom tier represents the lowest credit quality and, instead of receiving a fixed interest rate, may receive the residual interest payments from the pool.

Structured Notes

Structured notes are securities packaged and issued by major financial institutions. The notes have some similar characteristics to a plain debt instrument such as commercial paper, medium-term notes, or certificates of deposit. Instead of paying a fixed interest rate over time and repaying par at maturity, structured notes index the coupon, the principal, or both to virtually anything with a trading market. The indexing may be to a designated mortgage pool, interest rate spreads, stock market indices or the price of a security completely unrelated to the transaction.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

Interest Rate Swap Contracts

The Company invests in interest rate swap contracts. In a simple interest rate swap, one investor pays a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, an investor may pay a fixed rate and receive a floating rate. Interest rate swaps are asset/liability management tools.

During the term of the interest rate swap, the Company makes or receives periodic payments and unrealized gains or losses are recorded as a result of “marking-to-market” the swap. When the swap is terminated, the Company will record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. The periodic payments and any realized or unrealized gains or losses are reported as net gain or loss on swap contracts in the statement of operations. Swaps involve a risk that interest rates will move contrary to the Company’s expectations, thereby increasing its payment obligation.

The Company is exposed to credit loss in the event of nonperformance by the counterparty to the swap, limited to any gains recognized. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the interest rate swap and may realize a loss. However, the Company does not anticipate nonperformance by any counterparty.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase generally are collateralized by investments in fixed income securities and are carried at the amounts at which the securities will be subsequently repurchased. Counterparties are large institutional dealers in fixed income securities. Collateral is valued daily and counterparties may require additional collateral when appropriate. At December 31, 2006, fixed income securities owned with a fair value of approximately $2,357,849,076 have been pledged as collateral for which the counterparty has the right to sell or repledge the securities.

Delayed Delivery Transactions and When-Issued Securities

The Company may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The value of the securities purchased on a delayed delivery or when-issued basis are identified as such in the consolidated schedule of investments. With respect to purchase commitments, the Company identifies securities as segregated in its records with a value at least equal to the amount of the commitment. Losses may arise due to changes in the value of the underlying securities or if the counterparty does not perform under the contract’s terms, or if the issuer does not issue the securities due to political, economic, or other factors.

Investment Transactions and Income

The Company records its transactions in securities on a trade date basis. Realized gains and losses on securities transactions are recorded on an identified cost basis. Interest income and expense are recorded on the accrual basis. Interest on CDO and CLO securities is accrued at a rate determined based on estimated future cash flows and adjusted prospectively as future cash flow amounts are recast. Amortization of premium and accretion of discount are recorded using the yield to maturity method, and are included in interest income in the statement of operations. Interest income on the statement of operations includes approximately $437,176 representing the net effect of amortization or accretion of the Company’s investment portfolio held during the period.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

Borrowings

The Company finances the acquisition of its investments primarily through the use of secured borrowings in the form of securities sold under agreements to repurchase. The Company recognizes interest expense on all borrowings on an accrual basis. The amount of interest paid during the period ending December 31, 2006 was $37,070,640.

Share-Based Compensation

The Company accounts for share-based compensation issued to its directors and to its Manager using the fair value based methodology prescribed by SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). Compensation cost related to restricted common stock and common stock options issued to the Manager is initially measured at estimated fair value at the grant date, and is remeasured on subsequent dates to the extent the awards are unvested. Compensation cost related to directors is measured at its estimated fair value at the grant date and amortized and expensed over the vesting period. The Company has elected to use the straight line method pursuant to SFAS No. 123(R) to amortize compensation expense for the restricted common shares and common stock options granted to the Manager.

Income Taxes

The Company will elect to be taxed as a REIT under Section 856 of the Code upon filing its tax return for its taxable year ended December 31, 2006. As a REIT, the Company generally will not be subject to federal income tax. To maintain its qualification as a REIT, the Company must distribute at least 90% of its REIT taxable income to its stockholders and meet certain other tests relating to assets and income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates. The Company may also be subject to certain state and local taxes. Under certain circumstances, even though the Company qualifies as a REIT, federal income and excise taxes may be due on its undistributed taxable income. No provision for income taxes has been provided in the accompanying financial statements related to the REIT, because the Company has paid or will pay dividends in amounts approximating its REIT taxable income.

Dividends are generally declared and paid quarterly. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP.

The Company has elected to treat Sharpridge TRS, Inc. and CS Alternatives TRS Inc. (collectively “the Subsidiaries”) as taxable REIT subsidiaries (each, a “TRS”). In general, the Subsidiaries may hold assets that the Company cannot hold directly and generally may engage in any real estate or non-real estate related business. The Subsidiaries are subject to corporate-level federal income tax, as a regular C corporation and, accordingly, record income tax benefit or expense.

The Company accounts for its income taxes related to the Subsidiaries under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the subsequent years in which those temporary differences are expected to be recovered or settled. The effects of future changes in tax laws are not anticipated. If necessary, a valuation allowance is established based upon an evaluation of the likelihood of realization of the deferred tax assets.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

Segment Reporting

The Company operates as a single segment reporting to the Chief Executive Officer, who manages the investment portfolio in the aggregate.

Earnings Per Share

In accordance with SFAS No. 128, Earnings per Share, the Company presents both basic and diluted earnings per common share (“EPS”) in its consolidated financial statements and footnotes thereto. Basic earnings per common share (“Basic EPS”) excludes dilution and is computed by dividing net income or loss allocable to common shareholders by the weighted average number of common shares, including vested restricted common shares, outstanding for the period. Diluted earnings per share (“Diluted EPS”) reflect the potential additional dilution of common stock options, unvested restricted common stock and warrants, if they are not anti-dilutive. See Note 3 for earnings per common share computations.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to adopt FIN 48 in the first quarter of 2007 and has determined there will be no impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies to the Company on January 1, 2008. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The Company is required to adopt SFAS No. 159 in the first quarter of 2008 and is currently evaluating the impact, if any, that SFAS No. 159 will have on its consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued SAB No. 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements (“SAB No. 108”). SAB No. 108 requires a dual evaluation approach—evaluation of an error from both a balance sheet perspective and results of operations perspective—when quantifying and evaluating the materiality of a misstatement. The Company has adopted SAB No. 108 and there was no impact on the consolidated financial statements.

3. EARNINGS PER SHARE

The Company calculates basic net income per common share by dividing net income for the period by the weighted-average shares of its common stock outstanding for the period. Diluted net income per common share takes into account the effect of dilutive instruments, such as common stock options, unvested restricted common stock and warrants, but uses the average share price for the period in determining the number of incremental

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

shares that are to be added to the weighted-average number of shares of its common stock outstanding. The following table presents a reconciliation of basic and diluted net income per common share for the period ended December 31, 2006.

Basic:
Net income	$966,267

Weighted-average number of shares outstanding	8,652,365

Basic net income per share	$0.11

Diluted:
Net income	$966,267

Weighted-average number of shares outstanding	8,652,365
Plus: Incremental shares from assumed conversion of dilutive instruments	61,785

Adjusted weighted-average number of shares outstanding	8,714,150

Diluted net income per share	$0.11

4. INVESTMENTS IN SECURITIES

As of December 31, 2006, the Agency RMBS in our portfolio were purchased at a net premium to their par value, with a weighted-average amortized cost of 102.5% of par value due to the average interest rates on these investments being higher than prevailing market rates. As of December 31, 2006, we had approximately $61.2 million of unamortized premium included in the cost basis of our investments.

As of December 31, 2006, our Agency RMBS portfolio consisted of Agency RMBS collateralized by both ARMs and hybrid ARMs as follows:

			Weighted Average
Security Description	Par Amount	Estimated Fair Value	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)
	(in thousands)
Agency RMBS collateralized by 3-1 hybrid ARMs	$14,420	$14,443	5.4%	18.0	5.8%	29.7%
Agency RMBS collateralized by 5-1 hybrid ARMs	1,083,086	1,090,314	5.4	46.3	5.7	22.5
Agency RMBS collateralized by ARMs	1,291,138	1,339,903	7.3	1	6.14	23.7

Total Agency RMBS	$2,388,644	$2,444,660

(1)	“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM.

(2)	“Yield to Maturity” is the yield based on the assumption that the Agency RMBS will be held to maturity, all coupon and principal payments will be made and all coupon payments are reinvested and yield the same return as the Agency RMBS’s coupon.

(3)	“Constant Prepayment Rate” is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the single monthly mortality rate.

Actual maturities of Agency RMBS are generally shorter than stated contractual maturities (which range up to 30 years), as they are affected by the contractual lives of the underlying mortgages, periodic payments and

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

prepayments of principal. As of December 31, 2006, the average final contractual maturity of the mortgage portfolio is in year 2036. Based on current estimates the Agency RMBS will have an average expected life of less than five years.

In order to mitigate our interest rate exposure, we had entered into six swap contracts with a fair value of approximately $865,480 as of December 31, 2006. The following table summarizes the expiration dates of these contracts and their approximate notional amounts:

Expiration Date	Notional Amount	Fair Value
	(in millions)
June 2009	$158	$234,096
December 2009	587	631,384

Total	$745	$865,480

5. BORROWINGS

The Company leverages its portfolio of securities through the use of securities sold under agreements to repurchase each of the borrowing vehicles used by the Company bears interest at floating rates based on a spread above or below the London InterBank Offered Rate (“LIBOR”).

Certain information with respect to the Company’s borrowings as of December 31, 2006 is summarized in the following table. Each of the borrowings listed is contractually due in one year or less (dollars in thousands).

Outstanding borrowings	$2,306,318
Weighted average borrowing rate	5.31%
Weighted average remaining maturity (in days)	9.76
Fair value of the collateral(1)	$2,357,849

(1)	Collateral for borrowings consists of fixed income securities.

At December 31, 2006, the Company had securities sold under agreement to repurchase with the following counterparties:

Counterparty	Amount at Risk(1)	Weighted Average Maturity in Days	Weighted Average Interest Rate
Barclays Bank, PLC	$5,122,093	9	5.31%
Bear, Stearns & Co., Inc.	15,232,990	8	5.32
Citigroup, Inc.	1,091,845	11	5.31
Countrywide Bank	15,262,827	10	5.31
Goldman Sachs Group, Inc.	3,676,435	11	5.31
HSBC Group, Inc.	5,912,399	12	5.31
Lehman Brothers, Inc.	4,094,507	12	5.31
Morgan Stanley, Inc.	1,561,321	11	5.30

Total	$51,954,418

(1)	Equal to the fair value of securities plus accrued interest income, minus the sum of securities sold under agreement to repurchase liabilities plus accrued interest expense.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

6. SHARE CAPITAL

The Company authorized 500,000,000 shares of common stock having par value $0.01 per share. As of December 31, 2006, the Company had issued and outstanding 20,056,052 shares of common stock and warrants to purchase an additional 3,932,644 shares of common stock at $10.00 per share. The warrants expire on December 31, 2008.

The Company is also authorized to issue shares of preferred stock. As of December 31, 2006, no such shares were issued or outstanding.

7. STOCK OPTIONS AND RESTRICTED STOCK

The Company has adopted a stock incentive plan (the “2006 Stock Incentive Plan”) that provides for the grant of non-qualified common stock options, stock appreciation rights, restricted common stock and other share-based awards. The compensation committee of the board of directors administers the plan. Stock options may be granted to the Manager, directors, officers and any key employees of the Manager and to any other individual or entity performing services for the Company or an affiliate.

The exercise price for any stock option granted under the 2006 Stock Incentive Plan may not be less than 100% of the fair market value of the shares of common stock at the time the common stock option is granted. Each common stock option must terminate no more than ten years from the date it is granted. The 2006 Stock Incentive Plan authorizes that a total of 10,000,000 shares may be used to satisfy awards under the plan. New shares will be issued on the exercise of any option. The Company made its initial grants under the 2006 Stock Incentive Plan on February 10, 2006, December 8, 2006 and December 28, 2006, upon completing the private placements of common stock. Each grant vests over a three year period.

The following table summarizes restricted common stock transactions:

	Officers and Employees (1)	Independent Directors	Total
Issued	736,764	9,000	745,764
Vested	—	—	—
Forfeited	5,000	—	5,000

Unvested shares as of December 31, 2006	731,764	9,000	740,764

(1)	Includes grants to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company.

On January 1, 2007, 4,000 shares of restricted common stock were granted to the Independent Directors.

The shares of restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company and independent directors were valued using the fair market value at the time of grant, which was $10.00. Pursuant to SFAS No. 123(R), the Company is required to value any unvested shares of restricted common stock granted to the Manager or the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company at the current market price each reporting period. The Company valued the unvested restricted common stock at $10.00 per share at December 31, 2006. Unrecognized compensation cost related to unvested restricted common stock granted as of December 31, 2006 was $6,235,154.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

The following table summarizes common stock option transactions:

	Number of Options	Weighted Average Exercise Price
Granted	393,264	$10.00
Exercised	—	—
Forfeited	—	—

Outstanding as of December 31, 2006	393,264	$10.00

None of the common stock options outstanding were exercisable at December 31, 2006. The common stock options are valued using the Black-Scholes model using the following assumptions:

Expected Life	9.1 years
Discount rate	4.85%
Volatility	15.17%
Dividend yield	9.22%

The estimated fair value of the common stock options was $0.23 per share at February 10, 2006. For the period from February 10, 2006 (commencement of operations) through December 31, 2006, the components of share-based compensation expense are as follows:

Options granted to CEO	$26,671
Restricted shares granted to officers and employees (1)	1,219,724
Restricted shares granted to certain directors	15,951

Total shared based compensation expense	$1,262,346

(1)	Includes grants to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company.

8. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

The Manager manages the Company’s day-to-day operations, subject to the direction and oversight of the Company’s Board of Directors. The Management Agreement was executed on February 10, 2006. The initial term expires on December 31, 2008 and shall be automatically renewed for a one-year term on each anniversary date thereafter. Following the initial term, the Management Agreement may be terminated upon the affirmative vote of at least two-thirds of the Company’s independent directors, or by a vote of the holders of a majority of the outstanding shares of the Company’s common stock. In the event the Management Agreement is terminated, the Company shall pay to the Manager a termination fee in accordance with the provisions of the Management Agreement.

The Management Agreement provides, among other things, that the Company pays to the Manager, in exchange for managing the day-to-day operations of the Company, certain fees and reimbursements, consisting of a base management fee and reimbursement for out-of-pocket and certain other costs incurred by the Manager and on behalf of the Company. The base management fee which is paid monthly was equal to 1/12 of 1.75% of equity (as defined in the Management Agreement) until December 8, 2006, when the monthly base management fee was reduced to 1/12 of 1.50% of equity (as defined in the Management Agreement). In addition to the base management fees the Manager receives quarterly incentive compensation in an amount generally equal to the

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

product of: (i) 25% of the dollar amount by which (A) Net Income (as defined in the Management Agreement), before Incentive Compensation (as defined in the Management Agreement), for such quarter per Common Share (based on the weighted average number of shares of common stock outstanding for such quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of the common stock in the initial offering and the prices per share of the common stock in any subsequent offerings by the Company multiplied by (2) the greater of (a) 2.00% or (b) 0.50% plus one-fourth of the Ten Year Treasury Rate (as defined in the Management Agreement) for such quarter multiplied by (ii) the weighted average number of shares of common stock outstanding during such quarter.

For the period ended December 31, 2006, the Company incurred $1,272,291 in base management fees. In addition, the Company recognized share-based compensation expense related to common stock options and restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company of $1,262,346 for the period ended December 31, 2006 (see Note 6). Share-based compensation expense relating to common stock options and restricted common stock granted to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company are included in related party management compensation on the consolidated statement of operations.

No incentive compensation was earned or paid to the Manager during the period ended December 31, 2006.

Sharpridge TRS, Inc. has a 19% limited partnership profits interest in the Company’s sub-advisor, Sharpridge Capital Management, L.P., which is accounted for at fair value and its value is immaterial to the consolidated statement of assets and liabilities and consolidated statement of operations.

In the event a registration statement is not filed on or before April 30, 2007 to register for resale the shares of common stock sold in the initial capitalization and the December 2006 private offering and shares of common stock to be issued upon exercise of outstanding warrants, the Manager has agreed to reduce its base management fee from 1.50% to 1.25% of equity during the period from April 30, 2007 until the filing of the registration statement. The Manager has also agreed to waive any incentive compensation for which it would be eligible until such time as the filing of a registration statement relating to the common stock.

As of December 31, 2006, the Company’s executive officers and directors, and officers and employees of the Manager and its sub-advisors and other affiliates, beneficially own an aggregate of 2,251,416 shares of common stock, representing approximately 11.23% of the shares of common stock outstanding.

9. INCOME TAXES

Beginning with the filing of the 2006 income tax return, the Company will elect to be taxed as a REIT under Section 856 of the Code. As a REIT, the Company generally is not subject to federal income tax. To maintain its qualification as a REIT, the Company must distribute at least 90% of its REIT taxable income to its stockholders each year and meet certain other tests relating to assets and income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates. The Company may also be subject to certain state and local taxes. Under certain circumstances, even though the Company qualifies as a REIT, federal income and excise taxes may be due on its undistributed taxable income. No provision for income taxes has been provided in the accompanying financial statements related to the REIT, because the Company has paid or will pay dividends in amounts approximating its taxable income. The Company has elected to treat the Subsidiaries as TRSs. A TRS is a corporation that is permitted to engage in non-qualifying REIT activities. Taxable income of a TRS is subject to federal, state, and local income taxes.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

As of December 31, 2006, the Company’s undistributed taxable income was approximately $1.5 million with a related excise tax liability of approximately $16,000. No income tax provision was recorded for the period ended December 31, 2006.

10. CONTINGENCIES

The Company enters into certain contracts that contain a variety of indemnifications, principally with the Manager and brokers. The maximum potential amount of future payment the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred any costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2006.

11.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

In the normal course of its business, the Company trades various financial instruments and enters into various investment activities with off-balance sheet risk. These financial instruments may include interest rate swap contracts and credit default swaps. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the securities underlying the financial instruments or the Company’s satisfaction of the obligations may ultimately exceed the amount recognized in the statement of assets and liabilities.

The contract amounts of the swap contracts do not represent the Company’s risk of loss due to counterparty nonperformance. The Company’s exposure to credit risk associated with counterparty nonperformance on swap contracts is limited to the unrealized gains inherent in such contracts which are recognized in the statement of assets and liabilities. Any counterparty nonperformance of these transactions is not expected to have a material effect upon the Company’s consolidated financial condition.

The Company may also invest in corporate and government bonds. Until the bonds are sold or mature, the Company is exposed to credit risk relating to whether the bond issuer will meet its obligations when they come due.

The Company is subject to interest rate risk. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase.

The Company’s principal trading activities are primarily with brokers and other financial institutions located in North America. All securities transactions of the Company are cleared by multiple major securities firms pursuant to customer agreements. At December 31, 2006, substantially all the investments in securities, and receivable for securities sold under agreement to repurchase are positions with and amounts due from these brokers. The Company had substantially all its individual counterparty concentrations with these brokers and their affiliates.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD FROM FEBRUARY 10, 2006 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2006

12. FINANCIAL HIGHLIGHTS

In accordance with financial reporting requirements applicable to investment companies, the Company has included below certain financial highlight information for the period from February 10, 2006 (commencement of operations) to December 31, 2006.

	Per Share
Net asset value, beginning of period	$10.00

Net Income
Net investment income	0.63	(a)
Net loss from investments	(0.55	)(a)

Net income	0.08

Capital Transactions—issuance of restricted shares	(0.45	)(a)

Less distributions to shareholders	(0.64	)(a)

Net asset value, end of period	$8.99

Total return (%)	(3.70	)%(b)

Ratios to Average Net Assets
Expenses before interest expense	4.90	%(c)
Expenses	57.07	%(c)
Net investment income	7.70	%(c)

Supplemental Data
Net assets, end of period (000)	$180,301
Portfolio turnover rate (%)	8%

(a)	Calculated based on average shares outstanding during the period. Average shares outstanding include vested and unvested restricted shares and differs from weighted average shares outstanding used in calculating earnings per share (footnote 3).

(b)	Not computed on an annualized basis.

(c)	Computed on an annualized basis.

13. SUBSEQUENT EVENTS

On April 1, 2007, 4,000 shares of restricted common stock were granted to the Independent Directors.

On April 2, 2007, the board of directors authorized a distribution of $0.32 per share, which will be paid on April 26, 2007 to shareholders of record on April 18, 2007.

             Shares

Common Stock

PROSPECTUS

            , 2007

Bear, Stearns & Co. Inc.	Citi	Merrill Lynch & Co.	UBS Investment Bank

Friedman Billings Ramsey

Fox-Pitt, Kelton	Keefe, Bruyette & Woods

Until                     , 2007 (25 days after the commencement of this offering), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee		$9,210
NASD filing fee		30,500
NYSE listing fee		*
Printing and engraving fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Transfer Agent and Registrar fees		*
Miscellaneous		*

Total	$	*

*	To be furnished by amendment.

All expenses, except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee, are estimated.

Item 32. Sales to Special Parties.

See the response to Item 33 below.

Item 33. Recent Sales of Unregistered Securities.

On January 3, 2006, in connection with the incorporation of Cypress Sharpridge Investments, Inc. (the “Company”), the Company issued 100 shares of common stock, $0.01 par value per share (the “Common Stock”) to Cypress Sharpridge Advisors LLC (the “Manager”) for $10.00 per share. Such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

On February 10, 2006, the Company sold 3,932,644 units, with each unit consisting of two shares of Common Stock and one warrant to purchase one share of Common Stock in a private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. All of these units were sold for a purchase price of $20.00 per unit for gross proceeds of $78.7 million. No placement fees or commissions were paid with respect to these shares. The net proceeds to the Company from the private placement of these shares, after deducting expenses, was $78.0 million.

On February 10, 2006, the Company granted 393,264 restricted shares of Common Stock, 3,000 of which Kevin E. Grant forfeited, and options to acquire 393,264 shares of Common Stock to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company, as designated by the Manager, and 2,000 restricted shares to Frances Spark and 1,000 restricted shares to David A. Tyson, PhD as compensation for serving as a director, in each case pursuant to the 2006 Stock Incentive Plan of the Company (the “Incentive Plan”). Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act. For a more detailed description of the Incentive Plan, see “Management-Incentive Plan” in this Registration Statement.

On August 11, 2006, Kevin E. Grant forfeited 2,000 restricted shares to the Company, and the Company granted 1,000 restricted shares to Frances Spark and 1,000 restricted shares to David A. Tyson, PhD as compensation for serving as a director pursuant to the Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On December 8, 2006, the Company sold 6,995,150 shares of its Common Stock to Friedman, Billings, Ramsey & Co., Inc., as initial purchaser (the “Initial Purchaser”). The Company issued these shares of Common Stock to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $9.30 per share for these shares of Common Stock, for total gross proceeds to the Company of $65,054,895. The Initial Purchaser resold all of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per share of Common Stock to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $10.00 per share for gross proceeds of $69,951,500 and the aggregate initial purchasers’ discount was $4,896,605.

On December 8, 2006, the Company sold 2,943,850 shares of its Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser and Lombard Partners acting as placement agents. All of these shares were sold for a purchase price of $10.00 per share for gross proceeds of $29,438,500. The placement agents received a commission of $0.70 per share with respect to 2,767,100 of these shares of Common Stock. No commission was paid with respect to 176,750 of these shares. The net proceeds to the Company from the private placement of these shares was $27,501,530 and total commissions paid to the placement agents was $1,936,970.

On December 8, 2006, the Company granted a total of 343,500 restricted shares of Common Stock to the Company’s executive officers and certain officers and employees of the Manager and its sub-advisors and other individuals who provide services to the Company, as designated by the Manager, and 1,000 restricted shares to Frances Spark, 1,000 restricted shares to David A. Tyson, PhD, 1,000 restricted shares to Douglas Crocker, II and 1,000 restricted shares to Raymond A. Redlingshafer as compensation for serving as a director, in each case pursuant to the Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On December 15, 2006, the Company sold 61,000 shares of its Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $10.00 per share for gross proceeds of $610,000. No commission was paid with respect to these shares. The net proceeds to the Company from the private placement of these shares was $610,000.

On December 28, 2006, the Company sold 1,350,000 shares of its Common Stock to the Initial Purchaser. The Company issued these shares of Common Stock to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $9.30 per share for these shares of Common Stock, for total gross proceeds to the Company of $12,555,000. The Initial Purchaser resold all of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per share of Common Stock to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $10.00 per share for gross proceeds of $13,500,000 and the aggregate initial purchasers’ discount was $945,000.

On December 28, 2006, the Company sold 100,000 shares of its Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $10.00 per share for gross proceeds of $1,000,000. The placement agent received a commission of $0.70 per share with respect to all of these shares of Common Stock. The net proceeds to the Company from the private placement of these shares was $930,000 and total commissions paid to the placement agent was $70,000.

On January 1, 2007, the Company granted 1,000 restricted shares to Frances Spark, 1,000 restricted shares to David A. Tyson, PhD, 1,000 restricted shares to Douglas Crocker, II and 1,000 restricted shares to Raymond A. Redlingshafer as compensation for serving as a director pursuant to the Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On April 1, 2007, the Company granted 1,000 restricted shares to Frances Spark, 1,000 restricted shares to David A. Tyson, PhD, 1,000 restricted shares to Douglas Crocker, II and 1,000 restricted shares to Raymond A. Redlingshafer as compensation for serving as a director pursuant to the Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

Item 34. Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter permits us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of our company. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancing expenses, we must obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Item 35. Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

(b) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit		Description of Document
1.1	*	Form of Underwriting Agreement among Cypress Sharpridge Investments, Inc. and the underwriters named therein.

3.1	**	Articles of Amendment and Restatement of Cypress Sharpridge Investments, Inc.

3.2	**	Bylaws of Cypress Sharpridge Investments, Inc.

4.1	*	Form of Certificate for Common Stock for Cypress Sharpridge Investments, Inc.

4.2	**	Warrant Agreement, by and between Cypress Sharpridge Investments, Inc. and National City Bank, dated as of February 10, 2006

5.1	*	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1	*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1	**	Registration Rights Agreement, by and among Friedman, Billings, Ramsey & Co., Inc., Cypress Sharpridge Advisors LLC and Cypress Sharpridge Investments, Inc., dated as of December 8, 2006

10.2	**	Management Agreement, by and between Cypress Sharpridge Investments, Inc. and Cypress Sharpridge Advisors LLC, dated as of February 10, 2006

10.3	**	First Amendment to Management Agreement, between Cypress Sharpridge Investments, Inc. and Cypress Sharpridge Advisors LLC, dated as of December 8, 2006

10.4	**	License Agreement, between Cypress Sharpridge Investments, Inc. and The Cypress Group L.L.C., dated as of February 10, 2006

10.5	**	License Agreement, between Cypress Sharpridge Investments, Inc. and Sharpridge Capital Management, L.P., dated as of February 10, 2006

10.6	**†	2006 Stock Incentive Plan

10.7	**†	Form of Restricted Stock Award Agreement

10.8	**†	Form of Stock Option Agreement

21.1	*	List of Subsidiaries of Cypress Sharpridge Investments, Inc.

23.1	*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan or arrangement.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 6th day of June, 2007.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/S/ KEVIN E. GRANT
Name:	Kevin E. Grant
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN E. GRANT Kevin E. Grant	Chief Executive Officer, President; Director; Chairman of the Board (Principal Executive Officer)	June 6, 2007

/S/ WILLIAM HAYES William Hayes	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2007

/S/ RICHARD E. CLEARY Richard E. Cleary	Vice President and Chief Operating Officer	June 6, 2007

* Jeffrey P. Hughes	Director	June 6, 2007

* James A. Stern	Director	June 6, 2007

* Frances Spark	Director	June 6, 2007

Signature	Title	Date

* David A. Tyson, PhD	Director	June 6, 2007

* Douglas Crocker, II	Director	June 6, 2007

* Raymond A. Redlingshafer	Director	June 6, 2007

*By:	/s/ KEVIN E. GRANT
Kevin E. Grant As Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Description of Document
1.1	*	Form of Underwriting Agreement among Cypress Sharpridge Investments, Inc. and the underwriters named therein.

3.1	**	Articles of Amendment and Restatement of Cypress Sharpridge Investments, Inc.

3.2	**	Bylaws of Cypress Sharpridge Investments, Inc.

4.1	*	Form of Certificate for Common Stock for Cypress Sharpridge Investments, Inc.

4.2	**	Warrant Agreement, by and between Cypress Sharpridge Investments, Inc. and National City Bank, dated as of February 10, 2006

5.1	*	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1	*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1	**	Registration Rights Agreement, by and among Friedman, Billings, Ramsey & Co., Inc., Cypress Sharpridge Advisors LLC and Cypress Sharpridge Investments, Inc., dated as of December 8, 2006

10.2	**	Management Agreement, by and between Cypress Sharpridge Investments, Inc. and Cypress Sharpridge Advisors LLC, dated as of February 10, 2006

10.3	**	First Amendment to Management Agreement, between Cypress Sharpridge Investments, Inc. and Cypress Sharpridge Advisors LLC, dated as of December 8, 2006

10.4	**	License Agreement, between Cypress Sharpridge Investments, Inc. and The Cypress Group L.L.C., dated as of February 10, 2006

10.5	**	License Agreement, between Cypress Sharpridge Investments, Inc. and Sharpridge Capital Management, L.P., dated as of February 10, 2006

10.6	**†	2006 Stock Incentive Plan

10.7	**†	Form of Restricted Stock Award Agreement

10.8	**†	Form of Stock Option Agreement

21.1	*	List of Subsidiaries of Cypress Sharpridge Investments, Inc.

23.1	*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan or arrangement.